                            SCHEDULE 14A INFORMATION


                    Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                               (Amendment No. 2)



Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /        Preliminary Proxy Statement
/ /        Confidential, for Use of the Commission Only (as permitted by Rule
           14a-6(e)(2))
/X/        Definitive Proxy Statement
/ /        Definitive Additional Materials
/ /        Soliciting Material Pursuant to Section 240.14a-11(c) or Section
           240.14a-12


______________________NYLIFE REALTY INCOME PARTNERS I, L.P._____________________
                (Name of Registrant as Specified in its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
/ /        $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of
           Schedule 14A.
/ /        $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/X/        Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
           1)         Title  of each  class of  securities to  which transaction  applies: Units of
                      Limited Partnership Interest
           2)         Aggregate number  of securities  to  which transaction  applies:  2,833,925.5
                      Units
           3)         Per  unit price or other underlying value of transaction computed pursuant to
                      Exchange Act Rule  0-11 (Set  forth the  amount on  which the  filing fee  is calculated and state how it was determined):
                      $4.57 (aggregate amount of cash, estimated only for purposes of computing the filing fee, to be distributed to security holders assuming sale of all of the
                      properties   of  the  Registrant   for  the  estimated   fair  market  value,
                      $11,862,204)
           4)         Proposed maximum aggregate value of transaction:
                      $12,955,931 (aggregate  amount  of  cash,  estimated  only  for  purposes  of computing the filing fee, to be distributed to security holders assuming sale of  all of  the properties  of the Registrant  for the  estimated fair market value, $11,862,204)
           5)         Total fee paid:
                      $2,592.37
/ /        Fee paid previously with preliminary materials.
/X/        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
           and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           1)         Amount Previously Paid:
                      $2,461.39
                      -----------------------------------------------------------------------------
           2)         Form, Schedule or Registration Statement No.:
                      Schedule 14A
                      -----------------------------------------------------------------------------
           3)         Filing Party:
                      NYLIFE Realty Income Partners I, L.P.
                      -----------------------------------------------------------------------------
           4)         Date Filed:
                      March 29, 1996
                      -----------------------------------------------------------------------------

                     NYLIFE REALTY INCOME PARTNERS I, L.P.,
                         51 Madison Avenue, Suite 1710
                               New York, NY 10010
                        Telephone Number: 1-800-278-4117


                                  June 1, 1996


To the Limited Partners of
    NYLIFE Realty Income Partners I, L.P.

    Enclosed is a copy of the definitive consent solicitation statement (the "Definitive Solicitation Statement") relating to the solicitation of written consents of the limited partners (the "Limited Partners") of NYLIFE Realty Income Partners I, L.P., a Delaware limited partnership (the "Partnership"), to dissolve and terminate the Partnership.


    Due to the importance of the action for which your consent is solicited, you should carefully read the Definitive Solicitation Statement in its entirety. A consent form is enclosed. Regardless of the size of your holdings, it is important that your Units be voted. After you have received and read the Definitive Solicitation Statement, we urge you to fill in, date, sign and mail the enclosed consent form promptly.


                                   Sincerely,
                                   NYLIFE REALTY INC.,
                                     GENERAL PARTNER

                                   CNP REALTY INVESTMENTS INC.,
                                     GENERAL PARTNER


          YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THE ENCLOSED
                CONSENT FORM PROMPTLY IN THE ENCLOSED ENVELOPE.

DEFINITIVE SOLICITATION STATEMENT


                     NYLIFE REALTY INCOME PARTNERS I, L.P.

                         51 Madison Avenue, Suite 1710
                               New York, NY 10010
                        Telephone Number: 1-800-278-4117

                      SOLICITATION OF CONSENTS TO DISSOLVE
                         AND TERMINATE THE PARTNERSHIP

To the Limited Partners of
    NYLIFE Realty Income Partners I, L.P.:

    NYLIFE Realty Income Partners I, L.P., a Delaware limited partnership (the "Partnership"), is soliciting consents of the limited partners (the "Limited Partners") of the Partnership to dissolve and terminate the Partnership (the "Proposal"). If the Proposal is approved by the requisite consent of the Limited Partners, the Partnership will be dissolved and terminated in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"). Under the Partnership Agreement, adoption of the Proposal requires the consent of holders of more than 50% of the units of limited partner interest ("Units") of the Partnership.


    The approximate date on which this Definitive Solicitation Statement is first being mailed to Limited Partners is June 1, 1996. The Definitive Solicitation Statement modifies and supersedes the Preliminary Solicitation Statement for the Partnership dated March 29, 1996. Each Limited Partner received, with the Preliminary Solicitation Statement, a Statement of Eligibility which contained a schedule showing total distributions received by such Limited Partner through March 29, 1996 and an estimate of the payment to be received by such Limited Partner under the Settlement. Upon request, the General Partners will provide a copy of the Statement of Eligibility to a Limited Partner at no charge. Only Limited Partners of record at the close of business on May 14, 1996 (the "Record Date") will be entitled to submit consent forms with respect to the Proposal. The consent solicitation for the Partnership will expire at 5:00 p.m., New York time, on July 1, 1996, unless extended by the General Partners (as extended from time to time, the "Expiration Date"). The Proposal will be deemed adopted and effective on the Expiration Date if at such time the Partnership has received executed consent forms consenting to the Proposal from the holders of record of more than 50% of the Units outstanding on the Record Date.



    Limited Partners may revoke any previously submitted consent, disapproval or abstention with respect to the Proposal by delivering written notice of such revocation to the Partnership prior to the Expiration Date. Any duly executed consent form on which a consent, disapproval or abstention is not indicated (except broker non-votes expressly indicating a lack of discretionary authority to consent) will be deemed a consent to the Proposal. An abstention from voting on the Proposal will effectively count as a negative vote with respect to the Proposal.



         This Definitive Solicitation Statement is dated May 28, 1996.

                               TABLE OF CONTENTS


                                                                                                           PAGE NO.
                                                                                                          -----------
SUMMARY.................................................................................................           1
  The Partnership.......................................................................................           1
  The Proposal and Its Potential Effects................................................................           1
    The Proposal........................................................................................           1
    Effect of Approval of the Proposal and the Settlement...............................................           2
    Required Consent....................................................................................           3
  Effect on Limited Partners and Partnership if Proposal Is Not Approved................................           4
  Summary of Potential Payments to Limited Partners.....................................................           4
  No Dissenters' Rights.................................................................................           4
  Reasons for the Proposal..............................................................................           4
  Material Advantages and Disadvantages of the Proposal to the Partners.................................           5
  Determination of Liquidation Advance..................................................................           5
  Litigation and Proposed Settlement....................................................................           6
    The Lawsuit.........................................................................................           6
    Denial of Claims....................................................................................           6
    Terms of Proposed Settlement Payments...............................................................           6
    Release.............................................................................................           7
    Conditions to Settlement............................................................................           7
    Class Notice and Final Order........................................................................           7
  Federal Income Tax Consequences.......................................................................           8
  Interests of General Partners and Affiliates..........................................................           9
  Solicitation Costs....................................................................................           9

THE PROPOSAL AND REASONS FOR THE PROPOSAL...............................................................          10
  The Proposal..........................................................................................          10
    Liquidation Procedures..............................................................................          10
    Sale of the Partnership's Properties................................................................          10
    Provision for Liabilities...........................................................................          11
    Liquidating Distributions...........................................................................          11
    Sales Proceeds from Non-Terminating Sales...........................................................          11
    Sales Proceeds from Terminating Sale................................................................          11
    Distributable Cash From Operations..................................................................          12
    Net Income and Net Loss.............................................................................          12
    General Partners' Capital Account Deficiency........................................................          13
    Pro Forma Information...............................................................................          13
  Effect of Approval of the Proposal and the Settlement.................................................          13
    Cash Payments to Settling Limited Partners..........................................................          13
    Effect of the Settlement on Liquidating Distributions...............................................          15
  Consent of Limited Partners to the Proposal...........................................................          15
  Effect on Limited Partners and Partnership if the Proposal Is Not Approved............................          16
  Summary of Potential Payments to Limited Partners if the Settlement is Approved.......................          17
  No Dissenters' Rights.................................................................................          17
  Investment Committee and Board Determinations.........................................................          18
  Reasons for the Proposal..............................................................................          18
  Material Advantages and Disadvantages of the Proposal to the Partners.................................          18
    Advantages to Limited Partners......................................................................          18
    Disadvantages to Limited Partners...................................................................          19
    Advantages to General Partners......................................................................          19

                                                                                                           PAGE NO.
                                                                                                          -----------
  Estimated Financial Effects of Immediate Liquidation Versus Continued Operation of the Partnership....          19

LITIGATION AND PROPOSED SETTLEMENT......................................................................          20
  The Lawsuit and the Class Members.....................................................................          20
  Denial of Claims......................................................................................          20
  Payment Under the Settlement Agreement to the Limited Partners........................................          21
  The Hearing Order and the Settlement Hearing..........................................................          21
  Potential Termination of the Settlement Agreement.....................................................          21
  Potential Termination of the Settlement Agreement with Respect to the Partnership.....................          22
  Release...............................................................................................          22
  Final Approval and Final Order and Judgment...........................................................          22

REGULATORY APPROVALS....................................................................................          22

CERTAIN INFORMATION CONCERNING THE PARTNERSHIP..........................................................          23
  General...............................................................................................          23
  General Partners and Management.......................................................................          23
  Rights and Powers of Limited Partners.................................................................          24
  Term and Dissolution of the Partnership...............................................................          25
  Properties............................................................................................          25
  Competition...........................................................................................          28
  Legal Proceedings.....................................................................................          28

APPRAISALS OF THE PROPERTIES............................................................................          28

SELECTED FINANCIAL DATA.................................................................................          30

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...................          31
  Liquidity and Capital Resources.......................................................................          31
  Results of Operations.................................................................................          31
    Three months ended March 31, 1996 compared to three months ended March 31, 1995.....................          31
    1995 compared to 1994...............................................................................          32
    1994 compared to 1993...............................................................................          33
    1993 compared to 1992...............................................................................          36

FEDERAL INCOME TAX CONSEQUENCES.........................................................................          38
  Cash Payment..........................................................................................          38
    Refund..............................................................................................          38
    Liquidation Advance.................................................................................          38
    Enhancement.........................................................................................          38
    Special Rules for Tax-Exempt Limited Partners.......................................................          38
  Winding Up and Liquidation of the Partnership.........................................................          39

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..........................................          40

INTERESTS OF CERTAIN PERSONS IN TRANSACTION.............................................................          40

MARKET FOR UNITS AND RELATED MATTERS....................................................................          41

VOTING PROCEDURES.......................................................................................          41

ADDITIONAL INFORMATION..................................................................................          42

INCORPORATION BY REFERENCE..............................................................................          42

                                                                                                           PAGE NO.
                                                                                                          -----------
INDEX TO FINANCIAL STATEMENTS OF THE PARTNERSHIP........................................................         F-1

PRO FORMA BALANCE SHEETS ON A LIQUIDATION BASIS.........................................................        PF-1
  Pro Forma Balance Sheet on a Liquidation Basis for the Partnership (Unaudited)........................        PF-2
  Pro Forma Balance Sheet on a Liquidation Basis for the Properties (Unaudited).........................        PF-3

CERTAIN FINANCIAL INFORMATION WITH RESPECT TO NYLIFE INC................................................         N-1
  Report of Independent Accountants.....................................................................         N-2
  Consolidated Statement of Financial Position as of December 31, 1995 and 1994.........................         N-3
  Consolidated Statement of Changes in Stockholder's Equity.............................................         N-4
  Notes to Consolidated Statement of Financial Position.................................................         N-5

EXHIBIT A -- EXECUTIVE SUMMARIES OF APPRAISALS..........................................................         A-1

EXHIBIT B -- CERTAIN DEFINED TERMS USED IN THE PARTNERSHIP
 AGREEMENT..............................................................................................         B-1

EXHIBIT C -- NUMERICAL EXAMPLES OF PAYMENTS IF SETTLEMENT IS APPROVED...................................         C-1

                                    SUMMARY

    THE FOLLOWING SUMMARY IS INTENDED TO ASSIST LIMITED PARTNERS IN REVIEWING THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PRELIMINARY SOLICITATION STATEMENT AND IS QUALIFIED IN ITS ENTIRETY BY SUCH DETAILED INFORMATION.

THE PARTNERSHIP

    The Partnership was formed on November 14, 1986 solely for the purpose of investing in real estate, primarily through joint ventures (the "Joint Ventures") that would invest in, hold, manage and sell existing commercial properties. The Partnership presently has investments in three Joint Ventures with New York Life Insurance Company (the "Co-Venturer"), an affiliate of the Partnership. Through these Joint Ventures, the Partnership holds interests in the following properties (the "Properties"): an office building in Blue Ash, Ohio, a suburb of Cincinnati ("Cornell"); three commercial buildings in Eden Prairie, Minnesota, a suburb of Minneapolis ("Eden Woods"); and a shopping center in Columbus, Ohio ("NewMarket"). In December 1994, a fourth Joint Venture in which the Partnership had been a co-venturer sold its property, an office building in Brentwood, Tennessee, a suburb of Nashville ("Parklane"). On February 15, 1995, the Partnership distributed its share of the Parklane cash reserve and net sales proceeds aggregating $4,129,702 to the partners of the Partnership.

    The Joint Ventures for Cornell and Parklane were funded 60% by the Partnership and 40% by the Co-Venturer. The Joint Venture for Eden Woods was funded 47.06% by the Partnership and 52.94% by the Co-Venturer. The Joint Venture for NewMarket was originally funded 47.09% by the Partnership and 52.91% by the Co-Venturer; however, additional capital contributions to such Joint Venture have resulted in ownership interests of 43.82% and 56.18% for the Partnership and the Co-Venturer, respectively, at December 31, 1995. All Joint Venture income, losses and distributions are generally apportioned pro-rata between the Partnership and the Co-Venturer in proportion to their respective contributions to the Joint Ventures.

    Units of limited partnership interests in the Partnership were offered for sale to the public (the "Public Offering") until June 30, 1989. As of such date the Partnership had raised gross proceeds of $28,339,255 from the sale of 2,833,925.5 Units to 3,383 Limited Partners.


    The general partners (the "General Partners") of the Partnership are NYLIFE Realty Inc. ("NYLIFE Realty"), a Delaware corporation and an indirect, wholly-owned subsidiary of the Co-Venturer, and CNP Realty Investments Inc. ("CNP"), a Delaware corporation and a wholly-owned subsidiary of NYLIFE Realty (jointly, the "General Partners"). NYLIFE Inc., a wholly-owned subsidiary of the Co-Venturer, is the sole stockholder of NYLIFE Realty. NYLIFE Realty is primarily responsible for both property-related and Partnership administrative matters. An agreement provides that a management committee (the "Investment Committee") composed of six persons, three from each General Partner, must approve all major decisions with respect to the Partnership's business.


    The Partnership is the managing partner of each Joint Venture, responsible for management of the day-to-day operations and implementing the joint decisions of the Joint Venture's partners. Each Joint Venture agreement provides that a management committee (the "Joint Venture Management Committee") composed of two representatives from the Partnership and two representatives from the Co-Venturer, must approve all major decisions with respect to each Joint Venture's business. Such representatives are all employees of New York Life Insurance Company ("New York Life").

THE PROPOSAL AND ITS POTENTIAL EFFECTS

    THE PROPOSAL. The Partnership is soliciting the consent of its Limited Partners to the Proposal. The consents are being sought in connection with a proposed settlement (the "Settlement") of a class action lawsuit (the "Lawsuit") pending in the United States District Court for the Southern District of Florida (the "Court"). The Proposal is not conditioned upon the Settlement being approved or completed. If the Limited Partners approve the Proposal, the Partnership will be dissolved and terminated in accordance with the terms of the Partnership Agreement. The assets of the Partnership will be sold for cash and the cash remaining after satisfaction of the Partnership's liabilities will be distributed to the General Partners and the Limited Partners in accordance with the terms of the Partnership Agreement. For a discussion of the allocation and distribution of proceeds to partners upon liquidation of the Partnership, see "The Proposal and Reasons for the Proposal
- -- The Proposal -- Liquidating Distributions."


    EFFECT OF APPROVAL OF THE PROPOSAL AND THE SETTLEMENT. Under the Settlement, "Cash Payments" will be made by NYLIFE Realty, as paying agent for NYLIFE Inc., directly to Settling Limited Partners (as defined below) if the Settlement is approved by the Court and becomes final. If no appeal is filed, the Settlement will become final 30 days after the Court enters a Final Order and Judgment approving the Settlement; otherwise, the Settlement becomes final when all appellate proceedings have been concluded and those proceedings result in the courts upholding the Final Order and Judgment (the "Final Settlement Date"). The Cash Payments will be made within 30 days after the Final Settlement Date, or as soon thereafter as practicable. The Court currently has scheduled the hearing regarding approval of the Settlement for July 3, 1996.



    If the Proposal is approved by the Limited Partners, a Limited Partner who remains in the class (a "Settling Limited Partner") will receive under the Settlement a Cash Payment that, when added to prior distributions received, will at least equal the amount invested by that Settling Limited Partner in the Partnership. Each Limited Partner received, with the Preliminary Solicitation Statement, a Statement of Eligibility which contained a schedule showing total distributions received by such Limited Partner through March 29, 1996 and an estimate of the payment to be received by such Limited Partner under the Settlement. Upon request, the General Partners will provide a copy of the Statement of Eligibility to a Limited Partner at no charge. See "The Proposal and Reasons for the Proposal -- Effect of Approval of the Proposal and the Settlement -- Cash Payments to Settling Limited Partners."



    The first part of the Cash Payment will be a "Liquidation Advance." The Liquidation Advance will be a Settling Limited Partner's share in "Adjusted NAV" (which, in general, is the estimated market value as of December 31, 1995, of the Partnership's interests in the Joint Ventures) and in "Distributable Working Capital." "Adjusted NAV" and "Distributable Working Capital" are more fully described under "The Proposal and Reasons for Proposal -- Effect of Approval of the Proposal and the Settlement."


    The Liquidation Advance will be repaid to NYLIFE Realty solely out of any "Liquidating Distribution" made by the Partnership to a Settling Limited Partner. The Liquidating Distribution will consist of the Partnership's cash and other assets that remain after the Partnership's assets are sold and its liabilities are discharged. To ensure that repayment, each Settling Limited Partner will grant NYLIFE Realty a security interest in such Settling Limited Partner's Units and Liquidating Distribution up to the amount of the Liquidation Advance. If the Liquidating Distribution is less than the Liquidation Advance, a Settling Limited Partner has no obligation to repay the difference to NYLIFE Realty. If a Settling Limited Partner's Liquidating Distribution exceeds the Liquidation Advance, then that Settling Limited Partner will receive the excess amount in up to two installments as the Partnership is liquidated and liabilities are satisfied.


    The second part of the Cash Payment to a Settling Limited Partner will be either a "Refund" or an "Enhancement." A Refund will be paid if the Liquidation Advance, plus all prior distributions, is less than the amount invested by a Settling Limited Partner in the Partnership. The Refund portion of the Cash Payment will be equal to that difference. An Enhancement will be paid if the Liquidation Advance, plus all prior distributions, equals or exceeds the amount invested by a Settling Limited Partner in the Partnership. The Enhancement will be equal to $.40 multiplied by the number of Units of the Partnership owned by a Settling Limited Partner. In no event will a Settling Limited Partner receive less than $200 as a Refund or an Enhancement. For payments that may be made to a Settling Limited Partner that is an employee benefit plan, see "The Proposal and Reasons for the Proposal -- Effect of Approval of the Proposal and the Settlement."

    The Refund or the Enhancement, together with the Liquidation Advance, form the consideration provided to a Settling Limited Partner in exchange for the release of claims that is provided under the Settlement. The Enhancement is being offered to the Settling Limited Partners who have received a full return on their investments as part of the consideration that such Settling Limited Partners will receive for the Release (as defined below) they will grant the Defendants (as defined below). See "Litigation and Proposed Settlement -- Release." Due to their different individual circumstances, Settling Limited Partners who receive an Enhancement will be receiving, together with the Liquidation Advance and prior distributions, an aggregate return on their investment that is more than the return on investment obtained by those Settling Limited Partners who receive a Refund. All Settling Limited Partners, however, will receive at least a return of their investment, taking account of prior distributions.

    Cash Payments under the Settlement will not be made to a Limited Partner who elects not to participate in the Settlement. A "Non-Settling Limited Partner" will receive only a Liquidating Distribution after sale of the Partnership properties, which will not include any Refund or Enhancement amount, and thus will be less than the amount the Non-Settling Limited Partner would have received if that Limited Partner had elected to participate in the Settlement.


    There are numerous conditions to the Settlement, including approval by the Court. There can be no assurance that if the Proposal is approved by the Limited Partners and the Partnership is liquidated, such conditions will be satisfied. If the Proposal is approved but the Settlement does not become final, Limited Partners will receive only Liquidating Distributions. See "Litigation and Proposed Settlement -- Potential Termination of the Settlement Agreement" and "Litigation and Proposed Settlement -- Potential Termination of the Settlement Agreement with respect to the Partnership." For an estimate of what a Settling Limited Partner who purchased $10,000 worth of Units in June 1987 at the initial closing of the public offering of the Units by the Partnership could expect to receive if the Proposal is approved and the Settlement becomes final, see "The Proposal and Considerations with Respect to the Proposal -- Effect of Approval of the Proposal and the Settlement" and Exhibit C.



    NYLIFE Inc., the sole stockholder of NYLIFE Realty, will deposit funds into a trust account for the benefit of NYLIFE Realty to ensure the payment of the Cash Payment to Settling Limited Partners under the Settlement Agreement. NYLIFE Realty will act as paying agent for NYLIFE Inc. with respect to the Cash Payments. The audited balance sheet of NYLIFE Inc. as of December 31, 1995 is included under "Certain Financial Information with Respect to NYLIFE Inc." NYLIFE Realty, although solvent, has only nominal assets and capital. Accordingly, it is unable to contribute in any material manner to any payments required under the Settlement and is also unable to satisfy any other substantial liabilities of the Partnership or that may arise as a result of the liquidation of the Partnership. Liabilities of NYLIFE Realty as to the Settlement have been assumed by NYLIFE Inc. Therefore, the General Partners do not believe that NYLIFE Realty's financial statements are relevant to the decision of Limited Partners with respect to approving the Proposal or participating in the Settlement, and, accordingly, such financial information is not included with this Definitive Solicitation Statement. Any Liquidating Distributions, however, will be made only from the net proceeds remaining after the sale of the Partnership's assets and satisfaction, or provision for satisfaction, of all the Partnerships liabilities (see "The Proposal and Reasons for the Proposal -- The Proposal -- Liquidating Distributions."). See "The Proposal and Reasons for the Proposal -- Effect of Approval of the Proposal and the Settlement -- Cash Payments."


    REQUIRED CONSENT. Under the Partnership Agreement, adoption of the Proposal requires the approval of holders of more than 50% of the Units. NYLIFE Realty owns 2,016.4 Units and will consent to the Proposal with respect to such Units. For information on the number of Units outstanding and the total number of Units with respect to which Unitholders must give their consent to the Proposal to approve the Proposal, see "The Proposal and Reasons for the Proposal -- Consent of Limited Partners to the Proposal." Only Limited Partners of record at the close of business on the

Record Date will be entitled to submit consent forms with respect to the Proposal. The consent solicitation will expire at 5:00 p.m., New York time, on July 1, 1996, unless extended by the General Partners. See "Voting Procedures."


EFFECT ON LIMITED PARTNERS AND PARTNERSHIP IF THE PROPOSAL IS NOT APPROVED

    If the Proposal is not approved, the Partnership will continue to own and operate the Properties and, depending on the Properties' performances, the Partnership may continue to earn income and make distributions to the partners. Consistent with the Partnership's investment objectives, the General Partners may solicit offers for the sale of the Properties as opportunities arise. In any such sale, the Partnership would benefit from any increase in the value of the Properties and suffer further loss from any decrease in the value of the Properties. Failure by the Limited Partners to approve the Proposal will not affect the rights of the Limited Partners under the Partnership Agreement.

    Under the terms of the Settlement Agreement (as defined below), if the consents necessary to dissolve and terminate the Partnership have not been obtained by the Final Settlement Date, the New York Life Defendants (as defined below) will have the option of either (a) terminating the proposed Settlement as it applies to the Partnership and the Settling Limited Partners or (b) paying to each Settling Limited Partner the Refund or the Enhancement, as the case may be, but not the Liquidation Advance, in exchange for a Release (as defined below) from such Settling Limited Partner. In the latter event, the Refund or Enhancement, as the case may be, will be calculated as if the Liquidation Advance had been paid. Therefore, if the Limited Partners do not consent to the dissolution of the Partnership by approving the Proposal, the Settling Limited Partners will not be assured the full return of their investment in the Partnership. There can be no assurance that the future performance of the Partnership or the outcome of the Lawsuit or any possible future settlement thereof would result in the Limited Partners receiving as much or more than they would receive if the Proposal is approved and the Settlement is approved and becomes final. See "The Proposal and Reasons for the Proposal -- Effect on Limited Partners and Partnership if the Proposal Is Not Approved."

SUMMARY OF POTENTIAL PAYMENTS TO LIMITED PARTNERS


    Under "The Proposal and Reasons for the Proposal -- Summary of Potential Payments to Limited Partners If the Settlement is Approved" is a chart setting forth the type of payments the Limited Partners may receive, assuming the Settlement is approved and becomes final, depending upon (a) the approval or rejection of the Proposal by the Limited Partners and (b) the election of the individual Limited Partner to participate in the Settlement.


NO DISSENTERS' RIGHTS

    The Limited Partners will not be entitled to any dissenters' rights or appraisal rights under either the Partnership Agreement or Delaware law with respect to the transactions described in this Solicitation Statement. See "The Proposal and Reasons for the Proposal -- No Dissenters' Rights."

REASONS FOR THE PROPOSAL

    The General Partners believe that it is in the best interests of the Limited Partners to approve the Proposal for the following reasons:


    1. LIQUIDITY. There is no established trading market for the Units. Dissolution of the Partnership will provide Limited Partners the opportunity to receive cash in liquidation of their investment in the Partnership and make alternative investments. There can be no assurance that any alternative investments would generate returns that are equivalent to or greater than those currently being earned by an investment in the Partnership. Pursuant to a preliminary injunction issued by the Court, Limited Partners who have not excluded themselves from the Class (as defined below) have been enjoined from transferring their Units except in certain specified circumstances. If the Proposal is approved by the Limited Partners and the Settlement is approved by the Court and becomes final, Settling Limited Partners will not be permitted to transfer their Units but will receive the Cash Payment. See "Litigation and Proposed Settlement -- The Hearing Order and the Settlement Hearing."

    2. FAVORABLE MARKET CONDITIONS. The General Partners believe that this may be an opportune time to sell the Properties. The Properties have achieved improved operations during the past two years. Sale of the Properties and liquidation of the Partnership at this time offers Limited Partners an opportunity to liquidate their investment in the Partnership during a period of favorable conditions in the real estate market.


    3. COST OF MAINTAINING THE PARTNERSHIP. Continuing to operate the Partnership as a public partnership requires ongoing expenditures for overhead costs associated with investor relations and investor servicing, as well as legal and accounting costs associated with required compliance reporting. The Partnership is subject to federal and state securities laws and the terms of the Partnership Agreement under which periodic reports and annual financial statements are required to be generated by the Partnership. The cost of completing these reports and financial statements is paid out of the revenues of the Partnership. The Partnership sold its interests in Parklane in late 1994, and if the Proposal is not approved, the Partnership may consider selling additional Properties in the future. Each sale results in a reduction in the number of Properties generating revenues to cover these overhead costs.



    See "The Proposal and Reasons for the Proposal -- Reasons for the Proposal" and "The Proposal and Reasons for the Proposal -- Material Advantages and Disadvantages of the Proposal to the Partners."


MATERIAL ADVANTAGES AND DISADVANTAGES OF THE PROPOSAL TO THE PARTNERS

    Potential advantages to the Limited Partners if the Proposal is approved:

    - Limited Partners will be able to receive cash in liquidation of their investments.

    - Liquidation of the Partnership at this time offers Limited Partners an opportunity to liquidate their investment during a period of favorable conditions in the real estate market.

    - If the Settlement is also approved, a Settling Limited Partner will receive an amount that, together with prior distributions from the Partnership, will be at least equal to the Settling Limited Partner's total investment in the Partnership.

    Potential disadvantages to the Limited Partners if the Proposal is approved:

    - The Limited Partners will no longer have any rights in the Partnership's properties and will not benefit from any potential increases in the value of the properties or receive any semiannual distributions from the Partnership.

    - If a Limited Partner participates in the Settlement, he, she or it will release and discharge the Defendants (as defined below), including the General Partners, and various other persons from any and all past, present and future causes of action in connection with the Proprietary Partnerships (as defined below).


    If the Proposal is approved, the General Partners will receive a proportionate amount of the proceeds of liquidation of the Partnership pursuant to their general partner interests and the Units they hold in the Partnership. Estimates of these amounts for the General Partners, based on the pro forma balance sheet on a liquidation basis, are set forth in Exhibit C. Furthermore, if the Proposal is approved, the General Partners will receive the benefit of the Release (as defined below). In addition, New York Life, an affiliate of the General Partners and the Co-Venturer of each of the Joint Ventures, will participate in the net proceeds from the sale of the Properties in proportion to its interest in the Joint Ventures. See "The Proposal and Reasons for the Proposal -- Material Advantages and Disadvantages of the Proposal to the Partners," "Litigation and Proposed Settlement -- Release" and "Interests of Certain Persons in Transaction."


DETERMINATION OF LIQUIDATION ADVANCE

    The Cash Payment to a Settling Limited Partner will consist of both a Liquidation Advance and either a Refund or Enhancement, as the case may be. The Liquidation Advance will be equal to a Settling Limited Partner's proportionate interest in the sum of (i) Adjusted NAV, which is the estimated market value as of December 31, 1995 of the Partnership's interests in the Joint Ventures as determined by the General Partners, as adjusted for any sales of Properties from December 31, 1995 through the Final Settlement Date, and (ii) Distributable Working Capital.


    The General Partners have determined the estimated market value as of December 31, 1995 of the Partnership's interests in the Joint Ventures to be $11,862,204. In determining such estimated market value, the General Partners relied in part on appraisals of the Properties prepared by the independent appraisal firms of Property Counselors, Inc. (with respect to Eden Woods), U.S. Realty Consultants, Inc. (with respect to NewMarket) and a third independent appraisal firm (with respect to Cornell). Pursuant to their valuations dated December 15, 1995 (with respect to Cornell and NewMarket) and December 31, 1995 (with respect to Eden Woods), such appraisal firms (the "Appraisers") determined the market value of the Properties to be as follows:


                                                            APPRAISED VALUE  PARTNERSHIP SHARE
                                                            ---------------  -----------------
Cornell...................................................   $   7,200,000    $     4,320,000
Eden Woods................................................   $   9,200,000    $     4,329,520
NewMarket.................................................   $   8,000,000    $     3,505,600
                                                            ---------------  -----------------
  Total...................................................   $  24,400,000    $    12,155,120
                                                            ---------------  -----------------
                                                            ---------------  -----------------

    The appraisals are only estimates of current value and actual values realizable upon sale may be significantly different. See "Appraisals of the Properties."

LITIGATION AND PROPOSED SETTLEMENT


    THE LAWSUIT. On March 18, 1996, Evelyn Shea and Ann Grimshawe ("Plaintiffs") filed the Lawsuit in the Court against New York Life, several of its subsidiaries, including NYLIFE Realty and CNP (together with New York Life, the "New York Life Defendants") and two companies unaffiliated with New York Life (collectively with the New York Life Defendants, the "Defendants"). The Lawsuit was preceded by two similar but separate lawsuits filed by the Plaintiffs in Texas State court on January 11, 1996. The Plaintiffs purport to represent a class (the "Class") of all persons (the "Class Members") who purchased or otherwise assumed rights and title to interests ("Proprietary Investment Units") in certain limited partnerships (the "Proprietary Partnerships"), including the Partnership, created, sponsored, marketed, sold, operated or managed by the Defendants from January 1, 1985 through March 18, 1996. In the Lawsuit, Plaintiffs allege generally that the Defendants engaged in fraudulent activities in connection with the marketing and sale of interests in the Proprietary Partnerships and the subsequent operation of such Partnerships, breached implied covenants and fiduciary duties owed to investors in the Proprietary Partnerships and violated various federal securities and state laws and rules. See "Litigation and Proposed Settlement -- The Lawsuit and the Class Members."


    DENIAL OF CLAIMS. The Defendants have denied and continue to deny any wrongdoing or liability alleged in the Lawsuit. The Defendants have, nevertheless, agreed to the proposed Settlement of the Lawsuit for the reasons described in more detail elsewhere in this Solicitation Statement. Prior to the filing of the Lawsuit, the New York Life Defendants determined that it would be in the best interest of the investors in certain Proprietary Partnerships, including the Partnership, to terminate such partnerships and, in connection therewith, to provide certain payments to the limited partners that would be in addition to any amounts they would receive upon liquidation of the partnerships, although the New York Life Defendants had no obligation to do so. See "Litigation and Proposed Settlement -- Denial of Claims."

    TERMS OF PROPOSED SETTLEMENT PAYMENTS. On March 19, 1996, the Plaintiffs and Defendants filed with the Court a Stipulation of Settlement (the "Settlement Agreement") that sets forth the terms of the proposed Settlement of the Lawsuit. With respect to the Partnership, the proposed Settlement generally provides that each Settling Limited Partner who is a Class Member and who has not excluded himself, herself or itself from the Class by following the procedures outlined by the Court will receive the Liquidation Advance and either the Refund or the Enhancement, as the case may be, as described more fully elsewhere in this Solicitation Statement. See "Litigation and Proposed Settlement -- Payment under the Settlement Agreement to Limited Partners" and "The Proposal and Reasons for the Proposal -- Effect of Approval of the Proposal and the Settlement -- Cash Payments to Settling Limited Partners if Proposal and Settlement are Approved."


    RELEASE. As part of the proposed Settlement, Plaintiffs and all Class Members who did not exclude themselves from the Class, including the Settling Limited Partners, will each grant a full release and discharge (the "Release") of the Defendants, their affiliates, agents and various other persons and entities from any and all causes of action in connection with the Proprietary Partnerships, including the Partnership. See "Litigation and Proposed Settlement
- -- Release."

    CONDITIONS TO SETTLEMENT. The Settlement Agreement is not yet final and may be terminated in certain circumstances. The Settlement will become final only after the Court enters a Final Order and Judgment approving the Settlement and the period for appeal thereof has expired, or if the Final Order or Judgment is appealed, on the date on which all appeals have been finally disposed of in a manner that affirms the Final Order and Judgment. The Court currently has scheduled the hearing regarding approval of the Settlement for July 3, 1996. See "Litigation and Proposed Settlement -- Potential Termination of the Settlement Agreement."

    Plaintiffs have the right to terminate the Settlement Agreement under the circumstances specified therein. In addition, Defendants may unilaterally terminate the Settlement Agreement (a) with respect to all of the Proprietary Partnerships taken together if those persons who elect to exclude themselves from the Class (i) together number more than 3% of all Class Members, or (ii) have ownership interests in the Proprietary Partnerships that together account for more than 3% of all capital invested by limited partners in the Proprietary Partnerships; (b) with respect to a particular Proprietary Partnership if those persons who elect to exclude themselves from the Class with respect to such Proprietary Partnership (i) together number more than 3% of all those who are members of the Class with respect to such partnership, or (ii) have ownership interests in such partnership that together account for more than 3% of all capital invested by limited partners in such partnership; (c) if the votes, consents or authorizations necessary to dissolve and liquidate four or more of the Proprietary Partnerships are not obtained; (d) if any state or federal regulator, self-regulatory organization or other administrative body or official
(i) objects either to any aspect or term of the Settlement Agreement or to the transactions to be entered into to facilitate the proposed Settlement and takes or threatens to take any regulatory or legal action that would impair the ability of the parties to conclude the Settlement or (ii) requires as a condition of not taking action any modification to the Settlement Agreement, including, without limitation, any constriction or extension of the scope of the contemplated relief, that the Defendants in their sole discretion believe would impair their ability to consummate the Settlement or to provide the contemplated relief; or (e) if a final order dismissing the Texas State court actions with prejudice, which is no longer appealable, has not been entered by the Final
Settlement Date. See "Litigation and Proposed Settlement -- Potential Termination of the Settlement Agreement." Furthermore, the Settlement Agreement provides that if the Limited Partners of the Partnership do not approve the Proposal, the New York Life Defendants may either (i) unilaterally terminate the Settlement Agreement as it applies to the Partnership and the Settling Limited Partners or (ii) pay each Settling Limited Partner the Refund or the
Enhancement, as the case may be, but not the Liquidation Advance, in exchange for a Release from such Settling Limited Partner as described below. In the latter event, the Refund or the Enhancement, as the case may be, will be calculated as if the Liquidation Advance had been paid. See "Litigation and Proposed Settlement -- Potential Termination of the Settlement Agreement with Respect to The Partnership."

    CLASS NOTICE AND FINAL ORDER. The Court has certified the Class for settlement purposes only and directed the New York Life Defendants, or their designee(s), to cause a notice (the "Class Notice") to be mailed to all potential members of the Class at their last known address no later than 90 days before the Settlement Hearing. The Class Notice has been sent to Limited Partners included in the Class and should be referred to for further information regarding the Lawsuit, the Settlement and the Settlement Hearing. See "Litigation and Proposed Settlement -- The Hearing Order and the Settlement Hearing."

FEDERAL INCOME TAX CONSEQUENCES

    The following summary of what the General Partners believe, based on the advice of tax counsel, are likely to be the principal federal income tax consequences of the transaction for most Limited Partners, is for general information purposes only. Each Limited Partner is strongly urged to consult his, her or its own tax adviser with respect to the specific consequences of the receipt of a Cash Payment pursuant to the Settlement and of the winding up and liquidation of the Partnership in such Limited Partner's particular circumstances. See "Federal Income Tax Consequences."

    In general, with respect to the receipt of a Cash Payment pursuant to the Settlement, the Refund and the Enhancement should be treated for federal income tax purposes as a return of capital and should be applied against and reduce a Settling Limited Partner's adjusted tax basis in his, her or its Units. To the extent, if any, that the Refund or Enhancement received by a Settling Limited Partner exceeds his, her or its adjusted tax basis in his, her or its Units, such excess will constitute taxable income to such Settling Limited Partner, which may be ordinary income. A Settling Limited Partner generally should not recognize income on his, her or its receipt of the Liquidation Advance. If the Liquidation Advance received by a Settling Limited Partner ultimately exceeds the Liquidating Distribution allocable to such Settling Limited Partner, such excess generally should be treated for federal income tax purposes in the same manner as a Refund received at the time of the liquidation of the Partnership. A Tax-Exempt Limited Partner (as defined herein) who participates in the Settlement generally should not recognize unrelated business taxable income as a result of its receipt of the Refund or Enhancement. However, if such a Tax-Exempt Limited Partner has either (i) incurred "acquisition indebtedness" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to its Units or (ii) utilized deductions (if any) generated by the Partnership against unrelated business taxable income, then such Limited Partner may recognize unrelated business taxable income to the extent (if any) the Refund or Enhancement exceeds its adjusted tax basis in its Units. Property acquired with the proceeds of the Liquidation Advance should not be treated as "debt-financed property" within the meaning of the Code.

    In general, upon the disposition of the Partnership's real properties, each Limited Partner will recognize its allocable share of the gain or loss realized by the Partnership from such disposition. It is anticipated that any gain or loss from the disposition of such property should generally be treated as "section 1231" gain or loss. Upon the disposition of the tangible personal property of the Partnership, a Limited Partner will also recognize his, her or its share of the gain or loss realized by the Partnership. Any gain from the sale of such property will be treated as ordinary income (and in the case of a Tax-Exempt Limited Partner, unrelated business taxable income if such Limited Partner utilized deductions (if any) generated by the Partnership against unrelated business taxable income) to the extent of the amount of depreciation deductions previously allowed with respect to such property, and any excess gain and the entire amount of any loss from the disposition of such property should generally be treated as "section 1231" gain or loss. It is anticipated that the amount characterized as ordinary income will generally be allocated to Limited Partners other than Tax-Exempt Limited Partners.

    A Limited Partner could also recognize additional gain or loss upon the liquidation of the Partnership and the distribution of the sales proceeds, to the extent that the sum of the cash received (and in the case of a Settling Limited Partner, any amounts treated as received and used to repay the Liquidation Advance) and the reduction in his, her or its share of Partnership non-recourse liabilities (if any) is greater or less than the adjusted tax basis of his, her or its Units (taking into account any gain or loss recognized from the sale of the Partnership assets and his, her or its receipt of a Refund or Enhancement). Such gain or loss should be characterized as capital gain or loss.

    A Tax-Exempt Limited Partner (as defined herein) may have unrelated business taxable income as a result of the winding up and liquidation of the Partnership if it has incurred "acquisition indebtedness" within the meaning of the Code with respect to its Units.

    See "Federal Income Tax Consequences."

INTERESTS OF GENERAL PARTNERS AND AFFILIATES


    The Proposal may give rise to interests of the General Partners in the transaction and certain conflicts of interest arising out of the relationships among the Partnership, the General Partners and affiliates of the General Partners, including the following:


        (i) If the Proposal is approved by the Limited Partners and the Settlement is approved by the Court and becomes final, the General Partners and certain of their affiliates will be released from certain liabilities as discussed in "Litigation and Proposed Settlement -- Release."

        (ii) New York Life, an affiliate of the General Partners, is the Co-Venturer of each of the Joint Ventures and will participate in the net proceeds from the sale of the Properties in proportion to its interest in the Joint Ventures.

       (iii) Each Joint Venture agreement provides that the consent of both the Partnership and the Co-Venturer is required for the sale of the Property owned by the Joint Venture. The Co-Venturer has informed the Partnership, however, that if the Proposal is approved, the Co-Venturer will consent to the terms of any sale of the Property for cash if the terms are acceptable to the Partnership.

       (iv) Pursuant to the Partnership Agreement, the General Partners would be entitled to a Subordinated Disposition Fee (as defined therein) in connection with the sale of a Property if the Limited Partners have received a specified return on their capital contributions. The General Partners believe that it is unlikely that the specified return will be achieved upon sale of the Properties.


        (v) As a condition to receipt of a Liquidation Advance from NYLIFE Realty, as paying agent for NYLIFE Inc., each Settling Limited Partner will grant a security interest in favor of NYLIFE Realty in his, her or its Units and any Liquidating Distribution up to the amount of such Settling Limited Partner's Liquidation Advance to secure the repayment of the Liquidation Advance out of such Settling Limited Partner's Liquidating Distribution.


       (vi) Each of the General Partners will receive Liquidating Distributions as a result of its general partner interest in the Partnership. In addition, NYLIFE Realty will receive a Liquidating Distribution as a result of its ownership of Units. No Cash Payments will be made with respect to Units owned by NYLIFE Realty.


    See "Interests of Certain Persons in Transaction," "Security Ownership of Certain Beneficial Owners and Management" and "The Proposal and Reasons for the Proposal -- Material Advantages and Disadvantages of the Proposal to the Partners -- Advantages to General Partners."


SOLICITATION COSTS

    The Partnership Agreement allows certain costs and expenses incurred by the General Partners, including those in connection with the preparation and mailing of the Solicitation Statement and all papers which accompany or supplement the Solicitation Statement, to be charged to the Partnership. NYLIFE Realty, however, has elected to pay all costs and expenses, including legal fees, incurred in connection with the preparation, filing and distribution of this Solicitation Statement and all accompanying or supplementary papers.


    The Proprietary Partnerships have retained the services of D. F. King & Co., Inc. ("King") to solicit the written consents of the Limited Partners. Additionally, Boston Financial Data Services, Inc. ("BFDS") has been retained by the General Partners, certain of their affiliates and the Plaintiffs as the class action administrator in connection with the Lawsuit. As such, BFDS may assist in the solicitation of written consents. Solicitation of written consents also may be undertaken by the directors, officers, employees and agents of the General Partners or New York Life. Solicitation may be made by mail, telephone, telegraph, facsimile transmission or personal interview. The fees and expenses of King and BFDS and the costs incurred by the General Partners in connection with the solicitation of consents will be borne by NYLIFE Realty and certain of its affiliates. See "Voting Procedures."

                   THE PROPOSAL AND REASONS FOR THE PROPOSAL

THE PROPOSAL

    The Partnership is requesting the consent of its Limited Partners to dissolve and terminate the Partnership. If the Proposal is approved, the assets of the Partnership will be sold, and, after satisfaction of all Partnership liabilities, the net proceeds of such sale will be distributed to the partners in accordance with the terms of the Partnership Agreement. The Proposal is not conditioned upon the Court's approval of the Settlement or the Settlement becoming final. There can be no assurance that the Settlement will be approved and become final.

    Summarized in this Solicitation Statement are certain provisions of the Partnership Agreement. Such summaries are qualified in their entirety by reference to the full text of the Partnership Agreement, which has been provided previously to the Limited Partners and copies of which may be obtained without charge upon request to the Partnership at the address set forth under "Incorporation by Reference."


    LIQUIDATION PROCEDURES. The Partnership Agreement provides that upon dissolution and termination of the Partnership, the General Partners shall take full account of the Partnership's assets and liabilities, liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and distribute the proceeds first to the payment of creditors of the Partnership and then to the partners. Once the affairs of the Partnership have been fully concluded, if the proceeds from the sale of the Partnership's properties are greater than the Partnership's liabilities, the General Partners will make cash distributions to the Limited Partners as described below under "-- Liquidating Distributions." (Liquidating Distributions of Settling Limited Partners will be subject to a security interest, as described under "The Proposal and Reasons for the Proposal -- Effect of Approval of the Proposal and the Settlement -- Cash Payments to Settling Limited Partners.") The General Partners will determine the amount, timing and method of making any Liquidating Distributions to the Limited Partners in accordance with the terms of the Partnership Agreement. See "-- Liquidating Distributions." The Partnership will terminate upon the final distribution of the net proceeds from the liquidation of the Partnership's assets, and the General Partners will thereafter file a Certificate of Cancellation with the Secretary of State of the State of Delaware for the Partnership.


    SALE  OF THE  PARTNERSHIP'S PROPERTIES.   If  the Proposal  is approved, the
General Partners will undertake to cause the Joint Ventures to sell the Properties for cash as promptly as is consistent with obtaining the fair value thereof. Regardless of the manner of sale, the Properties may be sold with limited representations and warranties or on an "as is, where is" basis, in order to reduce the potential exposure of the Partnership to future claims by purchasers of the Properties.


    New York Life has engaged Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Greystone Realty Corporation ("Greystone") to assist in certain aspects of the sale of Properties, should the Proposal be approved by the Limited Partners. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley provides investment banking and financial advisory services. Morgan Stanley, as part of its investment banking business, is continually engaged in the valuation of businesses and securities in connection with competitive biddings and valuations for corporate and other purposes. Greystone is an affiliate of the Partnership and New York Life and has provided property management services to the Joint Ventures since 1990. See "Certain Information Concerning the Partnership -- General Partners and Management." Any fees payable to Morgan Stanley and Greystone in connection with the sale of the Properties will be paid by New York Life, and not the Partnership.


    No sale or agreement to sell the Properties has been made, and there can be no assurance as to the price that will be received upon any such sale. The General Partners and their affiliates will not purchase any of the Properties in liquidation. Any such purchase would generally be prohibited by the Partnership Agreement.

    PROVISION FOR LIABILITIES. Provision will be made for the payment of all debts and liabilities of the Partnership, including all expenses incurred in the liquidation, prior to distribution of the proceeds realized from liquidating the Partnership's properties and assets. See the Partnership's Financial Statements included elsewhere herein for the liabilities of the Partnership as shown on the balance sheets of the Partnership as of December 31, 1995 and March 31, 1996. The General Partners will set aside a specified amount to meet anticipated liabilities of the Partnership.

    Under applicable Delaware law, distributions to limited partners, including liquidating distributions, are subject to payment of or the making of reasonable provision for all obligations of the dissolving limited partnership including contingent, conditional or unmatured claims and obligations. In general, a limited partnership is prohibited from making a distribution to its partners to the extent that, after giving effect to the distribution, the partnership's liabilities exceed the fair value of its assets. In the event a liquidating distribution is made to the Limited Partners without payment of all such liabilities, the Limited Partners may be liable therefor to the extent they knew at the time of the distribution that such distribution violated Delaware law. As the Cash Payments are not being made by the Partnership and therefore do not constitute distributions to the Settling Limited Partners, this provision of Delaware law will not apply to the Cash Payments and the Settling Limited Partners will not be liable to the Partnership therefor.

    LIQUIDATING DISTRIBUTIONS. After discharging all debts and liabilities of the Partnership or making provision therefor, all remaining cash will be distributed in accordance with the terms of the Partnership Agreement as summarized below. For the definitions of certain capitalized terms used herein and not otherwise defined see Exhibit B attached hereto. The dissolution of the Partnership is not conditioned upon the Settlement being approved by the Court or the Settlement becoming final. Therefore, if the Proposal is approved, there can be no assurance that a Limited Partner will receive any amounts other than a Liquidating Distribution.

    The Partnership Agreement provides that following the payment to creditors of the Partnership from the proceeds of the liquidation of the Partnership's assets, any remaining proceeds shall be distributed to the Partners pursuant to Paragraph 11 of the Partnership Agreement. Paragraph 11 provides generally as follows:

    SALES PROCEEDS FROM NON-TERMINATING SALES. The Partnership Agreement provides that Sales Proceeds from the sale of Properties (other than from a Terminating Sale, as discussed below) will be distributed in the following order of priority:

        (i) first, 100% to the Limited Partners until each Limited Partner has received aggregate Sales Proceeds equal to his, her or its Capital Contribution;

        (ii) second, 100% to the Limited Partners until each Limited Partner has received cumulative Distributions from all sources (except (i) above) equal to a 6% cumulative, noncompounded annual return on his, her or its Adjusted Capital Contribution;

       (iii) third, after payment of the Subordinated Disposition Fee to the General Partners, 100% to the Limited Partners until each Limited Partner has received cumulative Distributions from all sources (except (i) above) equal to a 10% cumulative, noncompounded annual return on his, her or its Adjusted Capital Contribution; and

       (iv) the remainder, 85% to the Limited Partners and 15% to the General Partners.

    SALES PROCEEDS FROM TERMINATING SALE. Sales Proceeds from a Terminating Sale (defined as any Sale or Disposition of a Property that causes the Partnership's share of the aggregate acquisition cost of all Properties that have been sold or disposed of to exceed 75% of the Partnership's share of the aggregate original acquisition cost of all Properties) shall be distributed among the Partners in proportion to, and to the extent of (and as a credit to), their respective positive capital account balances, after allocation of Net Income or Net Loss from any Sale or Disposition.

    DISTRIBUTABLE CASH FROM OPERATIONS. All Distributable Cash From Operations will be distributed 99% to the Limited Partners and 1% to the General Partners.

    NET INCOME AND NET LOSS. Net Income (other than Net Income arising from a Sale or Disposition) and Net Loss of the Partnership (both computed without regard to depreciation) shall be allocated 1% to the General Partners and 99% to the Limited Partners. All Partnership depreciation will generally be allocated 1% to the General Partners and 99% to the Taxable Investors.

    Subject to the requirement that the General Partners shall at all times have a 1% interest in all Partnership income, gain, loss, deduction or credit (disregarding any Units owned by the General Partners), all Net Income arising from the occurrence of a Sale (other than in connection with a Terminating Sale) will be allocated according to the following priority: first, to each Partner in an amount equal to the depreciation previously allocated to such Partner's Unit (including depreciation allocated to such Unit when held by prior owners) up to an aggregate amount equal to the depreciation deductions attributable to the Property which is the subject of the Sale; second, to the Partners in proportion to and to the extent of the Sales Proceeds from such Sale distributed to each Partner, other than in repayment of Partners' Capital Contributions; and third, the remainder will be allocated in proportion to the amount of Sales Proceeds from such Sale distributed in repayment of Capital Contributions.

    Pursuant to the Partnership Agreement, in connection with a Terminating Sale, Net Income generally will first be allocated to Partners having negative capital account balances, to the extent of and in proportion to such negative capital account balances. The remaining Net Income then shall be allocated to bring the capital account balance of each Limited Partner to an amount equal to his Capital Contribution less any Sales Proceeds distributed in repayment of such Capital Contributions, provided, however, that if such Net Income is insufficient to provide for such allocation, such Net Income will be allocated so as to equalize, to the extent possible, the capital accounts of all Limited Partners. Thereafter, such Net Income generally will be allocated to the Partners until the capital account balance of each Partner equals the amount of Sales Proceeds which would have been distributed to such Partner had such Sale been a non-Terminating Sale.

    Notwithstanding the foregoing allocations of Net Income, Net Loss or depreciation, if (i) any allocation of Net Loss or depreciation to a Limited Partner would reduce such Limited Partner's capital account balance below zero or increase the negative balance in such Limited Partner's capital account at a time when another Limited Partner has a positive capital account balance, and
(ii) such allocation causes the sum of the negative capital account balances of all Partners having negative capital account balances to exceed the Partnership's "minimum gain" (the sum of any and each gain that would be realized by the Partnership if it disposed of each Property subject to a non-recourse liability in a taxable transaction in full satisfaction thereof), then such excess will instead be allocated (a) first, in the case of Net Loss, pro rata to Limited Partners having positive capital account balances in proportion to their respective positive capital account balances until such capital account balances are reduced to zero and (b) second, in the case of depreciation, pro rata to all Limited Partners having positive capital account balances to the extent of and in proportion to their respective capital account balances.

    The Partnership Agreement also contains a "qualified income offset," which provides that if at the close of any Partnership taxable year, the negative capital account balance of any Partner having a negative capital account balance (whether caused by allocations of Net Loss or depreciation or Distributions) exceeds such Partner's share of the minimum gain (the "Capital Account Deficiency"), then Net Income arising from a Sale or Disposition equal to such Capital Account Deficiency shall first be allocated to each Partner having a negative balance in the proportion to which such negative balance bears to all negative balances of all Partners. If such allocation is not sufficient to eliminate the Capital Account Deficiency, then an amount of gross income shall be allocated to each Partner with a negative balance in such same proportion in an amount necessary to eliminate the Capital Account Deficiency. The foregoing allocations shall be made, to the extent possible, no later than when the Capital Account Deficiency arises.

    GENERAL PARTNERS' CAPITAL ACCOUNT DEFICIENCY. In the event that, immediately prior to the dissolution of the Partnership, the General Partners shall have a deficiency in their capital accounts as determined in accordance with tax accounting principles, then the General Partners shall contribute in cash to the capital of the Partnership an amount equal to whichever is the lesser of (i) the deficiency in the General Partners' capital accounts or (ii) the excess of 1.01% of the Limited Partners' Capital Contributions over the total Capital Contributions of the General Partners.


    PRO FORMA INFORMATION. See "Pro Forma Balance Sheet on a Liquidation Basis" for a pro forma balance sheet of the Partnership assuming liquidation. Pro forma information as to the amount of the total consideration to be received for a $10,000 investment in the Partnership based on such pro forma balance sheet and certain other assumptions is set forth in Exhibit C.


EFFECT OF APPROVAL OF THE PROPOSAL AND THE SETTLEMENT


    CASH PAYMENTS TO SETTLING LIMITED PARTNERS. Under the Settlement, Cash Payments will be made by NYLIFE Realty, as paying agent for NYLIFE Inc., directly to Settling Limited Partners after the Final Settlement Date. If no appeal is filed from the Final Order and Judgment approving the Settlement, the Final Settlement Date will be 30 days after the Court enters a Final Order and Judgment approving the Settlement. If an appeal is filed, the Final Settlement Date will be the date on which all appellate proceedings have been concluded and those proceedings result in the courts upholding the Final Order and Judgment. The Cash Payments will be made within 30 days after the Final Settlement Date, or as soon thereafter as practicable.


    If the Limited Partners approve the Proposal, a Settling Limited Partner will receive a Cash Payment that, when added to prior distributions received, will at least equal the amount invested by that Settling Limited Partner in the Partnership. Part of this Cash Payment will be a Liquidation Advance. The Liquidation Advance will be the Settling Limited Partner's share of Adjusted NAV and Distributable Working Capital. "Adjusted NAV" is the estimated market value as of December 31, 1995, as determined by the General Partners, of the Partnership's interests in the Joint Ventures, adjusted for the sale of any Properties from December 31, 1995 to the Final Settlement Date.

    "Distributable Working Capital" is the amount of "Working Capital" remaining in the Partnership as of the Final Settlement Date that the General Partners estimate will not be needed to meet outstanding liabilities, contingencies, costs and expenses associated with winding up the Partnership. "Working Capital" is the amount of cash, cash equivalents and accounts receivable (and, excluding the value of those assets on which Adjusted NAV is based) less payables and accrued liabilities of the Partnership, as determined by the General Partners as of the end of the fiscal quarter immediately preceding the Final Settlement Date.

    The Liquidation Advance will be repaid to NYLIFE Realty out of any "Liquidating Distribution" made by the Partnership to a Settling Limited Partner. The Liquidating Distribution will consist of the Partnership's cash and other assets that remain after the Partnership's assets are sold and its liabilities are discharged. To ensure that repayment, each Settling Limited Partner will grant NYLIFE Realty a security interest in such Settling Limited Partner's Units and Liquidating Distribution up to the amount of the Liquidation Advance. If the Liquidating Distribution is less than the Liquidation Advance, a Settling Limited Partner has no obligation to repay the difference to NYLIFE Realty. If a Settling Limited Partner's Liquidating Distribution exceeds the Liquidation Advance, then that Settling Limited Partner will receive the excess amount in up to two installments as the Partnership is liquidated and liabilities are satisfied.


    The second part of the Cash Payment to a Settling Limited Partner will be either a "Refund" or an "Enhancement." A Refund will be paid if the Liquidation Advance, plus all prior distributions, is less than the amount invested by a Settling Limited Partner in the Partnership. The Refund portion of the Cash Payment will be equal to that difference. An Enhancement will be paid if the Liquidation Advance, plus all prior distributions, equals or exceeds the amount invested by a Settling Limited Partner in the Partnership. The Enhancement will be equal to $.40 multiplied by the number of Units of the Partnership owned by the Settling Limited Partner. In no event will a Settling Limited Partner receive less than $200 as a Refund or an Enhancement.



    The Refund or the Enhancement, together with the Liquidation Advance, form the consideration provided to a Settling Limited Partner in exchange for the Release that is provided under the Settlement. See "Litigation and Proposed Settlement -- Release." The Enhancement is being offered to the Settling Limited Partners who have received a full return on their investments as consideration for the Release they will grant the Defendants. Due to their individual circumstances, Settling Limited Partners who receive an Enhancement will be receiving, together with the Liquidation Advance and prior distributions, an aggregate return on their investment that is more than the return on investment obtained by Settling Limited Partners who receive a Refund. All Settling Limited Partners, however, will receive at least a return on their investment, taking account of prior distributions.



    If the Proposal is approved by the Limited Partners and the Settlement becomes final, it is anticipated that Settling Limited Partners who are original purchasers of Units will receive the Refund plus the Liquidation Advance. Based on estimates as of March 31, 1996, a Settling Limited Partner who purchased $10,000 worth of Units in June 1987 in the initial closing of the public offering by the Partnership of the Units could expect to receive a Liquidation Advance of $4,570 and a Refund of $1,362, as a Cash Payment. See "Exhibit C -- Numerical Examples of Alternative Payments if Settlement is Approved." Each Limited Partner received, with the Preliminary Solicitation Statement, a Statement of Eligibility which contained an estimate of the payment to be received by such Limited Partner under the Settlement. Such estimated payment was calculated based on the Partnership's financial statements as of December 31, 1995 and distributions to Limited Partners through March 29, 1996. Upon request, the General Partners will provide a copy of the Statement of Eligibility to a Limited Partner at no charge. These estimated payments would be made only to a Limited Partner who participates in the Settlement and only if the Proposal is approved by the Limited Partners and the Settlement becomes final. For a summary of the types of payments a Limited Partner would receive in other circumstances when the Proposal is not approved by the Limited Partners or the Limited Partner does not participate in the Settlement, see "Summary of Potential Payments to Limited Partners if the Settlement is Approved."



    The estimates set forth in Exhibit C and the Statement of Eligibility are based on assumptions that the General Partners believed, as of their respective dates, to be reasonable, but which are inherently uncertain and unpredictable. The estimates set forth in Exhibit C are based on the pro forma liquidation balance sheet of the Partnership dated as of March 31, 1996 and the assumptions stated therein, as well as the additional assumptions set forth in Exhibit C. The actual Cash Payment received by a Settling Limited Partner will differ from the estimates above as a result of distributions made by the Partnership after March 31, 1996, and revenues earned and expenses incurred by the Partnership after March 31, 1996, and may also be affected by other factors. The estimates do not give effect to the semiannual distribution paid by the Partnership on May 15, 1996. The actual Cash Payment received by a Settling Limited Partner will also depend upon the amount paid for the Units and prior distributions received by the Settling Limited Partner as of the Final Settlement Date. See Exhibit C and "Pro Forma Balance Sheets on a Liquidation Basis -- Pro Forma Balance Sheet on a Liquidation Basis for the Partnership (Unaudited)" for further detail regarding estimated payments to Limited Partners and the assumptions on which such estimates are based.



    Notwithstanding the foregoing, if a Settling Limited Partner is an employee benefit plan under the Employee Retirement Income and Security Act of 1974, as amended ("ERISA"), and the receipt of the Liquidation Advance or the granting of a security interest in the Units or the Liquidating Distribution would be a prohibited transaction under ERISA or the Code, then such Settling Limited Partner will be entitled to receive the Refund or the Enhancement, as the case may be, but not the

Liquidation Advance. In such event, the Refund or Enhancement will be calculated as if the Liquidation Advance had been paid. Such Settling Limited Partner will also be entitled to its proportionate share of any Liquidating Distributions made by the Partnership. A prohibited transaction will generally occur if NYLIFE Realty is, or is affiliated with, a fiduciary or employer of, or a service provider to, the plan that is the Settling Limited Partner. The prohibited transfer rules might also apply to individual retirement accounts in certain circumstances. Settling Limited Partners should consult with their personal advisers regarding the application of the prohibited transfer rules.



    Cash Payments under the Settlement will not be made to a Limited Partner who elects not to participate in the Settlement. Such a "Non-Settling Limited Partner" will receive only a Liquidating Distribution, which will not include any Refund or Enhancement amount, and thus will be less than the amount the Non-Settling Limited Partner would have received if that Limited Partner had elected to participate in the Settlement.



    NYLIFE Inc., the sole stockholder of NYLIFE Realty, will deposit funds into a trust account for the benefit of NYLIFE Realty to ensure the payment of the Cash Payment to Settling Limited Partners under the Settlement Agreement. NYLIFE Realty will act as paying agent for NYLIFE Inc. with respect to the Cash Payments. The audited balance sheet of NYLIFE Inc. as of December 31, 1995 is included under "Certain Financial Information with Respect to NYLIFE Inc." NYLIFE Realty, although solvent, has only nominal assets and capital. Accordingly, it is unable to contribute in any material manner to any payments required under the Settlement and is also unable to satisfy any other substantial liabilities of the Partnership or that may arise as a result of the liquidation of the Partnership. Liabilities of NYLIFE Realty as to the Settlement have been assumed by NYLIFE Inc. Therefore, the General Partners do not believe that NYLIFE Realty's financial statements are relevant to the decision of Limited Partners with respect to approving the Proposal or participating in the Settlement, and, accordingly, such financial information is not included with this Definitive Solicitation Statement. Any Liquidating Distributions, however, will be made only from the net proceeds remaining after the sale of the Partnership's assets and satisfaction, or provision for satisfaction, of all the Partnership's liabilities. See "The Proposal and Reasons for the Proposal -- The Proposal -- Liquidating Distributions."


    EFFECT OF THE SETTLEMENT ON LIQUIDATING DISTRIBUTIONS. If the Proposal is approved by the Limited Partners and the Settlement is approved by the Court and becomes final, the Partnership Agreement will govern the amount of proceeds distributed to the partners as described above under "-- The Proposal --
Liquidating Distributions." However, under the terms of the Settlement Agreement, the Liquidating Distributions would be paid in up to two installments.

    The first installment will be paid within 30 days, or as soon as practicable thereafter, after the General Partners determine the reserve (the "Reserve") necessary to meet anticipated liabilities of the Partnership. The second installment will be paid within 30 days, or as soon as practicable thereafter, after all liabilities, contingencies and other obligations of the Partnership (including, without limitation, debts to the General Partners) have been satisfied or otherwise provided for, to the extent that there is any remaining Reserve. As each Settling Limited Partner will already have received an advance from NYLIFE Realty of his, her or its share of liquidation proceeds up to the amount of his, her or its Liquidation Advance, such Settling Limited Partner's share of proceeds up to the amount of his, her or its Liquidation Advance will instead be distributed to NYLIFE Realty in repayment of such Liquidation Advance. If a Settling Limited Partner's Liquidating Distribution is less than the amount such Settling Limited Partner received as a Liquidation Advance, such Settling Limited Partner will not be obligated to repay the difference to NYLIFE Realty.

CONSENT OF LIMITED PARTNERS TO THE PROPOSAL

    The Partnership Agreement provides that the Partnership is to be dissolved and terminated upon a Majority Vote in favor of such dissolution and termination. A "Majority Vote" is defined in the Partnership Agreement as the affirmative vote of Limited Partners who own more than 50% of the total outstanding Units. As of the Record Date, there were 2,833,925.5 Units outstanding. Therefore,

Limited Partners holding at least 1,416,963 Units must consent for the Partnership to be dissolved and terminated. NYLIFE Realty owns 2,016.4 Units and will consent to the Proposal with respect to the Units owned by it.


    If Limited Partners owning more than 50% of the total outstanding Units consent to dissolve and terminate the Partnership, pursuant to the terms of the Partnership Agreement, Limited Partners who did not join in such consent will nevertheless be bound by the decision to dissolve. Failure to return a consent form will have the effect of a vote against the Proposal. An abstention from voting on the Proposal will effectively count as a negative vote with respect to the Proposal. Broker non-votes expressly indicating a lack of discretionary authority to consent also will effectively count as a negative vote with respect to the Proposal. See "Voting Procedures."


EFFECT ON LIMITED PARTNERS AND PARTNERSHIP IF PROPOSAL IS NOT APPROVED

    If the Proposal is not approved, the Partnership will continue to own and operate the Properties and, depending on the Properties' performances, the Partnership may continue to earn income and make distributions to the Partners. Consistent with the Partnership's investment objectives, the General Partners may solicit offers for the sale of the Properties as opportunities arise. In any such sale, the Partnership would benefit from any increase in the value of the Properties and suffer further loss from any decrease in the value of the Properties. Failure by the Limited Partners to approve the Proposal will not affect the rights of the Limited Partners under the Partnership Agreement.

    Under the terms of the Settlement Agreement, if the consents necessary to dissolve and terminate the Partnership have not been obtained by the Final Settlement Date, the New York Life Defendants will have the option of either (a) terminating the proposed Settlement as it applies to the Partnership and the Settling Limited Partners or (b) paying to each Settling Limited Partner the Refund or the Enhancement, as the case may be, but not the Liquidation Advance, in exchange for a Release from such Settling Limited Partner. See "Litigation and Proposed Settlement -- Potential Termination of the Settlement Agreement with Respect to the Partnership." Whether the Settling Limited Partner would be entitled to receive the Refund or the Enhancement depends upon the amount paid for the subject Units by the Settling Limited Partner, the distributions received as of the Final Settlement Date on such Units by the Settling Limited Partner and the amount of the Liquidation Advance the Settling Limited Partner would have received had the Proposal been approved and the Settlement become final. Thus, if the Limited Partners do not consent to the dissolution of the Partnership by approving the Proposal, Settling Limited Partners will not be assured of receiving, in the aggregate, payments that are at least equal to their investment in the Partnership. There can be no assurance that the future performance of the Partnership or the outcome of the Lawsuit or any possible future settlement thereof will result in a return on investment to Limited Partners that equals or exceeds the return facilitated by the approval of the Proposal and the Settlement becoming final.

SUMMARY OF POTENTIAL PAYMENTS TO LIMITED PARTNERS IF THE SETTLEMENT IS APPROVED

    The following chart sets forth the type of payments the Limited Partners will receive, assuming the Settlement is approved and becomes final, depending upon (a) the approval or rejection of the Proposal by the Limited Partners and
(b) the election of the individual Limited Partner to participate in the Settlement.


        ACTION TAKEN                 LIMITED PARTNER'S
     REGARDING PROPOSAL             CLASS ACTION STATUS                     PAYMENTS TO BE RECEIVED
- -----------------------------  -----------------------------  ---------------------------------------------------
Proposal Approved              Settling Limited Partner       (i) Liquidation Advance, (ii) Enhancement or Refund
                                                              and (iii) Liquidating Distributions in excess of
                                                              amount of Liquidation Advance, if any

Proposal Approved              Non-Settling Limited Partner   Liquidating Distributions, as provided in the
                                                              Partnership Agreement

Proposal Not Approved          Settling Limited Partner       (i) Payments as provided under the Partnership
                                                              Agreement, including (a) semiannual distributions
                                                              from the Partnership, to the extent there are funds
                                                              available for distributions, and (b) Liquidating
                                                              Distributions upon liquidation of the Partnership
                                                              at a later date pursuant to the terms of the
                                                              Partnership Agreement, and (ii) at the New York
                                                              Life Defendants' option, in exchange for the
                                                              Release, the Enhancement or the Refund to which
                                                              such Settling Limited Partner would have been
                                                              entitled had the Proposal been approved

Proposal Not Approved          Non-Settling Limited Partner   Payments as provided under the Partnership
                                                              Agreement, including (a) semiannual distributions
                                                              from the Partnership, to the extent there are funds
                                                              available for distributions, and (b) Liquidating
                                                              Distributions upon liquidation of the Partnership
                                                              at a later date pursuant to the terms of the
                                                              Partnership Agreement


    Exhibit C contains examples of the types and amounts of payments a Limited Partner might expect to receive if the Settlement is approved, based on the assumptions stated in such Exhibit under each of the scenarios set forth above. If the Proposal is approved by the Limited Partners but the Settlement does not become final, all Limited Partners will receive only Liquidatng Distributions, as provided in the Partnership Agreement.

NO DISSENTERS' RIGHTS

    The Limited Partners will not be entitled to any dissenters' or appraisal rights under either the Limited Partnership Agreement or Delaware law with respect to the transactions described in this Solicitation Statement.

INVESTMENT COMMITTEE AND BOARD DETERMINATIONS


    Based on the reasons set forth under "-- Reasons for the Proposal" by action of the Investment Committee and the respective boards of directors, the Investment Committee and each of the General Partners have determined that it is in the best interests of the Limited Partners that the Proposal be approved.


    THE INVESTMENT COMMITTEE AND THE BOARDS OF DIRECTORS OF THE GENERAL PARTNERS HAVE APPROVED THE PROPOSAL AND RECOMMEND APPROVAL OF THE PROPOSAL BY THE LIMITED PARTNERS.

REASONS FOR THE PROPOSAL

    The General Partners believe that it is in the best interests of the Limited Partners to approve the Proposal for the following reasons:

    1. LIQUIDITY. There is no established trading market for the Units. Dissolution of the Partnership will provide Limited Partners the opportunity to receive cash in liquidation of their investment in the Partnership and make alternative investments. The prospectus for the Public Offering stated that the Partnership's scheduled investment horizon was seven to ten years, subject to market conditions, the performance of the Properties and the General Partner's evaluation of the anticipated economic benefits of continued ownership of the Properties. All of the Properties in which the Partnership currently has an interest were acquired more than seven years ago, and thus dissolution of the Partnership at this time will provide Limited Partners with investment liquidity within their original expected timeframe. See "Selected Financial Data" for information concerning cash distributions made by the Partnership. There can be no assurance that any alternative investments would generate returns that are equivalent to or greater than those being earned by an investment in the Partnership. Pursuant to a preliminary injunction issued by the Court, Limited Partners who have not excluded themselves from the Class have been enjoined from transferring their Units except in certain specified circumstances. If the Proposal is approved by the Limited Partners and the Settlement is approved by the Court and becomes final, Settling Limited Partners will not be permitted to transfer their Units. Settling Limited Partners will, however, receive the Cash Payment. See "Litigation and Proposed Settlement -- The Hearing Order and the Settlement Hearing."

    2. FAVORABLE MARKET CONDITIONS. The General Partners believe that this may be an opportune time to sell the Properties. The Properties have achieved improved operations during the past two years. While the Partnership could continue to hold the Properties for several more years in the hope that the Properties may increase in value, sale of the Properties and liquidation of the Partnership at this time offers Limited Partners an opportunity to liquidate their investment in the Partnership during a period of favorable conditions in the real estate market.

    3. COST OF MAINTAINING THE PARTNERSHIP. Continuing to operate the Partnership as a public partnership requires ongoing expenditures as overhead costs associated with investor relations and investor servicing, as well as legal and accounting costs associated with required compliance reporting. The Partnership is subject to federal and state securities laws and the terms of the Partnership Agreement under which periodic reports and annual financial statements are required to be generated by the Partnership. The cost of completing these reports and financial statements is paid out of the revenues of the Partnership. In late 1994, the Partnership sold its interest in Parklane, and if the proposals are not approved, the Partnership may consider selling additional Properties in the future. Each sale results in a reduction in the number of Properties generating revenues to cover these overhead costs.

MATERIAL ADVANTAGES AND DISADVANTAGES OF THE PROPOSAL TO THE PARTNERS

    ADVANTAGES   TO  LIMITED  PARTNERS.    If  the  Proposal  is  approved,  the
Partnership's assets will be sold as soon as practicable. The liquidation has the potential of allowing the Limited Partners to realize a greater overall return on investment than continued operations because of current favorable conditions in the real estate market. See "The Proposal and Reasons for the Proposal -- Reasons for the Proposal -- Favorable Market Conditions."

    If the Proposal is approved, Limited Partners will receive cash in liquidation of their investment. This would allow Limited Partners who desire liquidity in their investment in the Partnership to dispose of their Units, which might otherwise be difficult because there is no established trading market for the Units. See "The Proposal and Reasons for the Proposal -- Reasons for the Proposal -- Liquidity."


    Futhermore, if the Settlement is approved and becomes final, and the Proposal is approved with respect to the Partnership, a Settling Limited Partner will receive an amount which, together with prior distributions from the Partnership, will be at least equal to the Settling Limited Partner's total investment in the Partnership. Additionally, a Settling Limited Partner will receive any amounts by which the Liquidating Distribution exceeds the Liquidation Advance to the Settling Limited Partner. See "-- Summary of Potential Payments to Limited Partners If the Settlement is Approved" for a summary of the types of payments a Limited Partner might receive under various alternatives in connection with the proposed Settlement and the Proposal.


    DISADVANTAGES TO LIMITED PARTNERS. If the Proposal is approved, the Limited Partner will no longer have any rights in the Partnership's properties and will not benefit from any potential increases in the value of the Properties or receive any semiannual distributions from the Partnership.


    If the Proposal is approved and the Partnership is not excluded from the Settlement (see "Litigation and Proposed Settlement -- Potential Termination of the Settlement Agreement " and "Litigation and Proposed Settlement -- Potential Termination of the Settlement Agreement with Respect to the Partnership"), a Settling Limited Partner will release and discharge the Defendants and certain of their affiliates, agents and various other persons and entities from, among other things, any and all causes of action that were, could have been, may be or could be alleged in connection with the Proprietary Partnership, including the Partnership, and any other limited partnership or other direct investment program created, sponsored, marketed, sold, operated or managed by the Defendants. See "Litigation and Proposed Settlement -- Release," and the Class Notice that previously was sent to Limited Partners included in the Class.



    ADVANTAGES TO GENERAL PARTNERS. If the Proposal is approved, the General Partners will receive certain amounts from the proceeds of the liquidation in connection with their ownership of general partner interests and Units of the Partnership. The estimated amounts to be received by the General Partners in connection with the liquidation of the Partnership, based on the pro forma balance sheet on a liquidation basis and certain other assumptions, are set forth in Exhibit C. In addition to any such monetary benefits, the General Partners will receive the benefit of any Releases executed by Settling Limited Partners. See "Litigation and Proposed Settlement -- Release" and "Interests of Certain Persons in Transaction."


ESTIMATED FINANCIAL EFFECTS OF IMMEDIATE LIQUIDATION VERSUS CONTINUED OPERATION OF THE PARTNERSHIP

    As described more fully above under "-- Material Advantages and Disadvantages of the Proposal to the Partners," the General Partners believe that liquidation of the Partnership has the potential for providing a greater aggregate return to the Limited Partners than continued operation of the Partnership because current market conditions for sale of the Properties are favorable while continuing to operate the Partnership as a public partnership requires ongoing expenditures that reduce the revenues of the Partnership. If the Partnership is not liquidated, however, the Partnership may continue to earn income and make distributions to the partners, and the partners would benefit from any increase in the value of the Properties and suffer further loss from any decrease in the value of the Properties upon their ultimate sale.

                       LITIGATION AND PROPOSED SETTLEMENT

THE LAWSUIT AND THE CLASS MEMBERS

    On January 11, 1996, Evelyn Shea and Ann Grimshawe ("Plaintiffs") filed separate class action complaints in the District Court of Harris County, Texas ("Texas State Court"), against NYLIFE Equity Inc., New York Life, NYLIFE Inc. and NYLIFE Securities Inc. (collectively with all predecessors and successors of these entities, and the affiliated entities identified below, the "New York Life Defendants"), and American Exploration Production Company and American Exploration Company (collectively, the "American Defendants"). The New York Life Defendants and the American Defendants are sometimes collectively referred to as the "Defendants." The Plaintiffs' allegations against the Defendants included fraud, breach of fiduciary duties, violation of the National Association of Securities Dealers, Inc. Rules of Fair Practice by NYLIFE Securities Inc., negligent misrepresentation, breach of implied covenants, and violation of Texas state securities laws.

    On March 18, 1996, Plaintiffs filed a complaint in the United States District Court for the Southern District of Florida captioned SHEA, ET AL. V. NEW YORK LIFE INSURANCE CO., ET AL. (the "Lawsuit"), amplifying claims alleged in the complaints filed in Texas State Court, alleging violations of various federal securities and state laws, naming NYLIFE Realty and CNP as additional New York Life Defendants and including allegations concerning the Partnership. Plaintiffs purport to represent a class of all persons who purchased or otherwise assumed rights and title to interests in certain limited partnerships, including the Partnership, and other programs created, sponsored, marketed, sold, operated or managed by the Defendants from January 1, 1985 through March 18, 1996 (the "Proprietary Partnerships"). The Plaintiffs requested compensatory damages for their lost original investment, plus, interest, costs (including attorneys' fees), punitive damages, disgorgement of any earnings, compensation and benefits received by the Defendants as a result of the alleged actions and other unspecified relief to which Plantiffs may be entitled.

    On March 19, 1996, the Plaintiffs and the Defendants filed with the Court a Stipulation of Settlement (the "Settlement Agreement") that sets forth the terms of the proposed Settlement of the claims underlying the Lawsuit. The Settlement Agreement provides that the Plaintiffs will serve as the representatives of all persons (the "Class" or "Class Members") who purchased an interest ("Proprietary Investment Units") in any of the Proprietary Partnerships. Expressly excluded from the Class are investors who signed a document that released the New York Life Defendants from any claims concerning such investments. The Defendants have agreed separately that they will not participate in the Settlement with respect to any Proprietary Investment Units that they own. The Defendants will receive any Liquidating Distributions with respect to the Units they own and their general partner interests, as well as any other payments to which they are entitiled under the various agreements relating to the Proprietary Partnerships.

    On May 3, 1996, the Texas State Court entered an order dismissing the Texas proceedings without prejudice, and provided the dismissal would be with prejudice upon final disposition of the Lawsuit.

DENIAL OF CLAIMS

    Prior to the institution of the Lawsuit, the New York Life Defendants determined that it would be in the best interests of the investors in certain Proprietary Partnerships, including the Partnership, to terminate such partnerships and, in connection therewith, to provide certain payments to the limited partners that would be in addition to any amounts they would receive upon liquidation of the partnerships, although the New York Life Defendants had no obligation to do so. The Defendants expressly deny any wrongdoing alleged in the Lawsuit and do not concede any wrongdoing or liability in connection with any of the facts or claims that have been alleged against them in the Lawsuit. The Defendants consider it desirable, however, for the Settlement to be effected because such Settlement will: (i) provide substantial benefits to the Class Members, in a manner consistent with New York Life's prior determination to wind up most of the Proprietary Partnerships through orderly liquidation because the continuation of the business no longer served the intended objectives of either the

Defendants or the owners of interests in such partnerships; (ii) confer substantial benefits on the Defendants and current limited partners of the Proprietary Partnerships by providing an opportunity not only to wind up the Proprietary Partnerships on a schedule favorable to the Class, but also to resolve the issues presented by the Lawsuit with respect to the sale of interests in and operation of the Proprietary Partnerships; and (iii) put Plaintiffs' claims and the underlying matters to rest without undue expense to the Class while reducing the burdens and uncertainties associated with protracted litigation of the claims underlying the Lawsuit.

PAYMENT UNDER THE SETTLEMENT AGREEMENT TO THE LIMITED PARTNERS

    The terms of the Settlement Agreement, with respect to the Partnership, generally provide that each Settling Limited Partner who is a Class Member, and who has not excluded himself, herself or itself from the Class by following the procedures outlined by the Court, will receive the Liquidation Advance and either the Refund or the Enhancement, as the case may be, as described more fully under "The Proposal and Reasons for the Proposal."

THE HEARING ORDER AND THE SETTLEMENT HEARING

    On March 19, 1996, the Court issued the Hearing Order, which, among other things, certified the Class for settlement purposes only and directed Defendants, or their designee(s), to cause the Class Notice to be mailed to all potential Class Members at their last known address no later than 90 days before the Settlement Hearing. The Class Notice previously was sent to the Limited Partners, and each of the Limited Partners should refer to the Class Notice for further information regarding the Lawsuit, the Settlement and the Settlement Hearing, which the Court currently has scheduled for July 3, 1996.

    Among other things, the Hearing Order preliminarily enjoins all Class Members who have not excluded themselves from the Class from selling, transferring, pledging, encumbering, hypothecating or assigning any Unit they own or in which they have an interest, PROVIDED THAT (i) the Court may for good cause shown by a Class Member allow a transfer notwithstanding the injunction and (ii) any Class Member may transfer a Unit where such Class Member agrees in writing to be bound by the Release described in the Class Notice and to waive any right to receive benefits under the proposed Settlement, in which case the person to whom the Unit(s) are transferred will be entitled to the benefits that the Class Member would have received but for the transfer.

POTENTIAL TERMINATION OF THE SETTLEMENT AGREEMENT

    The Settlement Agreement is not yet final and could be terminated for various reasons. The Settlement will become final only after the Court enters a Final Order and Judgment approving the Settlement and the period for appeal thereof has expired or, if the Final Order and Judgment is appealed, on the date on which all appeals have been finally disposed of in a manner that affirms the Final Order and Judgment. There can be no assurance that such approval will be obtained or that the Settlement will become final.

    Plaintiffs have the right to terminate the Settlement Agreement under the circumstances specified therein. In addition, Defendants may unilaterally terminate the Settlement Agreement (a) with respect to all of the Proprietary Partnerships taken together if those persons who elect to exclude themselves from the Class (i) together number more than 3% of all Class Members, or (ii) have ownership interests in the Proprietary Partnerships that together account for more than 3% of all capital invested by limited partners in the Proprietary Partnerships; (b) with respect to a particular Proprietary Partnership, if those persons who elect to exclude themselves from the Class with respect to such Proprietary Partnership (i) together number more than 3% of all those who are Class Members with respect to such partnership, or (ii) have ownership interests in such partnership that together account for more than 3% of all capital invested by limited partners in such partnership; (c) if the votes, consents or authorizations necessary to dissolve and liquidate four or more of the Proprietary Partnerships are not obtained; (d) if any state or federal regulator, self-regulatory organization or other administrative body or official
(i) objects either to any aspect or term of the Settlement Agreement or to the transactions to be entered into to facilitate the proposed Settlement and takes or threatens to take any regulatory or legal action that would impair the ability of the parties to conclude the Settlement on the terms set forth in the Settlement Agreement or (ii) requires as a condition of not taking action any modification to the Settlement Agreement, including, without limitation, any constriction or extension of the scope of the contemplated relief, that the Defendants in their sole discretion reasonably believe would impair their ability to consummate the Settlement or to provide the contemplated relief; or
(e) if a final order dismissing the Texas State Court actions with prejudice, which is no longer appealable, has not been entered by the Final Settlement Date.

POTENTIAL TERMINATION OF THE SETTLEMENT AGREEMENT WITH RESPECT TO THE
PARTNERSHIP


    If the consents necessary to dissolve the Partnership have not been obtained by the Final Settlement Date, the New York Life Defendants may either (i) unilaterally terminate the Settlement Agreement as it applies to the Partnership and Limited Partners, or (ii) pay each Settling Limited Partner the Refund or the Enhancement, as the case may be, but not the Liquidation Advance, in exchange for a Release from such Settling Limited Partner. If the Defendants choose the latter option, a Settling Limited Partner will receive the Refund or the Enhancement, as the case may be, in an amount equal to the amount of the Refund or Enhancement he, she or it would have received had the Proposal been approved and the Liquidation Advance been paid.


RELEASE


    Effective as of the Final Settlement Date, Plaintiffs and all Class Members who did not exclude themselves from the Class, including the Settling Limited Partners, agree that they will release and discharge the Defendants and certain of their affiliates, agents and various other persons and entities from, among other things, any and all causes of action that were, could have been, may be or could be alleged in connection with the Proprietary Partnerships, including the Partnership, or any other limited partnership or other direct investment program created, sponsored, marketed, sold, operated or managed by the Defendants. See "The Proposal and Reasons for the Proposal -- Material Advantages and Disadvantages of the Proposal to the Partners -- Advantages to General Partners" and "Interests of Certain Persons in Transactions." The Class Notice previously provided to each of the Limited Partners sets forth further information regarding the scope of the Release.


FINAL APPROVAL AND FINAL ORDER AND JUDGMENT

    Until the Settlement becomes final as described in the Class Notice, NYLIFE Realty will not be obligated to pay any amounts to the Settling Limited Partners in connection with the Settlement.

                              REGULATORY APPROVALS


    Other than the filing of a Certificate of Cancellation with the Secretary of State of the State of Delaware and a filing with the Commission to deregister the Units, the General Partners are not aware of any federal or state regulatory requirements that must be complied with or any approval of a state or federal body that is necessary to proceed with the dissolution and termination of the Partnership other than any such requirement or approval that may arise in connection with the sale of the Partnership's assets due to (i) the identity of the purchaser or purchasers of the Partnership's properties and assets or (ii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which may require certain information to be filed with the Department of Justice and the Federal Trade Commission and may require certain waiting periods to be satisfied prior to such sale. Following final liquidation of the Partnership and the deregistration of the Units under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Partnership's obligations to file reports under the Exchange Act will terminate. Additionally, in order to proceed with the Settlement, the final approval of the Court must be obtained.

                 CERTAIN INFORMATION CONCERNING THE PARTNERSHIP

GENERAL

    The Partnership is a Delaware limited partnership that was formed on November 14, 1986 solely for the purpose of investing in real estate, primarily through Joint Ventures that would invest in, hold, manage and sell existing commercial properties. The Partnership presently has investments in three Joint Ventures with New York Life as the Co-Venturer. Through these Joint Ventures, the Partnership holds interests in three Properties: an office building in Blue Ash, Ohio, a suburb of Cincinnati ("Cornell"); three commercial buildings in Eden Prairie, Minnesota, a suburb of Minneapolis ("Eden Woods"); and a shopping center in Columbus, Ohio ("NewMarket"). In December 1994, a fourth Joint Venture in which the Partnership had been a co-venturer sold its property, an office building in Brentwood, Tennessee, a suburb of Nashville ("Parklane"). On February 15, 1995, the Partnership distributed its share of the Parklane cash reserve and net sales proceeds aggregating $4,129,702 to the partners of the Partnership.

    The Joint Ventures for Cornell and Parklane were funded 60% by the Partnership and 40% by the Co-Venturer. The Joint Venture for Eden Woods was funded 47.06% by the Partnership and 52.94% by the Co-Venturer. The Joint Venture for NewMarket was originally funded 47.09% by the Partnership and 52.91% by the Co-Venturer. However, additional capital contributions to such Joint Venture have resulted in ownership interests of 43.82% and 56.18% for the Partnership and the Co-Venturer, respectively, at December 31, 1995. All Joint Venture income, losses and distributions are generally apportioned pro-rata between the Partnership and the Co-Venturer in proportion to their respective contributions to the Joint Ventures.

    The Partnership's primary investment objectives are to (i) preserve and protect the Partnership's assets, (ii) provide quarterly distributions to partners and (iii) provide growth of capital through appreciation of the Properties. The attainment of the Partnership's investment objectives depends on many factors, including current and future economic conditions in the United States as a whole and in the localities in which the Properties are located in particular, and the quality of property management provided to the Joint Ventures by local property managers. All of the Properties were acquired with a view towards a seven to ten year holding period.

    The Partnership concluded the Public Offering of Units of limited partnership interests on June 30, 1989. As of such date, the Partnership had raised gross proceeds of $28,339,255 from the sale of 2,833,925.5 Units to 3,383 Limited Partners. In addition, the General Partners contributed $2,000 to the Partnership for their general partner interests. As of December 31, 1995, a total of $9,586,037 in cash distributions had been made to the Limited Partners and $66,470 in cash distributions had been made to the General Partners since the formation of the Partnership. Limited Partners who purchased their Units in the initial closing of the Public Offering in June 1987 have received total cash distributions of $4.05 per Unit or 40.5% of their initial investment.

GENERAL PARTNERS AND MANAGEMENT

    The General Partners of the Partnership are NYLIFE Realty, a Delaware corporation and an indirect, wholly-owned subsidiary of the Co-Venturer, and CNP, a Delaware corporation and a wholly-owned subsidiary of NYLIFE Realty. NYLIFE Realty is primarily responsible for both property-related and Partnership administrative matters. An agreement provides that a management committee (the "Investment Committee") composed of six persons, three from each General Partner, must approve all major decisions with respect to the Partnership's business.

    The Partnership is the managing partner of each Joint Venture, responsible for management of the day-to-day operations and implementing the joint decisions of the Joint Ventures' partners. Each Joint Venture agreement provides that a management committee composed of two representatives from the Partnership and two representatives from the Co-Venturer must approve all major decisions with respect to each Joint Venture's business. Such representatives are all employees of New York Life.

    Since January 1, 1990, property management services have been provided to the Joint Ventures by Greystone Realty Corporation ("Greystone"), an affiliate of the Partnership and New York Life. Prior to that date, Greystone had been managing the Co-Venturer's interest in each of the Joint Ventures. Greystone has contracted with local property and leasing agents to provide property management services at each of the Properties. Local property and leasing agents are paid a property management fee by the Joint Ventures equal to a percentage of gross revenues received by them from the Properties. In addition, Greystone is paid a management fee by the Joint Ventures for their management services in accordance with the terms of the Partnership Agreement.

    Neither the Partnership nor any of the Joint Ventures has any employees nor do they expect to have any employees. During the years ended December 31, 1995 and 1994, certain employees of New York Life and its affiliates performed accounting, secretarial and administrative services for the Partnership. A portion of the costs of such services allocable to the Partnership were reimbursed by the Partnership in accordance with the Partnership Agreement.


    The principal executive offices of each of the General Partners are located at 51 Madison Avenue, New York, New York 10010, and the telephone number for each General Partner is (212) 576-7000.


RIGHTS AND POWERS OF LIMITED PARTNERS

    Upon dissolution and termination of the Partnership, the Limited Partners will no longer have an interest in the Partnership's assets and business and will be giving up all of their rights under the Partnership Agreement. The Limited Partners of the Partnership may not take part in the control of the business or affairs of the Partnership and have no voice in the management or operations of the Partnership. Their lack of a voice in management and control is necessary to limit liability in excess of their investment in the Partnership and their share of undistributed profits from the Partnership (subject to the obligation of a Limited Partner to return distributions to him, her or it under certain circumstances). The Limited Partners:

        (i) share all profits, losses and distributions of the Partnership in accordance with the Partnership Agreement;

        (ii) have their liability for operations of the Partnership limited to the amount of their capital contributions and to their shares of Partnership capital and undistributed net revenues of the Partnership, if any; provided, however, that under applicable partnership law the Limited Partners may under certain circumstances be required to repay to the Partnership amounts previously distributed to them by the Partnership (see "The Proposals and Reasons for the Proposals -- The Proposal -- Provision for Liabilities");

       (iii) have the right to inspect books and records relating to the activities of the Partnership at all reasonable times;

       (iv) receive financial statements, income tax information and certain other reports referred to in the Partnership Agreement;

        (v) have the right to assign their Units to the extent and as provided in Paragraph 12 of the Partnership Agreement;

       (vi) have the right to propose and vote on certain matters affecting the Partnership as provided in Paragraph 16 of the Partnership Agreement;

       (vii) have the right to dissolution and winding up of the Limited Partnership by decree of court as provided for in the Delaware Revised Uniform Limited Partnership Act; and

      (viii) have the right to dissolve and terminate the Partnership or to continue the Partnership as described below under "-- Term and Dissolution of the Partnership."

TERM AND DISSOLUTION OF THE PARTNERSHIP

    The Partnership Agreement provides that the Partnership will continue for a maximum period ending December 31, 2036, but may be dissolved at an earlier date if certain contingencies occur. The contingencies whereupon the Partnership may be dissolved at an earlier date are as follows:

        (a) withdrawal, removal, adjudication of bankruptcy or insolvency of a General Partner, dissolution or other cessation to exist as a legal entity of a corporate General Partner or the death of an individual General Partner, if any, unless (i) the remaining General Partner(s), within 60 days of the date of such event, elect(s) to continue the business of the Partnership, or (ii) if there is no remaining General Partner, the Limited Partners by Majority Vote, within 90 days of the date of such event, elect to continue the business of the Partnership, in a reconstituted form if necessary, and elect a successor General Partner effective as of the date of such event;

        (b) a Majority Vote in favor of dissolution and termination of the Partnership;

        (c) the disposition of all interests in Properties and other assets of the Partnership and the receipt of the final cash payment of the purchase price for all such Properties and assets;

        (d) the election by the General Partners to dissolve and terminate the Partnership (after consulting with Partnership counsel), without the consent of any Limited Partner, in the event that either (i) the Partnership's assets constitute "plan assets," as such term is defined for purposes of ERISA, or (ii) any of the transactions contemplated under the Partnership Agreement constitutes a "prohibited transaction" under ERISA and no exemption for such transaction is obtainable from the United States Department of Labor or the General Partners determine not to seek such an exemption; or

        (e) the entry of a decree of judicial dissolution by a court of competent jurisdiction.

    See Paragraph 19 of the Partnership Agreement.

PROPERTIES

    The Partnership currently has investments in three Joint Ventures, each of which owns a Property. The Properties are described below.

    CORNELL PLAZA OFFICE BUILDING. On March 30, 1988, the Partnership, through a Joint Venture ("Joint Venture A") with the Co-Venturer, acquired an interest in an office building known as Cornell Plaza Office Building ("Cornell") located in Blue Ash, Ohio. Joint Venture A acquired the fee simple title for a purchase price of $9,550,000, of which $5,730,000 represents the Partnership's 60% share of the purchase price, $34,964 represents the Partnership's 60% share of the Acquisition Expenses and $136,512 represents the Partnership's 100% share of Acquisition Fees. No mortgage or other indebtedness has been incurred in connection with the acquisition of Cornell.

    Cornell is a five-story office building containing 97,790 gross sq. ft. and 85,625 net rentable sq. ft. The net rentable sq. ft. at Cornell decreased from 85,946 at December 31, 1994 as the building was remeasured to reflect slight changes in common areas. The building was completed in 1985 and is situated on a
5.6 acre site which provides parking for 302 cars.

    The Blue Ash submarket is one of the strongest markets in the Cincinnati area. Cornell is a class "A" building of superior quality with a stable occupancy rate and income stream.

    Overall, 15% of suburban Cincinnati office space was vacant at the end of 1995. The Blue Ash submarket reported a vacancy rate of 14% as compared to Cornell's vacancy rate of 3% at December 31, 1995. Cincinnati's overall office market was adversely impacted during the past four years by significant downsizing by several locally-based firms, including Procter & Gamble, General Electric Aircraft Engines, Marion Merrell Dow and U.S. Shoe. Fortunately, few of these cutbacks directly affected the Blue Ash submarket as affected companies were concentrated in the Tri-County, Warren County and Central Business District areas.

    Build to suit properties constructed in 1993 also impacted the market. Buildings for Lenscrafters and Honey Baked Hams created large blocks of space. Additionally, Procter & Gamble completed its $280 million Health Care and Research Center in Warren County during 1995. This resulted in an additional 100,000 sq. ft. of leasable space for the Blue Ash submarket.

    A two-story 40,000 sq. ft. office building directly adjacent to Cornell Plaza was fully vacated when its tenant, Heekin Can, was acquired by Ball Manufacturing and employees were consolidated into other locations. However, this building is not considered a Class "A" property and does not compete directly with Cornell Plaza.

    Despite the space being vacated by tenants moving to build to suit properties, only two blocks of space greater than 15,000 sq. ft. exist in the market. The majority of the available space is in the 3,000 to 8,000 sq. ft. range and landlords are aggressive in competing for smaller tenants.

    Employment growth is expected over the next several years due to the new Delta Airlines $375 million hub expansion project which opened in 1994. This expansion project, combined with the continued expansion of local firms in the technology, health care, distribution and retail sectors, support such expectations.

    The following table highlights pertinent data relating to Cornell for the years 1995, 1994 and 1993:

                                                           1995             1994             1993
                                                      ---------------  ---------------  ---------------
Occupancy rate at year end..........................        97%              98%              92%
# of tenants at year end............................        18               22               20
Range of initial minimum lease terms................    3-10 years       3-10 years       2-10 years
Range of annual base rents (per sq. ft.)............   $6.44-$12.91     $6.78-$15.45     $6.75-$15.04
Annual real estate taxes............................     $119,020         $130,355         $127,890

    Generally, leases contain provisions requiring tenants to pay their pro-rata share of real estate taxes and operating expenses in addition to their annual base rent.

    EDEN WOODS BUSINESS CENTER. On August 23, 1988, the Partnership, through a Joint Venture ("Joint Venture C") with the Co-Venturer, acquired three buildings known as Eden Woods Business Center ("Eden Woods") located in Eden Prairie, Minnesota, a suburb located eight miles southwest of Minneapolis' Central Business District. Joint Venture C acquired the fee title to Eden Woods for a purchase price of $10,900,000 and paid Acquisition Fees of $46,213 and Acquisition Expenses of $53,570, resulting in a total cash investment of $10,999,783. As of December 31, 1995, the Partnership and the Co-Venturer had interests in Joint Venture C of 47.06% and 52.94%, respectively. No mortgage or other indebtedness was incurred by Joint Venture C in connection with the purchase of Eden Woods.

    Eden Woods is a complex of flex buildings, which are defined as a combination of office and industrial (warehouse, showroom, assembly, and light manufacturing) space, with a two-tiered rent structure based on the percentage of space used for each purpose. Eden Woods is comprised of three one-story buildings containing a total of 165,866 net rentable sq. ft., of which 54% is office space and 46% is industrial space. The buildings are constructed of steel and masonry frame with an exterior of brick and block facial structure. The
12.65 acre site is heavily wooded and provides surface parking for 509 cars.

    Management believes that the southwest suburban market is one of the most desirable locations in the Minneapolis market for office/showroom and office/warehouse markets. The office/showroom market is the tightest industrial product type in the southwest market, reporting a 2.6% vacancy rate. Additionally, despite the low vacancy rates, there are no new office/showroom projects planned for 1996. New construction has been mostly build-to-suit projects with some office/warehouse construction.

    Lease rates in the southwest region market range from $3.50 to $4.75 per sq. ft. for industrial space, and $7.75 to $9.00 per sq. ft. for office space. Lease rates before rental concessions at Eden Woods approximate market levels at $8.75 per sq. ft. for office space and $4.50 per sq. ft. for warehouse space. Tenant improvement allowances are $10 to $15 per sq. ft. for office space for new tenants.

    Approximately 62,500 sq. ft, or 38%, of Eden Woods' leases expire during 1996. This amount includes 42,500 sq. ft. occupied by one tenant, Lawrence Jewelry. The Lawrence Jewelry lease expired on December 31, 1995, but the tenant extended its lease for one month and vacated on January 31, 1996. The balance of the expiring space of approximately 20,000 sq. ft. has been leased by Netstar to 1999. One existing tenant, Edentec, currently occupying approximately 15,000 sq. ft. will relocate within the Property and expand into approximately 22,000 sq. ft. formerly occupied by Lawrence Jewelry. The space to be vacated by Edentec will also be leased by Netstar. Additionally, Netstar will also lease another 3,000 sq. ft. currently occupied by another Eden Woods tenant. Once these expansions and moves are complete, there will be approximately 21,000 sq. ft. remaining to be leased at the Property. Management is currently in negotiations with prospective tenants and expects to have the space leased within 90 days although there can be no assurance that it will be able to do so.

    The following table highlights pertinent data relating to Eden Woods for the years 1995, 1994 and 1993:

                                                           1995             1994             1993
                                                      ---------------  ---------------  ---------------
Occupancy rate at year end..........................       100%              98%              92%
# of tenants at year end............................        16               15               12
Range of initial minimum lease terms................    1-10 years        3-8 years        3-8 years
Range of annual base rents (per sq. ft.)............    $4.86-$7.27      $4.28-$7.05      $4.28-$7.81
Annual real estate taxes............................     $417,728         $419,217         $504,163

    Generally, leases contain provisions requiring tenants to pay their pro-rata share of real estate taxes and operating expenses in addition to their annual base rent.

    NEWMARKET SHOPPING CENTER. On December 22, 1988, the Partnership, through a Joint Venture ("Joint Venture D") with the Co-Venturer, acquired a one-story retail shopping center known as NewMarket Shopping Center ("NewMarket") located in northwestern Columbus, Franklin County, Ohio. Joint Venture D acquired the fee title to NewMarket for a purchase price of $15,500,000 and paid Acquisition Expenses of $75,888 in connection with the purchase, resulting in a total cash investment of $15,575,888. During 1993, substantial structural improvements were made at NewMarket to accommodate leases with CompUSA to anchor the south end of the center and Media Play to anchor the north end. Such improvements were funded by cash flow from operations as well as capital contributions by the Partnership and the Co-Venturer during 1993 and 1994. Since the Partnership was unable to fund a portion of its required contribution, the Co-Venturer increased its contribution by the amount of the Partnership's shortfall in exchange for an increased ownership interest in the Joint Venture. During 1994, the Co-Venturer contributed $155,059 of additional capital and during 1993, the Partnership and Co-Venturer contributed $459,375 and $1,600,163 of additional capital, respectively.

    NewMarket is adjacent to the interchange of Sawmill Road and Interstate 270. Sawmill Road is a heavily traveled retail corridor serving a relatively affluent area. NewMarket contains 172,833 net rentable sq. ft. It is an enclosed community shopping center, constructed of steel and masonry with decorative split concrete block and metal banding around the exterior walls.

    Columbus's total retail market reported a 9% vacancy rate. Almost all the vacancy is in small shop space. NewMarket's vacancy rate was approximately 7% at December 31, 1995. Rental rates in NewMarket's northwest submarket are
$8.50-$14.00 per sq. ft. before concessions. NewMarket's rates before concessions are $7.50-$13.00 per sq. ft.

    The Columbus retail market is currently experiencing a boom of activity which is a direct result of the city's continued population growth and resulting economic expansion. With this continued growth the city has attracted numerous new retailers to the market. Since 1990 five retail centers totaling approximately 515,000 sq. ft. have been added. This does not include free standing retail buildings known as "big box" or "power center" stores which account for over 800,000 sq. ft. Expansion of the power centers has continued in the Columbus area as well as nationwide. Fifteen new big box stores have been added in Columbus within the past two years and another dozen are expected to open by the end of 1996. Along with the predominance of the power center stores, typical shopping centers with anchor stores and large amounts of satellite space are becoming less prevalent in the current market. Accordingly, there is much competition for smaller retail tenants and this competition should continue going forward.

    The following table highlights pertinent data relating to NewMarket for the years 1995, 1994 and 1993:

                                                   1995                1994                1993
                                            ------------------  ------------------  ------------------
Occupancy rate at year end................         93%                 96%                 96%
# of tenants at year end..................          23                  25                  24
Range of initial minimum lease terms......  month to month-14   month to month-14   month to month-14
                                                  years               years               years
Range of annual base rents (per sq. ft.):
  less than 3,000 sq. ft. (1).............     $6.23-$75.00        $6.12-$63.83        $4.97-$60.64
  more than 3,000 sq. ft..................     $5.88-$13.00        $4.81-$13.00        $4.81-$13.00
Annual real estate taxes..................       $179,582            $201,957            $169,400

- ------------------------
(1) The annual base rental rates per sq. ft. for tenants occupying less than 3,000 sq. ft include amounts for "kiosk" tenants whose monthly rents range from $750-$1,000.

    Generally, lease provisions require tenants to pay their pro-rata share of common area maintenance, real estate taxes and insurance in addition to their annual base rent.

COMPETITION

    The real estate business is highly competitive, and the Properties acquired by the Joint Ventures have active competition from similar properties in their respective vicinities. Additionally, the Partnership may also experience competition for potential buyers at such time as it seeks to sell any of the Properties.

LEGAL PROCEEDINGS

    For a discussion of the Lawsuit, see "Litigation and Proposed Settlement."

                          APPRAISALS OF THE PROPERTIES

    The Partnership has received appraisals of the Properties from the Appraisers. Property Counselors, Inc. ("Counselors") rendered an appraisal of Eden Woods as of December 31, 1995; U.S. Realty Consultants, Inc. ("U.S. Realty") rendered an appraisal of NewMarket as of December 15, 1995; and a third appraiser has rendered an appraisal of Cornell as of December 15, 1995. Executive summaries of the appraisal reports are attached hereto as Exhibit A. The full appraisal reports are available for inspection and copying at the principal offices of the Partnership during regular business hours by any interested Limited Partner or his, her or its representative who has been so designated in writing.

    Each of the Appraisers is a recognized, independent real estate firm with extensive valuation experience. The Partnership decided to retain each of the Appraisers because of the Appraiser's valuation experience in the given market. In addition, during the past two years, Counselors and U.S. Realty have rendered appraisals to Greystone with respect to various properties. The General Partners and their affiliates have no contract, agreement or understanding with any of the Appraisers regarding any future engagement.

    Each appraisal addressed the market value of the fee simple interest in the subject Property as a going concern. The Appraisers did not appraise the value of other assets or liabilities of the Joint Ventures or the Partnership. After considering numerous factors, each of the Appraisers rendered a valuation of the subject Property as of the date specified above. The following table sets forth the Appraisers' valuations and the Partnership's Joint Venture share of such valuations.


                                                            APPRAISED VALUE  PARTNERSHIP SHARE
                                                            ---------------  -----------------
Cornell...................................................   $   7,200,000    $     4,320,000
Eden Woods................................................       9,200,000          4,329,520
NewMarket.................................................       8,000,000          3,505,600
                                                            ---------------  -----------------
                                                             $  24,400,000    $    12,155,120
                                                            ---------------  -----------------
                                                            ---------------  -----------------

    An appraisal is an estimate or opinion of value and cannot be relied upon as a precise measure of value or worth. The amount that may be realized upon sale of a Property may be more or less than its appraised value. None of the Appraisers solicited any offers or inquiries with respect to the Properties from potential purchasers, and therefore, the appraisals should not be construed to suggest that a buyer was, in fact, available or if one were available, that it would be willing to pay the appraised value. Accordingly, no assurance can be given as to the value that may be obtained upon sale of the Properties.

                            SELECTED FINANCIAL DATA

    The following financial data as of and for each of the years ended December 31, 1991 through 1995 and for the three month periods ended March 31, 1996 and March 31, 1995 should be read in conjunction with the Partnership's Financial Statements and related notes thereto included elsewhere herein.

                                        THREE MONTHS ENDED MARCH 31,
                                                                                       YEAR ENDED DECEMBER 31,
                                        ----------------------------  ----------------------------------------------------------
                                            1996           1995           1995           1994           1993           1992
                                        -------------  -------------  -------------  -------------  -------------  -------------
STATEMENT OF OPERATIONS DATA:
Equity in income (loss) from Joint
 Ventures (3).........................  $      67,116  $      63,314  $     248,687  $     765,893  $     311,734  $  (4,686,456)
                                        -------------  -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------  -------------
Net income (loss) -- GAAP basis (2)...  $      23,440  $      54,104  $     157,197  $     615,369  $     158,466  $  (4,856,242)
                                        -------------  -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------  -------------
Net income (loss) -- Tax basis (2)....  $      23,440  $      54,104  $     486,336  $  (1,155,825) $     420,471  $     412,579
                                        -------------  -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------  -------------
Net income (loss) allocated to
 partners:
  Limited Partners....................  $      23,206  $      53,563  $     155,625  $     609,215  $     156,881  $  (4,807,680)
                                        -------------  -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------  -------------
  General Partners....................  $         234  $         541  $       1,572  $       6,154  $       1,585  $     (48,562)
                                        -------------  -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------  -------------
Net income (loss) per Unit............  $         .01  $         .02  $         .05  $         .21  $         .06  $       (1.70)
                                        -------------  -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------  -------------
OTHER OPERATING DATA:
Cash generated from (used in)
 operations...........................  $      45,916  $     (23,221) $      71,646  $     700,795  $      58,242  $     (78,052)
Cash distributions to Limited
 Partners (5).........................       --            4,120,585      4,581,098        141,697       --             --
Cash distributions to General
 Partners.............................       --                9,117         13,769          1,431       --             --
                                        -------------  -------------  -------------  -------------  -------------  -------------
Total cash distributions (1)..........       --            4,129,702      4,594,867        143,128       --             --
                                        -------------  -------------  -------------  -------------  -------------  -------------
Cash generated from (used in)
 operations after distributions to
 Limited Partners (4).................  $      45,916  $  (4,152,923) $  (4,523,221) $     557,667  $      58,242  $     (78,052)
                                        -------------  -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------  -------------
Limited Partner cash distributions per
 Unit.................................  $         .00  $        1.45  $        1.62  $         .05  $         .00  $         .00
                                        -------------  -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------  -------------
Number of Units outstanding at period
 end..................................    2,833,925.5    2,833,925.5    2,833,925.5    2,833,925.5    2,833,925.5    2,833,925.5
                                        -------------  -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------  -------------
BALANCE SHEET DATA:
Total assets..........................  $  14,611,394  $  14,936,501  $  14,565,801  $  19,114,353  $  18,529,965  $  18,480,937
                                        -------------  -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------  -------------
Total liabilities.....................  $     110,211  $     102,686  $      94,058  $     204,940  $      92,793  $     202,231
                                        -------------  -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------  -------------
Partners capital:
  General Partners....................  $     (73,279) $     (69,952) $     (73,573) $     (61,376) $     (66,099) $     (67,684)
  Limited Partners....................     14,574,462     14,903,767     14,545,316     18,970,789     18,503,271     18,346,390
                                        -------------  -------------  -------------  -------------  -------------  -------------
  Total Partners capital..............  $  14,501,183  $  14,833,815  $  14,471,743  $  18,909,413  $  18,437,172  $  18,278,706
                                        -------------  -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------  -------------
Book value per Unit...................  $        5.14  $        5.26  $        5.13  $        6.69  $        6.53  $        6.47
                                        -------------  -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------  -------------


                                            1991
                                        -------------
STATEMENT OF OPERATIONS DATA:
Equity in income (loss) from Joint
 Ventures (3).........................  $     626,000
                                        -------------
                                        -------------
Net income (loss) -- GAAP basis (2)...  $     470,825
                                        -------------
                                        -------------
Net income (loss) -- Tax basis (2)....  $     477,655
                                        -------------
                                        -------------
Net income (loss) allocated to
 partners:
  Limited Partners....................  $     466,117
                                        -------------
                                        -------------
  General Partners....................  $       4,708
                                        -------------
                                        -------------
Net income (loss) per Unit............  $         .16
                                        -------------
                                        -------------
OTHER OPERATING DATA:
Cash generated from (used in)
 operations...........................  $     533,578
Cash distributions to Limited
 Partners (5).........................        779,333
Cash distributions to General
 Partners.............................          7,872
                                        -------------
Total cash distributions (1)..........        787,205
                                        -------------
Cash generated from (used in)
 operations after distributions to
 Limited Partners (4).................  $    (253,627)
                                        -------------
                                        -------------
Limited Partner cash distributions per
 Unit.................................  $         .28
                                        -------------
                                        -------------
Number of Units outstanding at period
 end..................................    2,833,925.5
                                        -------------
                                        -------------
BALANCE SHEET DATA:
Total assets..........................  $  23,235,833
                                        -------------
                                        -------------
Total liabilities.....................  $     100,885
                                        -------------
                                        -------------
Partners capital:
  General Partners....................  $     (19,122)
  Limited Partners....................     23,154,070
                                        -------------
  Total Partners capital..............  $  23,134,948
                                        -------------
                                        -------------
Book value per Unit...................  $        8.17
                                        -------------
                                        -------------


- ----------------------------------
(1) In 1991 the General Partners decided to suspend distributions throughout 1992 and 1993 as part of a long-term strategy to preserve the assets and maximize performance of the portfolio.
(2) The differences between GAAP and Tax basis net income (loss) are primarily the result of different methods of depreciation and rental income recognition for financial reporting and tax reporting purposes.
(3) The 1992 Equity in loss from Joint Ventures resulted from a write-down of the carrying values of Parklane and NewMarket to their then current appraised values.
(4) Cash generated from (used in) operations after distributions to Limited Partners does not include cash distributions from Joint Ventures in excess of earnings (return of capital) of $3,849,522, $802,507, $12,779, $373,732 and $302,816, for each of the five years in the period ended December 31, 1995 and $93,873 and $3,358,700 for the three month periods ended March 31, 1996 and March 31, 1995, respectively.

(5) Cash distributions to Limited Partners representing a return of capital were $1.62, $.05, $.00, $.00 and $.11, on a per Unit basis, for each of the five years in the period ended December 31, 1995 and $.00 and $1.45 per Unit for the three months ended March 31, 1996 and March 31, 1995, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

    The Partnership's cash balance of $828,769 at March 31, 1996 includes $110,211 to pay accrued liabilities, and cash generated from operations of the Joint Ventures and distributed to the Partnership.

    The Partnership derives its revenues primarily from its equity interests in the Joint Ventures. Accordingly, the Partnership's share of cash flow from the Joint Ventures depends on the performance of the Properties. Cash flow generated by the Properties is first to be used to fund tenant improvements, leasing commissions and capital improvements, if any. Any remaining cash flow is then distributed to the Co-Venturers. The Partnership also received interest income on the balance in its restricted cash account and short-term investments.

    The Partnership's only operating costs were general and administrative expenses which primarily include audit and tax return preparation fees, printing and postage costs for quarterly and annual reports, and reimbursements to the General Partners for reimbursable expenses incurred in accordance with the Partnership Agreement. Such general and administrative expenses, which are not expected to fluctuate materially, totaled $50,600 for the three months ended March 31, 1996.


    As of February 3, 1996 the space previously leased to Lawrence Jewelry consisting of an entire building has become available. Portions of this space have already been leased to new tenants and the Co-Venturers have determined that an estimated $250,000 in tenant improvements will be necessary. Accordingly, Eden Woods' cash flow from operations has been utilized to fund such improvements. In addition, cash flow in excess of charges for tenant improvements has been held in escrow to pay the first half of the year's property taxes totaling $221,124 which are due on May 15, 1996. There are no other material capital commitments.


    Cornell and NewMarket are expected to generate adequate cash flow to fund their own operations. During the quarter ended March 31, 1996, Cornell and NewMarket distributed $116,734 and $44,258 to the Partnership, respectively. As discussed above, cash flow for the first quarter at Eden Woods was used to fund the new tenant improvements, as well as property taxes.

    The Partnership expects sufficient cash flow to be generated from its Joint Venture investments to meet its current and future operating requirements. However, if the Partnership does not have sufficient funds to meet its future operating requirements, the General Partners, at their sole discretion, may borrow money on behalf of the Partnership from unaffiliated third parties subject to the terms of the Partnership Agreement. The Partnership may also utilize its restricted cash to meet such future operating requirements. If such a circumstance were to occur, the Partnership would thereafter seek to replenish its restricted cash.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1996 COMPARED TO THREE MONTHS ENDED MARCH 31, 1995

    The decrease in the Partnership's net income for the quarter ended March 31, 1996 as compared to the corresponding period in 1995 is the result of a decrease in interest income and a slight increase in general and administrative expenses.

    Cornell's net income increased by $11,000 for the three months ended March 31, 1996 compared to the corresponding 1995 period primarily due to an increase in tenant reimbursements for improvements. Eden Woods' net income increased by approximately $4,000 for the three months ended March 31, 1996 primarily due to a decrease in amortization and depreciation expense on prepaid leasing commissions and tenant improvements, respectively. NewMarket's net income decreased by approximately $16,000 for the three months ended March 31, 1996 as compared to the corresponding period in 1995 due primarily to a decline in rental rates as well as a 5% decrease in occupancy. The retail market in which NewMarket is located continues to experience rapid development including the addition of new superstores. This development has led to increased price competition among the retail segment. Recognizing that high occupancy is vital to the success of a mall, management has responded to this increased price competition by lowering rental rates so existing tenants do not vacate.

    Occupancy at Cornell, Eden Woods, and NewMarket was 95%, 87%, and 91%, respectively, as of March 31, 1996, as compared to 95%, 98%, and 96%, respectively, as of March 31, 1995.

1995 COMPARED TO 1994

    The Partnership's net income for the year ended December 31, 1995 decreased by approximately $460,000 as compared to the prior year primarily as a result of a decrease in equity in income from Joint Venture operations. Included in equity in income from Joint Venture operations for the year ended December 31, 1994 was approximately $361,000 of equity in income from Parklane, including approximately $177,000 representing the Partnership's share of the gain on the sale of Parklane on December 6, 1994. For a more detailed discussion of the operations of each Property, see "Investments in Joint Ventures -- 1995" below.

    Partially offsetting such decrease in equity in income from Joint Venture operations was an increase in interest income of approximately $48,000 for the year ended December 31, 1995 as compared to the prior year primarily due to interest earned on the Partnership's share of the Parklane cash reserve account and net sales proceeds from January 1, 1995 to February 15, 1995, when such cash was distributed to investors.

    In management's opinion, except for the proposed dissolution of the Partnership as more fully discussed in Note 10 of the Notes to Financial Statements, when adopted on January 1, 1996, Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" will not have a material adverse effect on the Partnership's financial position or results of operations. In the event of dispositon, the Partnership would record an adjustment to state its investments in real estate and Joint Ventures at their then fair market value. Subsequent increases and decreases in fair market value would be recorded currently in earnings under the liquidation method of accounting.

    The effects of inflation on the Partnership are immaterial.

    INVESTMENTS IN JOINT VENTURES -- 1995

    CORNELL PLAZA OFFICE BUILDING. Net operating income at Cornell decreased by approximately $13,000, or 2%, for the year ended December 31, 1995 as compared to the prior year. Occupancy was 97% as of December 31, 1995. Occupancy as of December 31, 1994 was 98%. Interest income at Cornell increased by approximately $5,000 for the year ended December 31, 1995 as compared to the prior year primarily due to interest earned on the funds set aside for the new HVAC system described below. Depreciation and amortization increased by approximately $96,000 for the year ended December 31, 1995 as compared to the prior year primarily due to depreciation charges related to such HVAC system.

    During 1995 one tenant, USA Mobile Communications, expanded its space by 3,119 sq. ft. This tenant executed a five year lease at $10.75 per sq. ft. for the first three years and $11.50 thereafter.

    Three tenants vacated the premises during 1995, however, the USA Mobile expansion absorbed most of such vacated space. Galbreath, Cornell's managing and leasing agent, and Orion International vacated the space which USA Mobile leased. Additionally, Talent Tree did not renew its lease of 1,325 sq. ft. Computer Associates will also be vacating its 9,000 sq. ft. before its lease expires in March 1997. This tenant has informed management that it will continue to make all payments in accordance with its lease. Additionally, Chrysler, a current Cornell tenant, has expressed interest in expanding into the Computer Associates space.

    A new HVAC system was installed at Cornell due to the insufficient capacity and outdated technology of the old system. Cornell's cash flow from operations had been set aside to fund such improvement and distributions to Co-Venturers were suspended at Cornell as of October 1994. The new system was installed and operational as of April 1995. The total cost of the new system was approximately $323,000, all of which was funded entirely from Cornell's cash flow from operations. Accordingly, Cornell has since resumed distributions to Co-Venturers.

    EDEN WOODS BUSINESS CENTER. Net operating income at Eden Woods decreased by approximately $138,000 for the year ended December 31, 1995 as compared to the prior year. Such decrease is primarily due to revenues recognized by the Property in 1994 representing the Sanborn early lease termination settlement. Eden Woods' occupancy increased from 98% at December 31, 1994 to 100% at December 31, 1995.

    Approximately 35,000 additional sq. ft. was leased at Eden Woods during 1995. Three new tenants were added during the year. Trisen Systems Inc. executed a 5 year lease for 10,132 sq. ft. vacated by Micro-Net in January, 1995 with a base rent of $4.18 per sq. ft. the first year and $5.66, $6.31, $6.94, and $8.45 per sq. ft. the second through fifth years, respectively. Office Products of Minnesota Inc. executed a 5 year lease for 20,086 sq. ft. formerly occupied by Sanborn, with a base rent of $7.06 the first three years and $7.42 thereafter. Wilson Learning Corp. signed a three year lease for 5,186 sq. ft. vacated by Trimar in January, 1995, with a base rent of $7.05.

    In addition to the new leases discussed above, one tenant, Netstar, expanded its space by 3,043 sq. ft.

    Lawrence Jewelry did not renew its lease for 42,500 sq. ft., which expired on December 31, 1995, but instead extended its lease for one month and vacated on January 31, 1996. One current tenant has agreed to expand into approximately half of the Lawrence Jewelry space.

    NEWMARKET SHOPPING CENTER. Net operating income at NewMarket increased by approximately $86,000 for the year ended December 31, 1995 as compared to the prior year partially as a result of a property tax refund of approximately $52,000 received during 1995 resulting from a successful certiorari of 1994's tax assessment. Also contributing to the increase in net operating income for 1995 is a decrease in repairs and maintenance expense of approximately $35,000 as compared to 1994. Minor parking lot and electrical repairs performed during 1994 comprise most of such difference. The occupancy rate decreased from 96% at December 31, 1994 to 93% at December 31, 1995.

    During 1995 two tenants did not renew their leases. Elbee Shoes vacated its 4,813 sq. ft. space. Additionally, Southwest Designs informed management of its intention to vacate the mall by January 31, 1996. The adjacent tenant, S & K Famous Brands, which currently leases 4,030 sq. ft., intends to expand into such vacated space.

    As previously reported, in 1994 Famous Footwear expanded its space and extended its lease. Their renovated space opened for business in June 1995.

    Leases aggregating approximately 23,000 sq. ft., or 13% of NewMarket's net rentable area, are due to expire during 1996. Included in such amount are three month-to-month tenants: We're For Kids, Family Theatre Playhouse, and Shoe Sensation, currently occupying 6,998 sq. ft., 8,000 sq. ft and 6,100 sq. ft., respectively.

    Management plans for 1996 include retention of tenants whose leases expire in 1996, including the month-to-month tenants discussed above, and attracting one or two new shops that may act as "mini-anchors," although there can be no assurances that management will be able to accomplish its plans.

1994 COMPARED TO 1993

    The increase in the Partnership's net income for the year ended December 31, 1994 from the year ended December 31, 1993 is primarily a result of an increase in equity in income from Joint Venture operations. Net operating income for each of the Joint Ventures increased by an aggregate 34% for the year ended December 31, 1994 over the corresponding period in 1993. See "Investments in Joint Ventures -- 1994" below for a more detailed discussion of the operations of each Property. In addition, general and administrative expenses decreased approximately $7,000 for the year ended December 31, 1994 as compared to the corresponding period in 1993, resulting from a reduction in printing and postage costs for the year ended December 31, 1994 as well as an over accrual of professional fees of approximately $18,000 for the year ended December 31, 1993. The Partnership had accrued for certain professional fees in 1993 that were subsequently paid for by the Joint Ventures. Accordingly, the Partnership reversed the accrual for those expenses in 1994.

    The effects of inflation on the Partnership were immaterial.

    INVESTMENTS IN JOINT VENTURES -- 1994

    CORNELL PLAZA OFFICE BUILDING. Net operating income at Cornell increased by approximately $170,000 for the year ended December 31, 1994 as compared to the year ended December 31, 1993. Occupancy increased from 92% at December 31, 1993 to 98% at December 31, 1994. Additionally, the Partnership received a real estate tax refund of approximately $84,000 resulting from a successful appeal of the 1991 and 1992 tax assessments.

    During 1994, an additional 5,458 sq. ft. of space was leased at Cornell. Two new tenants were added, while seven existing tenants expanded. JBA International and the Galbreath Company executed new leases aggregating 2,614 sq. ft. JBA International leased 1,614 sq. ft. for three years at $10.00 per sq. ft. Galbreath executed a month-to-month lease for 1,000 sq. ft. at $5.00 per sq. ft. Expansions took place during 1994 for Cincinnati Asset Management, Spencer and Spencer, Citizens Mortgage, USA Mobile Communications, Inacomp, Zaring Homes and Eaton ranging from 389 sq. ft. to 1,603 sq. ft. with average rental rates ranging from $9.00 per sq. ft. to $12.95 per sq. ft. In addition, Hitachi renewed its lease for 5,891 sq. ft. for four years at an average rental rate of $9.75 per sq. ft.

    As expected, Phoenix Mutual Insurance ("Phoenix Mutual") vacated 3,261 sq. ft. during 1994 as a result of the merger between Phoenix Mutual and Home Life Insurance.

    Besides the Galbreath month-to-month tenancy, the only lease expiring during 1995 was Talent Tree's for 1,325 sq. ft.

    As of December 31, 1994, the property was 98% occupied, and management was carefully evaluating any expansion requests in order to achieve maximum rents.

    As discussed above, a new HVAC system was installed at Cornell during 1995 due to the insufficient capacity and outdated technology of the old system. As of December 31, 1994, cash in the amount of $149,956 had been set aside for such expenditure.

    PARKLANE OFFICE BUILDING. On December 6, 1994, pursuant to a Purchase and Sale Agreement dated October 7, 1994, Joint Venture B sold Parklane, along with the underlying land and related improvements to Principal Mutual Life Insurance Company for $5,600,000 which represents approximately 127% of its appraised value of $4,400,000 as of November 30, 1993. It was determined that under current market conditions and considering the departure of South Central Bell, whose 69,302 sq. ft. occupancy comprises approximately 64% of Parklane's net rentable space, the sale of Parklane would provide more value than utilizing the cash reserve to re-tenant the building. At the time of the sale the cash reserve balance was $1,519,570. The Partnership distributed to investors its share of the net proceeds from the sale, along with its share of the cash reserve, on February 15, 1995.

    For the year ended December 31, 1994, Parklane had a decrease in net operating income of approximately $48,000 over the corresponding period in 1993 due to the reduction in rental income as a result of the sale of Parklane on December 6, 1994. The Joint Venture recognized a gain on the sale of Parklane of $294,687, based on the carrying value of the land, the building and the related improvements.

    In addition, Parklane had an increase in interest income of approximately $20,000 for the year ended December 31, 1994 as compared to the corresponding period in 1993, due to the growth of the cash reserve account throughout 1994. The cash reserve balance was $1,143,225 at December 31, 1993 and $1,519,570 at December 6, 1994, the date of the sale of Parklane described above.

    EDEN WOODS BUSINESS CENTER. Net operating income at Eden Woods increased by approximately $249,000 for the year ended December 31, 1994 as compared to the year ended December 31, 1993. Eden Woods' occupancy increased from 92% at December 31, 1993 to 98% at December 31, 1994. Additionally, a tax reassessment of Eden Woods resulted in a reduction of real estate taxes of approximately $85,000 for the year ended December 31, 1994 as compared to the year ended December 31, 1993.

    Approximately 11,000 additional sq. ft. was leased at Eden Woods during 1994. Five new tenants were added during the year. Proline Audio executed a five year lease for 4,103 sq. ft. at an average rental rate of $5.90 per sq. ft. A five year lease was executed with Heidelberg USA for 5,441 sq. ft. at an average rental rate of $6.55 per sq. ft. Original Marketing executed a five year lease for 2,519 sq. ft. at an average rental rate of $7.00 per sq. ft. Business Machine Sales executed a seven year lease for 7,162 sq. ft. at an average rental rate of $7.19 per sq. ft. Woodroast Systems Inc. executed a five year lease for 5,035 sq. ft. at an average rental rate of $6.24 per sq. ft.

    In addition, Datatrak (formerly Jobtrak) renewed the lease on its 8,123 sq. ft. for five years at an average rental rate of $6.47 per sq. ft. Edentec also elected to renew its lease for 15,388 sq. ft. for five years at an average rental rate of $7.17 per sq. ft.

    Fargo-Datamax and Datatrend vacated 12,197 sq. ft. and 4,103 sq. ft., respectively, during 1994. Trimar, which occupied 5,186 sq. ft., vacated in January 1995. This space was subsequently leased to Wilson Learning Corporation for three years at $7.05 per sq. ft.

    NEWMARKET SHOPPING CENTER. Net operating income at NewMarket increased by approximately $384,000 for the year ended December 31, 1994 as compared to the year ended December 31, 1993, as a result of the addition of CompUSA and Media Play in November 1993. Media Play and CompUSA comprised approximately 47% of total occupancy of NewMarket at December 31, 1994. During 1994, a full year of rental revenue was recognized from these tenants. The occupancy rate at December 31, 1994 and 1993 remained stable at 96%.

    Depreciation and amortization expense for the year ended December 31, 1994 increased by approximately $133,000 as compared to the year ended December 31, 1993 as a result of depreciation expense related to the improvements for the two anchor tenants.

    Approximately 5,000 additional sq. ft. was leased at NewMarket during 1994. Southwest Design executed a five year lease for 3,202 sq. ft. at an average rental rate of $8.50 per sq. ft. Candlesticks executed a five year lease for 1,843 sq. ft. at an average rental rate of $8.56 per sq. ft.

    Two tenants, Linens N Things and Mr. Bulky's, vacated NewMarket during 1994. Linens N Things had occupied 7,200 sq. ft. Mr. Bulky's exercised a termination option in its lease and vacated its 1,843 sq. ft. In accordance with such termination option agreement, NewMarket received approximately $10,000 for reimbursement of certain improvements and leasing commissions paid with regard to the Mr. Bulky's lease.

    Hit or Miss renewed its lease for 3,686 sq. ft. for five years at $11.00 per sq. ft. Dress Barn also renewed its lease for 7,427 sq. ft. for five years at $12.50 per sq. ft.

    Famous Footware expanded by 3,982 sq. ft. from 5,418 sq. ft. to 9,400 sq. ft. and extended its lease on the combined space for five years at $8.50 per sq. ft.

    As of December 31, 1994, leases aggregating approximately 40,275 sq. ft., or 23% of NewMarket's net rentable area, were due to expire during 1995. Included in the aforementioned are two month-to-month tenants: We're For Kids and Family Theatre Playhouse, who occupy 6,998 sq. ft. and 8,000 sq.

ft., respectively. El-Bee Shoe Outlet and Shoe Sensation, occupying 4,813 sq. ft. and 6,100 sq. ft., respectively, which had leases expiring during the first quarter of 1995, renewed on a month-to-month basis.

    As of December 31, 1994, management was also negotiating lease renewals with three other tenants with large spaces expiring during 1995. These tenants: S&K Famous Brands, The Casual Male and Dress Barn occupied 4,030 sq. ft., 2,719 sq. ft. and 7,427 sq. ft. respectively, at December 31, 1994.

1993 COMPARED TO 1992

    The Partnership had net income of $158,466 for the year ended December 31, 1993 as compared to its net loss of $4,856,242 for the year ended December 31, 1992. The 1992 net loss resulted from the write-down of the carrying values of Parklane and NewMarket of $9,945,784 in the aggregate. The Partnership's share of such write-downs totaled $5,085,409. The Partnership's 1992 net income, exclusive of the write-downs, was $416,467, representing $398,953 of operating income from Joint Ventures and $17,514 of interest income.

    The Partnership's 1993 equity in income from Joint Ventures (prior to the effect of the write-downs) declined by approximately 22% from 1992. Net operating income at Cornell and Parklane increased while Eden Woods and NewMarket experienced a decline. See Investments in Joint Ventures -- 1993 below for a more detailed discussion of the operations of each Property. In addition, the Partnership's general and administrative expenses decreased by approximately 7% as a result of a reduction in professional fees and printing and postage costs.

    The effects of inflation on the Partnership were immaterial.

    INVESTMENTS IN JOINT VENTURES -- 1993

    CORNELL PLAZA OFFICE BUILDING. Net operating income at Cornell increased during 1993 primarily as a result of an increase in occupancy at the Property and a decrease in real estate tax expense, the latter resulting from a reassessment of the Property value. Occupancy at Cornell increased to 92% from 82% in 1992.

    During 1993, an additional 9,821 sq. ft. of space was leased. Two new tenants were added, while three existing tenants expanded. Keane, Inc. signed a five year lease for 2,500 sq. ft. at $8.78 per sq. ft. Orion International Consulting signed a four year lease for 1,587 sq. ft. at an average $8.06 per sq. ft. RJR/Nabisco's Planters division renewed its lease and expanded by 608 sq. ft. Planters' new lease is for a three year term at $9.80 per sq. ft. Heublein expanded its office by 2,053 sq. ft. and executed a new five year lease at $8.94 per sq. ft. with annual increases equal to 50% of the change in the Consumers Price Index. Zaring Homes Inc. expanded by 2,985 sq. ft., agreeing to pay an average of $7.63 per sq. ft. for a 4.25 year term. Zaring Homes recently went public and is now Cornell's second-largest tenant, with 11,351 sq. ft. In addition, a renewal was effected with Southwestern Ohio Water Co. for 762 sq. ft.

    During 1993, Cornell offset some of the soft market conditions in the Cincinnati market primarily with internal growth from existing tenants and relatively few lease expirations. Although Cornell enjoyed a 92% occupancy rate at the end of 1993, management anticipated rental rates might need to be reduced in order to continue to compete effectively and thereby retain tenants and lease the remaining 6,717 vacant sq. ft.

    Cornell had increased depreciation/amortization expense for 1993 relating to the tenant improvement and leasing commissions incurred as a result of the aforementioned leasing activity.

    PARKLANE OFFICE BUILDING.   Net operating income  at Parklane increased  for
the year ended December 31, 1993, as a result of an increase in occupancy at the Property. Occupancy at Parklane increased from 87% to 96% during 1993.

    During 1993, two new leases were signed at Park Lane and one existing tenant expanded its space. Centex Real Estate Corp. signed a five year lease for 6,097 sq. ft. at an average rental rate of $11.59 per sq. ft. Wright & Company signed a three year lease for 1,230 sq. ft. at $12.76 per sq. ft. Tanya Tucker Inc. expanded by 1,178 sq. ft. and signed a new one year lease at $11.00 per sq. ft.

    During 1992, the carrying value of Parklane was written down to reflect its appraised value at that time. As a result, depreciation expense on the building decreased during 1993.

    EDEN WOODS BUSINESS CENTER. Net operating income at Eden Woods decreased during 1993. Although occupancy increased, rental rates were slightly lower and concessions were being offered. Occupancy at Eden Woods increased from 89% to 92% in 1993 as a result of a successful leasing program. In addition, Eden Woods experienced an increase in its 1993 real estate tax assessment.

    In January of 1993, a five year lease was executed with Seaberg Medical for 2,478 sq. ft. at $6.88 per sq. ft. for the first three years and $7.38 per sq. ft. for the remainder of the term. Costs associated with this lease include rent abatements of $7,814, leasing commissions of $5,774 and tenant improvements of $18,972.

    During June of 1993, a three year lease was executed with Netstar for 16,810 sq. ft. at $5.10 per sq. ft. for the first year, $5.70 per sq. ft. for the second year and $6.29 per sq. ft. for the third year. Costs associated with this lease include leasing commissions of $25,564 and tenant improvements of $30,875.

    EdenTec renewed its lease for a term of three years, to commence in February 1994, at $6.96 per sq. ft. for the first year and $7.27 per sq. ft. for the remainder of the term. Costs associated with this renewal include rent abatements of $17,850, leasing commissions of $18,559 and tenant improvements of $12,000.

    NEWMARKET SHOPPING CENTER. Net operating income at NewMarket decreased during 1993. Prior to the addition of two new anchor tenants in November 1993, occupancy at NewMarket had declined as several tenants vacated the Property. Upon the addition of the two anchor tenants, occupancy at NewMarket increased from 77% to 96% during 1993. Additionally, NewMarket received a real estate tax refund during 1993 of $97,439 resulting from a successful certiorari of 1991's tax assessment.

    As previously discussed, NewMarket added two anchor tenants during 1993. Both tenants opened for business in November 1993 and their presence increased traffic at the center.

    The total costs associated with the admission of the two new anchor tenants and the related reconfiguration of NewMarket totaled $2,610,758. As of December 31, 1993, $2,455,699 had been expended, of which, $396,161 was funded from property operations and $459,375 and $1,600,163 were contributed by the Partnership and the Co-Venturer, respectively. The Partnership and the Co-Venturer are required to make capital contributions in accordance with their respective ownership interests. As of December 31, 1993, the Partnership's required contribution was $969,836. Since the Partnership was unable to fund a portion of its required contribution, the Co-Venturer increased its contribution by the amount of the Partnership's shortfall in exchange for an increased ownership interest in the Joint Venture. In addition, the remaining contribution of $155,059 was funded by the Co-Venturer in January 1994.

    In addition to the new anchor tenants, two new small shops were added during 1993. Galleria Leather and Luggage signed a five year lease for 3,000 sq. ft. at an average rental rate of $5.80 per sq. ft. and Tuxedo Classics signed a five year lease for 1,500 sq. ft. at an average rental rate of $8.40 per sq. ft.

    Several tenants renewed and/or expanded in conjunction with the reconfiguration, including The Kitchen Place, BK Sports, The Cookie Store, The Raisin Rack, Backstage Studio, Fiesta Hair Salon, E.B. Brown Opticians and Art on the Block.

    During 1992, the carrying value of NewMarket was written down to reflect its appraised value at that time. As a result, depreciation expense on the building decreased during 1993.

                        FEDERAL INCOME TAX CONSEQUENCES

    The following discussion briefly addresses what the General Partners believe, based on the advice of tax counsel, Akin, Gump, Strauss, Hauer & Feld, L.L.P., are likely to be the principal federal income tax consequences under current law of a Limited Partner's receipt of a Cash Payment pursuant to the Settlement and of the winding-up and liquidation of the Partnership. The federal income tax discussion set forth below is a summary included for general information purposes only and does not address all of the potential tax consequences that might be relevant to a particular Limited Partner.

    The United States federal income tax consequences to each Limited Partner, including a Limited Partner that is a tax-exempt entity (such as a charitable or other tax-exempt organization, a pension, profit sharing or stock bonus plan, or a Keogh plan, IRA or other employee benefit plan) (a "Tax-Exempt Limited
Partner"), of the receipt of a Cash Payment pursuant to the Settlement and of the winding up and liquidation of the Partnership will vary depending on the Limited Partner's particular circumstances. In addition, the views of the General Partners and tax counsel described below are not binding on the Internal Revenue Service (the "IRS") or the courts. It is possible that the IRS could take a different position regarding the federal income tax consequences described below and that a court would sustain the IRS's position, in which case a Limited Partner may realize different tax consequences. Accordingly, each Limited Partner is strongly urged to consult his, her or its own tax adviser with respect to the specific tax consequences of its receipt of a Cash Payment pursuant to the Settlement and of the winding-up and liquidation of the Partnership, including the effect and applicability of federal, state, local and foreign tax laws.

CASH PAYMENT

    REFUND. The Refund should be treated for federal income tax purposes as a return of capital and should be applied against and reduce a Settling Limited Partner's adjusted tax basis in his, her or its Units. To the extent, if any, that the Refund received by a Settling Limited Partner exceeds his, her or its adjusted tax basis in his, her or its Units, such excess will constitute taxable income to such Settling Limited Partner, which may be ordinary income.

    LIQUIDATION ADVANCE. A Settling Limited Partner generally should not recognize income on his, her or its receipt of the Liquidation Advance. If the Liquidation Advance received by a Settling Limited Partner ultimately exceeds the Liquidating Distribution allocable to such Settling Limited Partner (see "Winding Up and Liquidation of the Partnership", below), such excess generally should be treated for federal income tax purposes in the same manner as a Refund received at the time of the liquidation of the Partnership.

    ENHANCEMENT.   The Enhancement should  be treated in the  same manner as the
Refund.

    SPECIAL RULES FOR TAX-EXEMPT LIMITED PARTNERS. A Tax-Exempt Limited Partner who participates in the Settlement generally should not recognize unrelated business taxable income as a result of its receipt of the Refund or Enhancement. However, if such a Tax-Exempt Limited Partner has either (i) incurred "acquisition indebtedness" within the meaning of the Code with respect to its Units or (ii) utilized deductions (if any) generated by the Partnership against unrelated business taxable income, then such Limited Partner may recognize unrelated business taxable income to the extent (if any) the Refund or Enhancement exceeds its adjusted tax basis in its Units.

    The General Partners and tax counsel believe that property acquired with the proceeds of the Liquidation Advance should not be treated as "debt-financed property" within the meaning of the Code even though it is expected that NYLIFE Realty will recoup all or part of the Liquidation Advance from Liquidating Distributions that would otherwise be paid to the Settling Limited Partner. However, there is no clear legal authority on the treatment of payments like the Liquidation Advance for such purposes and it is possible that the IRS could take a different view.

    EACH TAX-EXEMPT LIMITED PARTNER IS PARTICULARLY URGED TO CONSULT ITS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE RECEIPT OF THE CASH PAYMENT.

WINDING UP AND LIQUIDATION OF THE PARTNERSHIP

    In general, in computing his, her or its federal income tax liability for his, her or its tax year in which the assets of the Partnership are sold, each Limited Partner will be required to take into account his, her or its allocable share of any gain or loss from the sale of the Partnership's real property. Any gain and the entire amount of any loss reportable by a Limited Partner from the disposition by the Partnership of real property should generally be treated as "section 1231" gain or loss.

    A Limited Partner also will be required to report gain or loss from the Partnership's sale of tangible personal property used its trade or business in an amount equal to his, her or its allocable share of the gain or loss realized by the Partnership. Any gain from the sale of tangible personal property will be treated as ordinary income (and in the case of a Tax-Exempt Limited Partner, unrelated business taxable income if such Limited Partner utilized deductions (if any) generated by the Partnership against unrelated business taxable income) to the extent of depreciation deductions previously allowed with respect to such property, and any excess gain and the entire amount of any loss will be treated as "section 1231" gain or loss. It is anticipated that the gain treated as ordinary income should generally be allocated solely to the Limited Partners other than Tax-Exempt Limited Partners.

    Generally, section 1231 gains or losses from all sources are required to be netted on the Limited Partner's tax return. Any net section 1231 gain is treated as long-term capital gain, and any net section 1231 loss is treated as an ordinary loss.

    A Limited Partner may deduct losses allocated by the Partnership only to the extent of his, her or its adjusted tax basis in his, her or its Units. Because the Refund paid to a Limited Partner will reduce his, her or its adjusted tax basis in his, her or its Units, a Limited Partner who receives a Refund may not be entitled to deduct the full amount of his, her or its share of any losses realized by the Partnership.

    Upon the liquidation of the Partnership and the distribution of sale proceeds, a Limited Partner could, depending on his, her or its personal tax situation, recognize additional gain or loss, to the extent that the sum of the cash received (and in the case of a Settling Limited Partner any amounts treated as received and used to repay the Liquidation Advance) and the reduction in his, her or its share of Partnership non-recourse liabilities (if any) is greater or less than such Limited Partner's adjusted tax basis of his, her or its Units. For this purpose, the Limited Partner's adjusted tax basis in his, her or its Units is increased by his, her or its share of any gain and reduced by such Limited Partner's share of any loss recognized from the sale of Partnership assets (as well as such Limited Partner's receipt of a Refund or Enhancement, as described above).

    As described more fully under the heading "The Proposal and the Reasons for the Proposal -- Effect of Approval of the Proposal and the Settlement," all or part of the Liquidating Distribution otherwise payable to any Limited Partner who has received a Liquidation Advance will be paid to NYLIFE Realty as a repayment of the Liquidation Advance. Although the issue is not free from doubt, the General Partners believe that any Limited Partner who has received a Liquidation Advance will be treated for federal income tax purposes as having received from the Partnership his, her or its full allocable share of the Liquidating Distribution, and, to the extent such amount is paid to NYLIFE Realty, to have applied such proceeds to repay the Liquidation Advance. The General Partners intend that the Partnership's annual information return will be prepared in a manner consistent with such treatment.

    Any additional gain or loss recognized by a Limited Partner on the liquidation of the Partnership generally will be treated as capital gain or loss.

    Any loss reportable by a Limited Partner as a result of the transactions contemplated herein, and any suspended passive activity losses from prior years that are attributable to the Partnership, should generally be deductible in the year of sale without regard to the passive activity loss limitations. Any net income or gain reportable by a Limited Partner as a result of the transactions contemplated herein should generally be considered "passive activity" income that can be offset against passive activity losses from other sources.

    A Tax-Exempt Limited Partner may have unrelated business taxable income as a result of the winding up and liquidation of the Partnership if it has incurred "acquisition indebtedness" within the meaning of the Code with respect to its Units.

    EACH LIMITED PARTNER IS STRONGLY URGED TO CONSULT ITS TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE RECEIPT OF THE CASH PAYMENT AND OF THE WINDING UP AND LIQUIDATION OF THE PARTNERSHIP ON THE LIMITED PARTNER'S PARTICULAR TAX SITUATION.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    There is no individual known by the General Partners to be the beneficial owner of more than five percent of the outstanding Units. The Partnership's records indicate that no director or officer of NYLIFE Realty or CNP is a beneficial owner of any of the outstanding Units. Each of the General Partners owns a 0.5% general partner interest in the Limited Partnership. In addition, NYLIFE Realty owns 2,016.4 Units.

                  INTERESTS OF CERTAIN PERSONS IN TRANSACTION


    If the Proposal is approved by the Limited Partners, the Partnership will proceed with the dissolution and termination of the Partnership pursuant to the Partnership Agreement regardless of whether the Settlement is approved by the Court and becomes final, and any Partnership assets remaining after the sale of the Partnership's properties and the discharge of all of its liabilities, including debts to partners, will be distributed to the Limited Partners and General Partners in accordance with the Partnership Agreement. See "The Proposal and Reasons for the Proposal -- The Proposal -- Liquidating Distributions." In addition to any Liquidating Distribution NYLIFE Realty will receive as a result of its general partner interest, NYLIFE Realty will receive a percentage of the Liquidating Distributions to Limited Partners corresponding to the number of Units owned by it.


    If the Limited Partners approve the Proposal and the Court approves the Settlement and the Settlement becomes final, NYLIFE Realty will pay a Liquidation Advance to each Settling Limited Partner. The Liquidation Advance will be non-interest bearing and repayable solely out of any Liquidating Distribution payable by the Partnership to the Settling Limited Partner. Each Settling Limited Partner will grant a security interest in favor of NYLIFE Realty in his, her or its Units and Liquidating Distribution up to the amount of such Settling Limited Partner's Liquidation Advance to secure the repayment of such Liquidation Advance out of his, her or its Liquidating Distribution. No Cash Payment will be made with respect to the Units owned by NYLIFE Realty.

    The Proposal may give rise to certain conflicts of interest arising out of the relationships among the Partnership, the General Partners and affiliates of the General Partners. If the Proposal is approved by the Limited Partners and the Settlement is approved by the Court and becomes final, the General Partners and certain of their affiliates will be released from certain liabilities as discussed in "Litigation and Proposed Settlement -- Release." New York Life, an affiliate of the General Partners, is the Co-Venturer of each of the Joint Ventures and will participate in the net proceeds from the sale of the Properties in proportion to its interest in the Joint Ventures. Each Joint Venture agreement provides that the consent of both the Partnership and the Co-Venturer is required for the sale of the Property owned by the Joint Venture. The Co-Venturer has informed the Partnership, however, that if the Proposal is approved, the Co-Venturer will consent to the terms of any sale of the Property for cash if the terms are acceptable to the Partnership. Pursuant to the Partnership Agreement, the General Partners would be entitled to a Subordinated Disposition Fee in connection with the sale of a Property if the Limited Partners have received a specified return on their capital contributions. The General Partnerships believe it is unlikely that the specified return will be achieved upon sale of the Properties. As a condition to receipt of a Liquidation Advance from NYLIFE Realty, as paying agent for NYLIFE Inc., each Settling Limited Partner will grant a security interest in favor of NYLIFE Realty in his, her or its Units and Liquidating Distribution up to the amount of such Settling Limited Partner's Liquidation Advance to secure the repayment of the Liquidation Advance out of such Settling Limited Partner's Liquidating Distribution. See "The Proposal and Reasons for the Proposal -- Material Advantages and Disadvantages of the Proposal to the Partners -- Advantages to General Partners."


                      MARKET FOR UNITS AND RELATED MATTERS


    There is no organized trading market for the Units. Units may be assigned upon compliance with applicable laws and the terms of the Partnership Agreement. As of the Record Date, the Partnership had 3,065 Limited Partners. Pursuant to a preliminary injunction issued by the Court, Limited Partners who have not excluded themselves from the Class have been enjoined from transferring their Units except in certain specified circumstances. If the Proposal is approved by the Limited Partners and the Settlement is approved by the Court and becomes final, Settling Limited Partners will not be permitted to transfer their Units. Settling Limited Partners will, however, receive the Cash Payment. See "The Proposal and Reasons for the Proposal -- Reasons for the Proposal -- Liquidity" and "Litigation and Proposed Settlement -- The Hearing Order and the Settlement Hearing."


    Information regarding cash distributions to the Limited Partners is included under "Selected Financial Data."

                               VOTING PROCEDURES


    Each Limited Partner shall be entitled to one vote or portion thereof for each Unit or portion thereof owned of record by such Limited Partner on the Record Date. Approval of the Proposal requires the affirmative consents of Limited Partners holding a majority of the Units (a minimum of 1,416,963 Units) outstanding on the Record Date. A duly executed consent form on which a consent, disapproval or abstention is not indicated will be deemed a consent to the Proposal, except that broker non-votes (Units held by a broker or nominee for which a consent form is submitted but with respect to which such broker or nominee expressly indicates that it does not have discretionary authority to consent to the proposals) will be treated as negative votes. Abstentions also will be treated effectively as negative votes.



    This Definitive Solicitation Statement is accompanied by a separate consent form. Consent forms should be completed, signed and returned promptly if by United States mail to New York Life Limited Partnership Class Action Administrator, P.O. Box 9224, Boston, MA 02205-8622, or if by hand delivery or delivery service, to New York Life Limited Partnership Class Action Administrator, c/o Boston Financial Data Services, 1250 Hancock Street, Quincy, MA 02169. A self-addressed, prepaid envelope for return of the consent forms has been included with this Definitive Solicitation Statement.



    Only Limited Partners of record on the Record Date (May 14, 1996) will be entitled to submit consent forms with respect to the Proposal. The consent solicitation for the Partnership will expire at 5:00 p.m., New York time, on July 1, 1996, unless extended by the General Partners (as extended from time to time, the "Expiration Date"). The General Partners may extend the Expiration Date in their sole discretion. The General Partners intend to extend the Expiration Date until the earlier of the date on which a majority of the Limited Partners have approved or disapproved the Proposal or the Final Settlement Date.



    Any Limited Partner delivering a consent form pursuant to the Definitive Solicitation Statement may revoke his, her or its consent, disapproval, or abstention with respect to the Proposal at any time prior to the Expiration Date by delivering written notice of such revocation to New York Life Limited

Partnership Class Action Administrator, P.O. Box 9224, Boston, MA 02205-8622, or if by hand delivery or delivery service, to New York Life Limited Partnership Class Action Administrator, c/o Boston Financial Data Services, 1250 Hancock Street, Quincy, MA 02169. Such written notice must be received by NYLIFE Realty prior to the Expiration Date.

    The Partnership Agreement allows certain costs and expenses incurred by the General Partners, including those in connection with the preparation and mailing of the Solicitation Statement and all papers which accompany or supplement the Solicitation Statement, to be charged to the Partnership. NYLIFE Realty, however, has elected to pay all costs and expenses, including legal fees, incurred in connection with the preparation, filing and distribution of this Solicitation Statement and all accompanying or supplementary papers.

    The Proprietary Partnerships have retained the services of King to solicit the written consents of limited partners to the dissolution of such partnerships. Additionally, BFDS has been retained by the General Partners, certain of their affiliates and the Plaintiffs to act as the class action administrator in connection with the Lawsuit. As such, BFDS may assist in the solicitation of written consents. Solicitation of consents also may be undertaken by the directors, officers, employees and agents of the General Partners and New York Life. Solicitation may be made by mail, telephone, telegraph, facsimile transmission or personal interview. The fees and expenses of King and BFDS and the costs incurred by the General Partners in connection with the solicitation of consents will be borne by NYLIFE Realty and certain of its affiliates. The fees of King for the solicitation of consents on behalf of all Proprietary Partnerships (including the Partnership) is estimated to be $100,000, plus reimbursement for out-of-pocket costs and expenses. The fees of BFDS for its services as class action administrator in connection with the Lawsuit are estimated to be $2,500,000.

                             ADDITIONAL INFORMATION

    The Partnership is subject to the informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Partnership may be inspected at, and, upon payment of the Commission's customary charges, copies may be obtained from, the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information are also available for inspection and copying at prescribed rates at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

                           INCORPORATION BY REFERENCE


    The Partnership's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Form 10-K/A-1 dated May 15, 1996 and Form 10-K/A-2 dated May 28, 1996, and its Quarterly Report on Form 10-Q for the three months ended March 31, 1996, as amended by Form 10-Q/A-1 dated May 28, 1996, are incorporated by reference into this Solicitation Statement.


    The Partnership will provide without charge to each person to whom a copy of this Preliminary Solicitation Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to NYLIFE Realty Income Partners I, L.P., 51 Madison Avenue, Suite 1710, New York, New York 10010.

By Order of the General Partners

NYLIFE REALTY INC.
CNP REALTY INVESTMENTS INC.

                     NYLIFE REALTY INCOME PARTNERS I, L.P.
                         INDEX TO FINANCIAL STATEMENTS


                                                                                                           PAGE NO.
                                                                                                          -----------
ANNUAL FINANCIAL STATEMENTS:

  Report of Independent Public Accountants..............................................................         F-2

  Balance Sheets as of December 31, 1995 and 1994.......................................................         F-3

  Statements of Operations for the Years Ended December 31, 1995, 1994 and 1993.........................         F-4

  Statements of Partners' Capital for the Years Ended December 31, 1995, 1994 and 1993..................         F-5

  Statements of Cash Flows for the Years Ended December 31, 1995, 1994 and 1993.........................         F-6

  Notes to Financial Statements.........................................................................         F-7

QUARTERLY FINANCIAL STATEMENTS (UNAUDITED):

  Balance Sheets as of March 31, 1996 and December 31, 1995.............................................        F-15

  Statements of Operations for the Three Months Ended March 31, 1996 and 1995...........................        F-16

  Statements of Partners' Capital (Deficit) for the Three Months Ended March 31, 1996 and for the Year
   Ended December 31, 1995..............................................................................        F-17

  Statements of Cash Flows for the Three Months Ended March 31, 1996 and 1995...........................        F-18

  Notes to Financial Statements.........................................................................        F-19

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of NYLIFE Realty Income Partners I, L.P.:

We have audited the accompanying balance sheets of NYLIFE Realty Income Partners I, L.P. (a Delaware limited partnership) (the "Partnership") as of December 31, 1995 and 1994 and the related statements of operations, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the general partner. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the general partner, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As further discussed in Note 11, in connection with the proposed settlement of litigation involving NYLIFE Realty Inc., a co-general partner of the Partnership, the general partners will solicit consents of the limited partners for the dissolution of the Partnership. The financial statements do not include any adjustments that might result should the limited partners consent to liquidate the Partnership.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Partnership as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

/s/  Arthur Andersen LLP
ARTHUR ANDERSEN LLP
New York, New York
March 22, 1996

                     NYLIFE REALTY INCOME PARTNERS I, L.P.
                            (A LIMITED PARTNERSHIP)
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1995 AND 1994

ASSETS                                                                1995         1994
                                                                   -----------  -----------
Cash and cash equivalents........................................  $   688,977  $ 1,362,676
Restricted cash..................................................      283,392      283,392
Investments in real estate Joint Ventures........................   13,590,960   17,440,482
Other assets -- net..............................................        2,472       27,803
                                                                   -----------  -----------
      Total assets...............................................  $14,565,801  $19,114,353
                                                                   -----------  -----------
                                                                   -----------  -----------

LIABILITIES AND PARTNERS' CAPITAL
Due to affiliates................................................  $   --       $   100,000
Accrued liabilities..............................................       94,058      104,940
                                                                   -----------  -----------
      Total liabilities..........................................       94,058      204,940
                                                                   -----------  -----------
Partners' capital
  General Partners:
    Capital contributions........................................        2,000        2,000
    Accumulated deficit..........................................       (9,103)     (10,675)
    Cumulative distributions.....................................      (66,470)     (52,701)
                                                                   -----------  -----------
                                                                       (73,573)     (61,376)
                                                                   -----------  -----------
  Limited Partners:
    Capital contributions net of public offering expenses........   25,032,724   25,032,724
    Accumulated deficit..........................................     (901,371)  (1,056,996)
    Cumulative distributions.....................................   (9,586,037)  (5,004,939)
                                                                   -----------  -----------
                                                                    14,545,316   18,970,789
                                                                   -----------  -----------
      Total partners' capital....................................   14,471,743   18,909,413
                                                                   -----------  -----------
      Total liabilities and partners' capital....................  $14,565,801  $19,114,353
                                                                   -----------  -----------
                                                                   -----------  -----------

               The accompanying Notes to Financial Statements are
                     an integral part of these statements.

                     NYLIFE REALTY INCOME PARTNERS I, L.P.
                            (A LIMITED PARTNERSHIP)
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                         1995           1994           1993
                                                                     -------------  -------------  -------------
INCOME
Equity in income from Joint Venture operations.....................  $     248,687  $     765,893  $     311,734
Interest...........................................................         64,280         16,444         20,332
                                                                     -------------  -------------  -------------
    Total income...................................................        312,967        782,337        332,066
                                                                     -------------  -------------  -------------
EXPENSES
General and administrative.........................................         55,770         66,968         73,600
General and administrative -- related party........................        100,000        100,000        100,000
                                                                     -------------  -------------  -------------
    Total expenses.................................................        155,770        166,968        173,600
                                                                     -------------  -------------  -------------
      Net income...................................................  $     157,197  $     615,369  $     158,466
                                                                     -------------  -------------  -------------
                                                                     -------------  -------------  -------------
NET INCOME ALLOCATED
General Partners...................................................  $       1,572  $       6,154  $       1,585
Limited Partners...................................................        155,625        609,215        156,881
                                                                     -------------  -------------  -------------
                                                                     $     157,197  $     615,369  $     158,466
                                                                     -------------  -------------  -------------
                                                                     -------------  -------------  -------------
Net income per Unit................................................  $         .05  $         .21  $         .06
                                                                     -------------  -------------  -------------
                                                                     -------------  -------------  -------------
Number of Units....................................................    2,833,925.5    2,833,925.5    2,833,925.5
                                                                     -------------  -------------  -------------
                                                                     -------------  -------------  -------------

               The accompanying Notes to Financial Statements are
                     an integral part of these statements.

                     NYLIFE REALTY INCOME PARTNERS I, L.P.
                            (A LIMITED PARTNERSHIP)
                        STATEMENTS OF PARTNERS' CAPITAL
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993

                                                                                                      TOTAL
                                                                         LIMITED       GENERAL      PARTNERS'
                                                                         PARTNERS      PARTNERS      CAPITAL
                                                                      --------------  ----------  --------------
Capital (deficit) at January 1, 1993................................  $   18,346,390  $  (67,684) $   18,278,706
Net income..........................................................         156,881       1,585         158,466
                                                                      --------------  ----------  --------------
Capital (deficit) at December 31, 1993..............................      18,503,271     (66,099)     18,437,172
Net income..........................................................         609,215       6,154         615,369
Distributions to partners...........................................        (141,697)     (1,431)       (143,128)
                                                                      --------------  ----------  --------------
Capital (deficit) at December 31, 1994..............................      18,970,789     (61,376)     18,909,413
Net income..........................................................         155,625       1,572         157,197
Distributions to partners...........................................      (4,581,098)    (13,769)     (4,594,867)
                                                                      --------------  ----------  --------------
Capital (deficit) at December 31, 1995..............................  $   14,545,316  $  (73,573) $   14,471,743
                                                                      --------------  ----------  --------------
                                                                      --------------  ----------  --------------

               The accompanying Notes to Financial Statements are
                     an integral part of these statements.

                     NYLIFE REALTY INCOME PARTNERS I, L.P.
                            (A LIMITED PARTNERSHIP)
                            STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993

                                                                            1995           1994           1993
                                                                       --------------  -------------  ------------
Cash flows from operating activities:
Net income...........................................................  $      157,197  $     615,369  $    158,466
                                                                       --------------  -------------  ------------
Adjustments to reconcile net income to net cash provided by operating activities:
  Equity in income from joint venture operations.....................        (248,687)      (765,893)     (311,734)
  Cash distributions from joint venture operations...................         248,687        765,893       311,734
Changes in assets and liabilities:
  (Increase) decrease in restricted cash.............................        --             (250,000)      250,000
  Decrease (increase) in other assets................................          25,331        (26,721)        9,214
  (Decrease) increase in due to affiliates...........................        (100,000)       100,000       --
  (Decrease) increase in accrued liabilities.........................         (10,882)        12,147      (109,438)
                                                                       --------------  -------------  ------------
    Total adjustments................................................         (85,551)      (164,574)      149,770
                                                                       --------------  -------------  ------------
    Net cash provided by operating activities........................          71,646        450,795       308,242
                                                                       --------------  -------------  ------------
Cash flows from investing activities:
  Cash distributions from Joint Venturers in excess of earnings
   (return of capital)...............................................       3,849,522        802,507        12,779
  Investments in real estate Joint Ventures..........................        --             --            (459,375)
                                                                       --------------  -------------  ------------
    Net cash provided by (used in) investing activities..............       3,849,522        802,507      (446,596)
                                                                       --------------  -------------  ------------
Cash flows from financing activities:
  Distributions to partners..........................................      (4,594,867)      (143,128)      --
                                                                       --------------  -------------  ------------
Net (decrease) increase in cash and cash equivalents.................        (673,699)     1,110,174      (138,354)
Cash and cash equivalents at beginning of year.......................       1,362,676        252,507       390,856
                                                                       --------------  -------------  ------------
Cash and cash equivalents at end of year.............................  $      688,977  $   1,362,676  $    252,507
                                                                       --------------  -------------  ------------
                                                                       --------------  -------------  ------------

               The accompanying Notes to Financial Statements are
                     an integral part of these statements.

                     NYLIFE REALTY INCOME PARTNERS I, L.P.
                            (A LIMITED PARTNERSHIP)
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994

NOTE 1 -- ORGANIZATION
    NYLIFE Realty Income Partners I, L.P. (the "Partnership") is a Delaware limited partnership formed on November 14, 1986. Its co-general partners are NYLIFE Realty Inc. ("Realty") and CNP Realty Investments, Inc. ("CNP"), (collectively, the "General Partners"). The Partnership was formed to enter into a series of joint ventures (individually, a "Joint Venture", collectively, the "Joint Ventures") with New York Life Insurance Company (the "Co-Venturer"), an affiliate of Realty. Each Joint Venture acquired (on an unleveraged basis), operates, holds for investment, and will ultimately sell, existing, income producing, commercial properties (individually, a "Property", collectively, the "Properties").

    The Partnership is the managing partner of each Joint Venture, responsible for management of the day-to-day operations and implementing the joint decisions of the Joint Venture's partners.

    The Partnership will continue until December 31, 2036, unless terminated sooner in accordance with the terms of the partnership agreement (the "Partnership Agreement") (see Note 11). The Partnership did not commence active operations until March 1987. The offering of units was terminated by the General Partners on June 30, 1989.

    Capitalized terms used in these Notes to Financial Statements, unless otherwise defined herein, shall have the meanings set forth in Section 2 of the Partnership Agreement.

NOTE 2 -- BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF REPORTING

    The accompanying financial statements are prepared under generally accepted accounting principles using the accrual basis of accounting. Accordingly, revenues are recognized as earned and expenses are recognized as incurred.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    Highly liquid debt instruments (primarily consisting of commercial paper) purchased with a maturity of three months or less are considered cash equivalents.

    RESTRICTED CASH

    Restricted  cash  represents  amounts  required   to  be  retained  in   the
Partnership which may be used to fund future operating requirements pursuant to the Partnership Agreement.

    INVESTMENTS IN REAL ESTATE JOINT VENTURES

    The Partnership accounts for its investments in real estate joint ventures using the equity method of accounting. Equity in income (loss) from Joint Venture operations is recognized as earned and cash distributions received are accounted for as a reduction of the related investment (see Note 4).

    The Partnership's investments in real estate joint ventures are carried at the lower of equity method carrying amount or estimated net realizable value. The Partnership periodically reviews its investments for declines in net realizable values, to amounts below recorded balances based upon its

                     NYLIFE REALTY INCOME PARTNERS I, L.P.
                            (A LIMITED PARTNERSHIP)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1995 AND 1994

NOTE 2 -- BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES (CONTINUED)
present investment strategies. Future changes in such investment strategies and other circumstances may effect estimates of net realizable values and therefore the carrying amount of investments (see Note 10).

    INCOME TAXES

    No provision for income taxes has been made in the financial statements since these taxes are the responsibility of the individual partners rather than the Partnership.

    RECLASSIFICATIONS

    Certain prior year amounts have been reclassified to conform to the current year's presentation.

NOTE 3 -- THE PARTNERSHIP AGREEMENT
    The Partnership Agreement, dated June 10, 1987, provides that net cash from operations, as defined, for each fiscal year will be distributed on a quarterly basis, 99% to the Limited Partners and 1% to the General Partners until each Limited Partner has received a 6% annual return. Any remaining net cash from operations will first be distributed to the General Partners until the General Partners have received an additional 9% of the aggregate net cash from operations distributed to all partners. Thereafter, net cash from operations will be distributed 99% to the Limited Partners and 1% to the General Partners.

    Net proceeds from sales of Properties shall be distributed first, 100% to the Limited Partners until each Limited Partner has received an amount equal to his capital contribution; second, 100% to the Limited Partners until each Limited Partner has received aggregate distributions from all sources (other than the proceeds previously referred to) equal to a 6% cumulative return;
third, after payment of the subordinated disposition fee to the General Partners, if any, 100% to the Limited Partners until each Limited Partner has received aggregate distributions from all sources (other than the proceeds first mentioned) equal to a 10% cumulative return; and fourth, any remaining proceeds will be distributed 85% to the Limited Partners and 15% to the General Partners.

NOTE 4 -- INVESTMENT IN REAL ESTATE JOINT VENTURES
    Since inception, the Partnership and Co-Venturer have acquired four commercial properties, Cornell Plaza Office Building ("Cornell"), Parklane Office Building ("Parklane"), Eden Woods Business Center ("Eden Woods") and NewMarket Shopping Center ("NewMarket") through investments in Joint Ventures ("Joint Ventures A, B, C and D" respectively) as follows:

                                                                                           PARTNERSHIP INTEREST
                                                                 DATE                               AT
  JOINT                                            RENTABLE   ACQUIRED BY                  --------------------
 VENTURE    PROPERTY NAME         LOCATION          SQ. FT.   PARTNERSHIP  PURCHASE PRICE  12/31/95   12/31/94
- ---------  ---------------  ---------------------  ---------  -----------  --------------  ---------  ---------
    A      Cornell          Blue Ash, OH              85,625    3/30/88    $    9,550,000  60%        60%

  (1)B     Parklane         Brentwood, TN            107,523    6/29/88    $    9,600,000  60%        60%

    C      Eden Woods       Eden Prairie, MN         165,866    8/23/88    $   10,900,000  47.06%     47.06%

    D      NewMarket        Columbus, OH             172,833   12/22/88    $   15,500,000  43.82%     43.82%

- ------------------------
(1) As discussed below, Parklane was sold on December 6, 1994.

                     NYLIFE REALTY INCOME PARTNERS I, L.P.
                            (A LIMITED PARTNERSHIP)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1995 AND 1994

NOTE 4 -- INVESTMENT IN REAL ESTATE JOINT VENTURES (CONTINUED)
    MINIMUM RENT PAYMENTS

    Future minimum rental income to be received from non-cancelable operating leases as of December 31, 1995 for the Joint Ventures are as follows:

1996..........................................  $ 2,594,600
1997..........................................    2,380,277
1998..........................................    2,082,463
1999..........................................    1,721,142
2000..........................................    1,159,530
Thereafter....................................    3,001,737
                                                -----------
                                                $12,939,749
                                                -----------
                                                -----------

    Base rent in 1995, 1994 and  1993 was $2,703,146, $3,875,542 and  $3,492,005
excluding escalations, respectively.

    Generally, lease terms are for 3 to 5 years and allow for increases in certain property operating expenses to be passed through to the tenants.

    JOINT VENTURE A -- CORNELL

    During the years ended December 31, 1995 and 1994, various leasing and capital improvement costs were incurred as follows:

                                                                         1995         1994
                                                                      -----------  -----------
Tenant improvements.................................................  $    21,663  $   274,378
                                                                      -----------  -----------
                                                                      -----------  -----------
Building improvements...............................................  $   314,554  $    21,024
                                                                      -----------  -----------
                                                                      -----------  -----------
Leasing commissions.................................................  $    16,882  $    69,172
                                                                      -----------  -----------
                                                                      -----------  -----------
Rent concessions....................................................  $    12,655  $     1,400
                                                                      -----------  -----------
                                                                      -----------  -----------

    During 1995 and 1994, the Partnership received distributions from Cornell of $280,761 and $179,043, respectively.

    JOINT VENTURE B -- PARKLANE

    On December 6, 1994 pursuant to a Purchase and Sale Agreement dated October 7, 1994, Joint Venture B sold Parklane, along with the underlying land and related improvements, to Principal Mutual Life Insurance Company for $5,600,000 which represents approximately 127% of its appraised value of $4,400,000 at November 30, 1993. It was determined that under current market conditions and considering the departure of South Central Bell, whose 69,302 sq. ft. occupancy comprises approximately 64% of Parklane's net rentable space, the sale of Parklane would provide more value than utilizing the cash reserve to re-tenant the building. At the time of the sale the cash reserve balance was $1,519,570. During 1995 and 1994, the Partnership received distributions from Parklane of $3,301,334 and $915,124, respectively. The Partnership distributed to investors its share of the net proceeds from the sale, along with its share of the cash reserve, in accordance with the provisions of the Partnership Agreement on February 15, 1995.

                     NYLIFE REALTY INCOME PARTNERS I, L.P.
                            (A LIMITED PARTNERSHIP)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1995 AND 1994

NOTE 4 -- INVESTMENT IN REAL ESTATE JOINT VENTURES (CONTINUED)
    JOINT VENTURE C -- EDEN WOODS

    During the years ended December 31, 1995 and 1994, various leasing costs were incurred as follows:

                                                                         1995         1994
                                                                      -----------  -----------
Tenant improvements.................................................  $   213,655  $   273,914
                                                                      -----------  -----------
                                                                      -----------  -----------
Leasing commissions.................................................  $   122,270  $    76,809
                                                                      -----------  -----------
                                                                      -----------  -----------
Rent concessions....................................................  $    59,060  $    51,951
                                                                      -----------  -----------
                                                                      -----------  -----------

    During 1995 and 1994, the Partnership received distributions from Eden Woods of $163,970 and $211,193, respectively.

    JOINT VENTURE D -- NEWMARKET

    During 1993, substantial structural improvements were made at NewMarket to accommodate leases with CompUSA to anchor the south end of the center and Media Play to anchor the north end. Such improvements were funded by cash flow from operations as well as capital contributions by the Partnership and Co-Venturer during 1993 and 1994. Since the Partnership was unable to fund a portion of its required contribution in 1994, the Co-Venturer increased its contribution by the amount of the Partnership's shortfall in exchange for an increased ownership interest in the Joint Venture. During 1994, the Co-Venturer contributed $155,059 of additional capital and during 1993, the Partnership and the Co-Venturer contributed $459,375 and $1,600,163, of additional capital, respectively.

    During the years ended December 31, 1995 and 1994 various leasing and capital improvement costs were incurred as follows:

                                                                           1995        1994
                                                                         ---------  -----------
Tenant improvements....................................................  $   4,500  $   115,448
                                                                         ---------  -----------
                                                                         ---------  -----------
Building improvements..................................................  $   2,521  $    85,632
                                                                         ---------  -----------
                                                                         ---------  -----------
Leasing commissions....................................................  $  --      $    36,178
                                                                         ---------  -----------
                                                                         ---------  -----------
Rent concessions.......................................................  $   2,454  $    10,487
                                                                         ---------  -----------
                                                                         ---------  -----------

    During 1995 and 1994, the Partnership received distributions from NewMarket of $352,144 and $263,040, respectively.

    The terms of the Partnership Agreement, dated June 10, 1987, provide that all Joint Venture income, losses and distributions, generally, will be apportioned pro-rata among the Partnership and the Co-Venturer in proportion to their respective contributions (exclusive of the Partnership's contribution for Acquisition Fees).

                     NYLIFE REALTY INCOME PARTNERS I, L.P.
                            (A LIMITED PARTNERSHIP)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1995 AND 1994

NOTE 4 -- INVESTMENT IN REAL ESTATE JOINT VENTURES (CONTINUED)
    A summary of the condensed combined financial information of the Joint Ventures and the appraised values of the Properties as of December 31, 1995 and 1994 is presented below:

                                                               1995                                    1994
                                 ----------------------------------------------------------------  ------------
                                                                                       COMBINED      COMBINED
                                   CORNELL     PARKLANE    EDEN WOODS    NEWMARKET      TOTAL         TOTAL
                                 -----------  -----------  -----------  -----------  ------------  ------------
APPRAISED VALUES OF
 PROPERTIES....................  $ 7,200,000      --       $ 9,200,000  $ 8,000,000  $ 24,400,000  $ 21,800,000
                                 -----------  -----------  -----------  -----------  ------------  ------------
                                 -----------  -----------  -----------  -----------  ------------  ------------
BALANCE SHEETS
Land...........................  $ 1,128,832      --       $ 1,765,928  $ 1,773,046  $  4,667,806  $  4,667,806
Building and improvements......    9,840,813      --        10,382,181    9,667,612    29,890,606    29,333,712
Accumulated depreciation.......   (3,202,942)     --        (2,802,780)  (2,903,364)   (8,909,086)   (7,440,878)
Other assets...................      500,368      --           750,316      651,961     1,902,645     7,596,351
Accrued liabilities............     (176,651)     --          (125,209)    (251,255)     (553,115)     (690,317)
Co-Venturer's equity...........   (3,185,096)     --        (5,312,239)  (5,505,369)  (14,002,704)  (16,646,395)
                                 -----------  -----------  -----------  -----------  ------------  ------------
Partnership's equity in Joint
 Ventures......................  $ 4,905,324      --       $ 4,658,197  $ 3,432,631  $ 12,996,152  $ 16,820,279
                                 -----------  -----------  -----------  -----------  ------------  ------------
                                 -----------  -----------  -----------  -----------  ------------  ------------
Represented by:
Partnership's equity in Joint
 Ventures at January 1.........  $ 5,106,600  $ 3,300,349  $ 4,920,342  $ 4,113,191  $ 17,440,482  $ 18,242,989
  Joint Venture income.........       79,485          985       47,860      145,754       274,084       765,893
  Cash distributions...........     (280,761)  (3,301,334)    (163,970)    (352,144)   (4,098,209)   (1,568,400)
                                 -----------  -----------  -----------  -----------  ------------  ------------
Net equity investment..........    4,905,324      --         4,804,232    3,906,801    13,616,357    17,440,482
Interest.......................      --           --           (72,377)    (300,910)     (373,287)     (373,287)
Acquisition fees...............      --           --           (73,656)    (173,260)     (246,916)     (246,916)
Amortization of interest and
 acquisition fees..............      --           --             6,043       19,354        25,397       --
                                 -----------  -----------  -----------  -----------  ------------  ------------
Partnership's equity in Joint
 Ventures at December 31.......  $ 4,905,324      --       $ 4,664,242  $ 3,451,985  $ 13,021,551  $ 16,820,279
                                 -----------  -----------  -----------  -----------  ------------  ------------
                                 -----------  -----------  -----------  -----------  ------------  ------------

    The following is a summary of the condensed combined operations of the Joint Ventures for the years ended December 31, 1995, 1994 and 1993:

                                                       1995                                 1994         1993
                            -----------------------------------------------------------  -----------  -----------
                                                      EDEN                   COMBINED     COMBINED     COMBINED
OPERATIONS                   CORNELL    PARKLANE      WOODS     NEWMARKET      TOTAL        TOTAL        TOTAL
- --------------------------  ---------  -----------  ---------  -----------  -----------  -----------  -----------
Net operating income......  $ 121,882   $    (673)  $  93,754   $ 323,504   $   538,467  $ 1,051,960  $   499,690
Interest income...........     10,593       2,314       7,945       9,115        29,967       67,190       39,011
Gain on sale of Property
 (1)......................     --          --          --          --           --           294,687      --
                            ---------  -----------  ---------  -----------  -----------  -----------  -----------
Net income................  $ 132,475   $   1,641   $ 101,699   $ 332,619   $   568,434  $ 1,413,837  $   538,701
                            ---------  -----------  ---------  -----------  -----------  -----------  -----------
                            ---------  -----------  ---------  -----------  -----------  -----------  -----------
Net income allocated:
To Co-Venturer............  $  52,990   $     656   $  53,839   $ 186,865   $   294,350  $   647,944  $   226,967
To Partnership............     79,485         985      47,860     145,754       274,084      765,893      311,734
                            ---------  -----------  ---------  -----------  -----------  -----------  -----------
                            $ 132,475   $   1,641   $ 101,699   $ 332,619   $   568,434  $ 1,413,837  $   538,701
                            ---------  -----------  ---------  -----------  -----------  -----------  -----------
                            ---------  -----------  ---------  -----------  -----------  -----------  -----------

- ------------------------------
(1)  As discussed above, Parklane was sold on December 6, 1994.

NOTE 5 -- MANAGEMENT OF REAL ESTATE JOINT VENTURES
    In order to provide quality asset management consistent with the goals and objectives of the Partnership, the three remaining Joint Ventures contracted with Greystone Realty Corporation

                     NYLIFE REALTY INCOME PARTNERS I, L.P.
                            (A LIMITED PARTNERSHIP)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1995 AND 1994

NOTE 5 -- MANAGEMENT OF REAL ESTATE JOINT VENTURES (CONTINUED)
("Greystone"), an affiliate of the Co-Venturer and the General Partners, to provide property management services for the Joint Ventures. Greystone has been managing the Joint Ventures since July 1, 1989. Greystone has contracted with local property managers and leasing agents separately in accordance with the terms and conditions approved by the management of each Joint Venture.

NOTE 6 -- TRANSACTIONS WITH THE GENERAL PARTNERS AND AFFILIATES
    The following is a summary of the amounts earned by the General Partners and their affiliates for the years ended December 31, 1995, 1994 and 1993, as defined in the Partnership Agreement:

                                                            1995         1994         1993
                                                         -----------  -----------  -----------
Property management fees (1)...........................  $   138,660  $   171,972  $   175,000
Reimbursement of general and administrative expenses
 paid by the General Partner...........................      100,000      100,000      100,000
                                                         -----------  -----------  -----------
                                                         $   238,660  $   271,972  $   275,000
                                                         -----------  -----------  -----------
                                                         -----------  -----------  -----------

    The above amounts are allocable to the General Partners and their affiliates as follows:

                                                            1995         1994         1993
                                                         -----------  -----------  -----------
NYLIFE Realty Inc......................................  $   100,000  $   100,000  $   100,000
Greystone Realty Corporation...........................      138,660      171,972      175,000
                                                         -----------  -----------  -----------
                                                         $   238,660  $   271,972  $   275,000
                                                         -----------  -----------  -----------
                                                         -----------  -----------  -----------

- ------------------------
(1) Costs associated with property management fees are borne by the Joint Ventures.

NOTE 7 -- CAPITAL CONTRIBUTIONS AND ALLOCATION OF NET INCOME TO LIMITED PARTNERS As of December 31, 1995 and 1994, the Partnership had issued 2,833,925.5
Units in exchange for an aggregate of $28,339,255 in Limited Partner capital contributions. Net income or loss and cash distributions from operations for any fiscal year shall be allocated 99% to the Limited Partners and 1% to the General Partners.

NOTE 8 -- RECONCILIATION OF NET INCOME TO TAXABLE INCOME
    The following table reconciles net income for financial reporting purposes to taxable income (loss) for Federal income tax reporting purposes for the years ended 1995, 1994 and 1993. The differences are due primarily to i) differences between the tax and financial statement basis of buildings and improvements, (creating a loss on the sale of Parklane for tax reporting purposes and a gain for financial reporting purposes in 1994), ii) depreciating real estate on a straight-line basis for financial

                     NYLIFE REALTY INCOME PARTNERS I, L.P.
                            (A LIMITED PARTNERSHIP)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1995 AND 1994

NOTE 8 -- RECONCILIATION OF NET INCOME TO TAXABLE INCOME (CONTINUED) reporting purposes while using accelerated methods for tax reporting purposes and iii) recognition of rental income on a straight-line basis for financial reporting purposes and based upon the contractual minimum rental payments for tax reporting purposes.

                                                              1995           1994          1993
                                                           -----------  --------------  -----------
Net income for financial reporting purposes..............  $   157,197  $      615,369  $   158,466
Difference between tax and financial statement
 depreciation............................................      264,490         189,828      180,537
Adjustment for straight-line rent........................       39,252          14,382       79,292
Adjustment for bad debt reserve..........................      --              (18,150)       2,176
Difference between tax loss and financial statement gain
 on the sale of Parklane.................................      --           (1,957,254)     --
Difference between tax and financial statement
 amortization............................................       25,397        --            --
                                                           -----------  --------------  -----------
Net income (loss) for income tax reporting purposes......  $   486,336  $   (1,155,825) $   420,471
                                                           -----------  --------------  -----------
                                                           -----------  --------------  -----------

NOTE 9 -- FAIR VALUE OF FINANCIAL INSTRUMENTS
    Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information of financial instruments, whether or not recognized on the accompanying balance sheets, for which it is practical to estimate that value. Management believes that, due to the short term nature of cash equivalents, the carrying amounts reported on the balance sheets approximate their fair value.

NOTE 10 -- ADOPTION OF NEWLY ISSUED PRONOUNCEMENTS
    In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement requires that long-lived assets to be held and used by an entity be recognized as impaired whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, and when impaired to record an impairment loss to state the asset at its fair value. In addition, the statement requires that long-lived assets to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. This pronouncement is effective for fiscal years beginning after December 15, 1995. In management's opinion, except for the proposed dissolution of the Partnership as more fully discussed in Note 11, when adopted on January 1, 1996, Statement No. 121 will not have a material adverse effect on the Partnership's financial position or results of operations.

    In the event of dissolution, the Partnership would record an adjustment to state its investments in real estate Joint Ventures at their then fair market value. Subsequent increases and decreases in fair market value would be recorded currently in earnings under the liquidation method of accounting.

NOTE 11 -- SUBSEQUENT EVENT
    Two class action lawsuits were filed against the Co-Venturer and certain other affiliates of the General Partners in the District Court of Harris County, Texas on January 11, 1996, styled GRIMSHAWE V. NEW YORK LIFE INSURANCE CO., ET AL. (No. 96-001188) and SHEA V. NEW YORK LIFE INSURANCE CO., ET AL. (No.
96-001189) alleging misconduct in connection with the original sale of investment units in

                     NYLIFE REALTY INCOME PARTNERS I, L.P.
                            (A LIMITED PARTNERSHIP)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1995 AND 1994

NOTE 11 -- SUBSEQUENT EVENT (CONTINUED)

various partnerships (the "Proprietary Partnerships"), including violation of various laws and regulations and claims of continuing fraudulent conduct. The plaintiffs have asked for compensatory damages for their lost original investment, plus interest, costs (including attorneys fees), punitive damages, disgorgement of any earnings, compensation and benefits received by the defendants as a result of the alleged actions and other unspecified relief to which plaintiffs may be entitled. These suits were amended and refiled in a consolidated action in the United States District Court for the Southern District of Florida (the "Court") on March 18, 1996. In the federal action, the plaintiffs added Realty and CNP as defendants and included allegations concerning the Partnership. The Partnership is not a defendant in the litigation.


    The defendants expressly deny any wrongdoing alleged in the complaint and concede no liability or wrongdoing in connection with the sale of the Units or the structure of the Proprietary Partnerships. Nevertheless, to reduce the burden of protracted litigation, the defendants have entered into a Stipulation of Settlement ("Settlement Agreement") with the plaintiffs because in their opinion such Settlement would (i) provide substantial benefits to the limited partners in a manner consistent with New York Life's position that it had previously determined to wind up most of the Proprietary Partnerships, including the Partnership, through orderly liquidation as the continuation of the business no longer serves the intended objectives of either the limited partners or the defendants and to offer the limited partners an enhancement to the liquidating distribution they would otherwise receive and (ii) provide an opportunity to wind up such partnerships on a schedule favorable to the limited partners and resolve the issues raised by the lawsuit.


    In coordination with the proposed settlement (the "Settlement"), the General Partners will solicit consents of the Limited Partners for the dissolution of the Partnership.



    Under the terms of the Settlement Agreement, any settling Limited Partners will receive at least a complete return of their original investment, less distributions received prior to the final settlement date, in exchange for a release of any and all claims a Limited Partner may have against the defendants in connection with the Proprietary Partnership, including the Partnership, and all activities related to the dissolution and liquidation of such partnerships. Payments under the Settlement Agreement will be made by NYLIFE Realty, as paying agent for NYLIFE Inc., directly to each Settling Limited Partner, who will grant NYLIFE Realty a security interest in such Settling Limited Partner's Units and liquidating distributions received from the Partnership to secure repayment of a portion of such settlement payments.


    Preliminary approval of the Settlement Agreement was given by the Court on March 19, 1996. The Settlement Agreement is further conditioned upon final approval by the Court as well as certain other conditions and is subject to certain rights of termination detailed in the consent solicitation material being mailed to the Limited Partners.

    If the necessary consents of Limited Partners for dissolution are obtained, the Partnership will be dissolved even if all necessary approvals for the Settlement Agreement are not obtained or the Settlement Agreement is otherwise terminated. In general, upon the dissolution of the Partnership, negative tax consequences may accrue to the partners. Recent appraisals (Note 4) indicate that the fair market value of the Properties is less than their carrying amounts. If the Properties are sold, proceeds from such sales may be less than these carrying amounts or the recent appraisal amounts.

    The financial statements do not include any adjustments that might result should the Limited Partners vote to liquidate the Partnership.

                     NYLIFE REALTY INCOME PARTNERS I, L.P.
                            (A LIMITED PARTNERSHIP)
                                 BALANCE SHEETS
             AS OF MARCH 31, 1996 (UNAUDITED) AND DECEMBER 31, 1995


                                                                                        1996            1995
                                                                                   --------------  --------------
ASSETS
Cash and cash equivalents........................................................  $      828,769  $      688,977
Restricted cash..................................................................         283,392         283,392
Investments in real estate joint ventures........................................      13,491,084      13,590,960
Other assets -- net..............................................................           2,149           2,472
                                                                                   --------------  --------------
      Total assets...............................................................  $   14,605,394  $   14,565,801
                                                                                   --------------  --------------
                                                                                   --------------  --------------

LIABILITIES AND PARTNERS' CAPITAL
Due to affiliates................................................................  $       25,000  $     --
Accrued liabilities..............................................................          85,211          94,058
                                                                                   --------------  --------------
    Total liabilities............................................................         110,211          94,058
                                                                                   --------------  --------------
Partners' capital
  General Partners:
    Capital contributions........................................................           2,000           2,000
    Accumulated deficit..........................................................          (8,869)         (9,103)
    Cumulative distributions.....................................................         (66,470)        (66,470)
                                                                                   --------------  --------------
                                                                                          (73,339)        (73,573)
                                                                                   --------------  --------------
  Limited Partners:
    Capital contributions net of public offering expenses........................      25,032,724      25,032,724
    Accumulated deficit..........................................................        (878,165)       (901,371)
    Cumulative distributions.....................................................      (9,586,037)     (9,586,037)
                                                                                   --------------  --------------
                                                                                       14,568,522      14,545,316
                                                                                   --------------  --------------
  Total partners' capital........................................................      14,495,183      14,471,743
                                                                                   --------------  --------------
  Total liabilities and partners' capital........................................  $   14,605,394  $   14,565,801
                                                                                   --------------  --------------
                                                                                   --------------  --------------


               The accompanying Notes to Financial Statements are
                     an integral part of these statements.

                     NYLIFE REALTY INCOME PARTNERS I, L.P.
                            (A LIMITED PARTNERSHIP)
                            STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)


                                                                             1996       1995
                                                                           ---------  ---------
  INCOME
  Equity in income from Joint Venture operations.........................  $  61,116  $  63,314
  Interest...............................................................     12,924     33,355
                                                                           ---------  ---------
    Total income.........................................................     74,040     96,669
                                                                           ---------  ---------
  EXPENSES
  General and administrative.............................................     25,600     17,565
  General and administrative -- related party............................     25,000     25,000
                                                                           ---------  ---------
    Total expenses.......................................................     50,600     42,565
                                                                           ---------  ---------
      Net income.........................................................  $  23,440  $  54,104
                                                                           ---------  ---------
                                                                           ---------  ---------
  NET INCOME ALLOCATED
  General Partners.......................................................  $     234  $     541
  Limited Partners.......................................................     23,206     53,563
                                                                           ---------  ---------
                                                                           $  23,440  $  54,104
                                                                           ---------  ---------
                                                                           ---------  ---------
  Net income per Unit....................................................  $     .01  $     .02
                                                                           ---------  ---------
                                                                           ---------  ---------


               The accompanying Notes to Financial Statements are
                     an integral part of these statements.

                     NYLIFE REALTY INCOME PARTNERS I, L.P.
                            (A LIMITED PARTNERSHIP)
                   STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
             FOR THE THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)
                    AND FOR THE YEAR ENDED DECEMBER 31, 1995


                                                                                                       TOTAL
                                                                         LIMITED        GENERAL      PARTNERS'
                                                                         PARTNERS      PARTNERS       CAPITAL
                                                                      --------------  -----------  --------------
Capital (deficit) at January 1, 1995................................  $   18,970,789  $   (61,376) $   18,909,413
Net income..........................................................         155,625        1,572         157,197
Distributions to partners...........................................      (4,581,098)     (13,769)     (4,594,867)
                                                                      --------------  -----------  --------------
Capital (deficit) at December 31, 1995..............................      14,545,316      (73,573)     14,471,743
Net income..........................................................          23,206          234          23,440
                                                                      --------------  -----------  --------------
Capital (deficit) at March 31, 1996.................................  $   14,568,522  $   (73,339) $   14,495,183
                                                                      --------------  -----------  --------------
                                                                      --------------  -----------  --------------


               The accompanying Notes to Financial Statements are
                     an integral part of these statements.

                     NYLIFE REALTY INCOME PARTNERS I, L.P.
                            (A LIMITED PARTNERSHIP)
                            STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)


                                                                                          1996           1995
                                                                                       -----------  --------------
Cash flows from operating activities:
Net income...........................................................................  $    23,440  $       54,104
                                                                                       -----------  --------------
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
  Equity in income from joint venture operations.....................................      (61,116)        (63,314)
  Cash distributions from joint venture operations...................................       61,116          63,314
Changes in assets and liabilities:
  Decrease in other assets...........................................................          323          24,929
  Increase (decrease) in due to affiliates...........................................       25,000         (75,000)
  Decrease in accrued liabilities....................................................       (8,847)        (27,254)
                                                                                       -----------  --------------
    Total adjustments................................................................       16,476         (77,325)
                                                                                       -----------  --------------
    Net cash provided by (used in) operating activities..............................       45,916         (23,221)
                                                                                       -----------  --------------
Cash flows from investing activities:
  Cash distributions from joint venture operations in excess of earnings (return of
   capital)..........................................................................       93,876       3,358,700
                                                                                       -----------  --------------
Cash flows from financing activities:
  Distributions to partners..........................................................      --           (4,129,702)
                                                                                       -----------  --------------
Net increase (decrease) in cash and cash equivalents.................................      139,792        (794,223)
Cash and cash equivalents at beginning of period.....................................      688,977       1,362,676
                                                                                       -----------  --------------
Cash and cash equivalents at end of period...........................................  $   828,769  $      568,453
                                                                                       -----------  --------------
                                                                                       -----------  --------------


               The accompanying Notes to Financial Statements are
                     an integral part of these statements.

                     NYLIFE REALTY INCOME PARTNERS I, L.P.
                            (A LIMITED PARTNERSHIP)
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1996
                                  (UNAUDITED)

NOTE 1 -- ORGANIZATION
    The accompanying financial statements and related notes should be read in conjunction with the Partnership's 1995 Annual Report on Form 10-K. The accompanying financial statements include the accounts of the Partnership including its investments in NYLIFE Realty Partners I -- General Partnership A (Cornell), General Partnership C (Eden Woods), and General Partnership D (NewMarket) (collectively, the "Joint Ventures") to which the equity method of accounting has been applied. The Partnership will continue until December 31, 2036, unless terminated sooner in accordance with the terms of the Partnership Agreement. A preliminary solicitation statement for dissolution of the partnership was issued on March 29, 1996 (Note 4).

    The summarized financial information contained herein is unaudited, however, in the opinion of management, all adjustments (which include normal recurring adjustments) necessary for a fair presentation of financial information have been included.

    Capitalized terms used in these Notes to Financial Statements, unless otherwise defined herein, shall have the meanings set forth in the Partnership Agreement.

NOTE 2 -- INVESTMENT IN REAL ESTATE JOINT VENTURES
    A summary of the financial information for the Joint Ventures as of March 31, 1996 is presented below:


                                                                       EDEN
BALANCE SHEETS                                       CORNELL          WOODS         NEWMARKET          TOTAL
- ------------------------------------------------  --------------  --------------  --------------  ---------------
Land............................................  $    1,128,832  $    1,765,928  $    1,773,046  $     4,967,806
Building and improvements.......................       9,840,813      10,457,194       9,667,612       29,965,619
Accumulated depreciation........................      (3,331,943)     (2,898,452)     (3,013,217)      (9,243,612)
Other assets....................................         429,671       1,023,404         665,892        2,118,967
Accrued liabilities.............................        (142,519)       (350,494)       (181,021)        (674,034)
Co-Venturer's equity............................      (3,118,869)     (5,326,608)     (5,486,989)     (13,932,466)
                                                  --------------  --------------  --------------  ---------------
Partnership's equity in Joint Ventures..........  $    4,805,985  $    4,670,972  $    3,425,323  $    12,902,280
                                                  --------------  --------------  --------------  ---------------
                                                  --------------  --------------  --------------  ---------------
Represented by:
Partnership's equity investment in Joint
 Ventures at January 1, 1996....................  $    4,905,325  $    4,804,232  $    3,906,801  $    13,616,357
Joint Venture income............................          17,395          12,772          36,948           67,116
Cash distributions..............................        (116,734)       --               (44,258)        (160,992)
                                                  --------------  --------------  --------------  ---------------
Net equity investment...........................       4,805,986       4,817,004       3,899,491       13,522,481
Interest........................................        --               (72,377)       (300,910)        (373,287)
Acquisition fees................................        --               (73,656)       (173,260)        (246,916)
Amortization of interest and acquisition fees...        --                 7,483          23,914           31,397
                                                  --------------  --------------  --------------  ---------------
Partnership's equity in Joint Ventures at March
 31, 1996.......................................  $    4,805,986  $    4,678,454  $    3,449,235  $    12,933,675
                                                  --------------  --------------  --------------  ---------------
                                                  --------------  --------------  --------------  ---------------

                     NYLIFE REALTY INCOME PARTNERS I, L.P.
                            (A LIMITED PARTNERSHIP)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                 MARCH 31, 1996
                                  (UNAUDITED)

NOTE 2 -- INVESTMENT IN REAL ESTATE JOINT VENTURES (CONTINUED)
    The following is a summary of the operations of Cornell Plaza, Eden Woods and NewMarket for the three months ended March 31, 1996:

                                                                               EDEN
OPERATIONS                                                         CORNELL     WOODS     NEWMARKET      TOTAL
- ----------------------------------------------------------------  ---------  ---------  -----------  -----------
Net operating income............................................  $  27,484  $  23,230   $  82,649   $   133,363
Interest income.................................................      1,508      3,910       1,669         7,088
                                                                  ---------  ---------  -----------  -----------
Net income......................................................  $  28,992  $  27,140   $  84,318   $   140,451
                                                                  ---------  ---------  -----------  -----------
                                                                  ---------  ---------  -----------  -----------
Net income allocated
To Co-Venturer..................................................  $  11,597  $  14,368   $  47,370   $    73,335
To Partnership..................................................     17,395     12,772      36,948        67,116
                                                                  ---------  ---------  -----------  -----------
                                                                  $  28,992  $  27,140   $  84,318   $   140,451
                                                                  ---------  ---------  -----------  -----------
                                                                  ---------  ---------  -----------  -----------

NOTE 3 -- TRANSACTIONS WITH THE GENERAL PARTNERS AND AFFILIATES
    The following is a summary of the amounts earned by the General Partners and their Affiliates for the three months ended March 31, 1996 and 1995 as defined in the Partnership Agreement:

                                                                             EARNED FOR THE      EARNED FOR THE
                                                             UNPAID AT     THREE MONTHS ENDED  THREE MONTHS ENDED
                                                           MARCH 31, 1996    MARCH 31, 1996      MARCH 31, 1995
                                                           --------------  ------------------  ------------------
Property management fees (1).............................    $   14,830        $   34,665          $   34,665
Reimbursement of general and administrative expenses paid
 by the General Partners.................................        25,000            25,000              25,000
                                                           --------------        --------            --------
                                                             $   39,830        $   59,665          $   59,665
                                                           --------------        --------            --------
                                                           --------------        --------            --------

- ------------------------
(1) Costs associated with property management fees are borne by the Joint Ventures.

The above amounts are allocable to the General Partners and their Affiliates as follows:

                                                                             EARNED FOR THE      EARNED FOR THE
                                                             UNPAID AT     THREE MONTHS ENDED  THREE MONTHS ENDED
                                                           MARCH 31, 1996    MARCH 31, 1996      MARCH 31, 1995
                                                           --------------  ------------------  ------------------
NYLIFE Realty Inc. and Affiliates........................    $   25,000        $   25,000          $   25,000
Greystone Realty Corporation (2).........................        14,830            34,665              34,665
                                                           --------------        --------            --------
                                                             $   39,830        $   59,665          $   59,665
                                                           --------------        --------            --------
                                                           --------------        --------            --------

- ------------------------
(2) Under no circumstances will the amount charged to the Partnership in respect of Greystone Realty Corporation ("Greystone"), an affiliate of New York Life Insurance Company, exceed the limitations on payments to affiliates set forth in the Partnership Agreement.

NOTE 4 -- LEGAL PROCEEDINGS

    Two class action lawsuits were filed against the Co-Venturer and certain other affiliates of the General Partners in the District Court of Harris County, Texas on January 11, 1996, styled GRIMSHAWE V. NEW YORK LIFE INSURANCE CO., ET AL. (No. 96-001188) and SHEA V. NEW YORK LIFE INSURANCE CO., EL AL. (No.
96-001189) alleging misconduct in connection with the original sale of investment units in various partnerships, including violation of various laws and regulations and claims of continuing

                     NYLIFE REALTY INCOME PARTNERS I, L.P.
                            (A LIMITED PARTNERSHIP)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                 MARCH 31, 1996
                                  (UNAUDITED)

NOTE 4 -- LEGAL PROCEEDINGS (CONTINUED)
fraudulent conduct. The plaintiffs have asked for compensatory damages for their lost original investment, plus interest, costs (including attorneys fees), punitive damages, disgorgement of any earnings, compensation and benefits received by the defendants as a result of the alleged actions and other unspecified relief to which plaintiffs may be entitled. These suits were amended and refiled in a consolidated action in the United States District Court for the Southern District of Florida (the "Court") on March 18, 1996. In the federal action, the plaintiffs added Realty and CNP as defendants and included allegations concerning the Partnership. The plaintiffs purport to represent a class of all persons (the "Class") who purchased or otherwise assumed rights and title to interests in certain limited partnerships, including the Partnership, and other programs created, sponsored, marketed, sold, operated or managed by the defendants (the "Proprietary Partnerships"). The Partnership is not a defendant in the litigation.

    The defendants expressly deny any wrongdoing alleged in the complaint and concede no liability or wrongdoing in connection with the sale of the Units or the structure of the Proprietary Partnerships. Nevertheless, to reduce the burden of protracted litigation, the defendants have entered into a Stipulation of Settlement ("Settlement Agreement") with the plaintiffs because in their opinion such Settlement would (i) provide substantial benefits to the Class in a manner consistent with New York Life's position that it had previously determined to wind up most of the Proprietary Partnerships, including the Partnership, through orderly liquidation as the continuation of the business no longer serves the intended objectives of either the owners of interests in such Proprietary Partnerships or the defendants and to offer the investors an enhancement to the liquidating distribution they would otherwise receive and
(ii) provide an opportunity to wind up such partnerships on a schedule favorable to the Class and resolve the issues raised by the lawsuit.


    In coordination with the proposed settlement (the "Settlement"), the General Partners will solicit consents of the Limited Partners for the dissolution of the Partnership.



    Under the terms of the Settlement Agreement, any settling Limited Partners will receive at least a complete return of their original investment, less distributions received prior to the final settlement date, in exchange for a release of any and all claims a Limited Partner may have against the defendants in connection with the Proprietary Partnerships, including the Partnership, and all activities related to the dissolution and liquidation of such partnerships. Payments under the Settlement Agreement will be made by NYLIFE Realty, as paying agent for NYLIFE Inc., directly to each Settling Limited Partner, who will grant NYLIFE Realty a security interest in such Settling Limited Partner's Units and liquidating distributions received from the Partnership to secure repayment of a portion of such settlement payments.


    Preliminary approval of the Settlement Agreement was given by the Court on March 19, 1996. The Settlement Agreement is further conditioned upon final approval by the Court as well as certain other conditions and is subject to certain rights of termination detailed in the consent solicitation material being mailed to the Limited Partners.

    If the necessary consents of Limited Partners for dissolution are obtained, the Partnership will be dissolved even if all necessary approvals for the Settlement Agreement are not obtained or the Settlement Agreement is otherwise terminated. In general, upon the dissolution of the Partnership, negative tax consequences may accrue to the partners. Recent appraisals indicate that the fair market value of the Properties is less than their carrying amounts. If the Properties are sold, proceeds from such sales may be less than these carrying amounts or the recent appraisal amounts.

                     NYLIFE REALTY INCOME PARTNERS I, L.P.
                            (A LIMITED PARTNERSHIP)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                 MARCH 31, 1996
                                  (UNAUDITED)

NOTE 4 -- LEGAL PROCEEDINGS (CONTINUED)
    The financial statements do not include any adjustments that might result should the Limited Partners vote to liquidate the Partnership.

                            PRO FORMA BALANCE SHEETS
                             ON A LIQUIDATION BASIS

                 PRO FORMA BALANCE SHEET ON A LIQUIDATION BASIS
                   FOR NYLIFE REALTY INCOME PARTNERS I, L.P.
                              AS OF MARCH 31, 1996
                                  (UNAUDITED)


    The following unaudited pro forma balance sheet as of March 31, 1996 has been prepared on a liquidation basis of accounting, is based on the assumptions noted below and is not necessarily indicative of the value which will be received upon liquidation. In general, under the liquidation basis of accounting, assets are stated at estimated amounts to be realized and liabilities are stated at estimated amounts to be paid upon settlement. While the General Partners believe that liquidation of the Partnership is possible, the General Partners do not believe that liquidation is imminent because a number of conditions must be satisfied, including approval of the Proposal by holders of a majority of Units.



    Although the proposed liquidation of the Partnership has not occurred, the pro forma balance sheet is based on the following assumptions:



        (1) The General Partners believe the amounts set forth below for all assets and liabilities, other than investments in real estate Joint Ventures, approximate fair market value.



        (2) Fair value of investments in real estate Joint Ventures is based on appraisals performed on the Joint Venture Properties, less estimated costs to sell, as of December 15, 1995 for Cornell and NewMarket and December 31, 1995 for Eden Woods. Management believes that no material changes to the fair market value of the Joint Venture Properties have occurred between the appraisal dates and March 31, 1996.



                                                                                     HISTORICAL      PRO FORMA
                                                                                   --------------  --------------
ASSETS
  Cash and cash equivalents......................................................  $      828,769  $      828,769
  Restricted cash................................................................         283,392         283,392
  Investments in real estate Joint Ventures......................................      13,491,084      11,862,204
  Other assets -- net............................................................           2,149           2,149
                                                                                   --------------  --------------
    Total assets.................................................................  $   14,605,394  $   12,976,514
                                                                                   --------------  --------------
                                                                                   --------------  --------------
LIABILITIES AND PARTNERS' CAPITAL
  Due to affiliates..............................................................  $       25,000  $       25,000
  Accrued liabilities............................................................          85,211          85,211
                                                                                   --------------  --------------
    Total liabilities............................................................         110,211         110,211
                                                                                   --------------  --------------
Partners' capital
  Limited Partners, 2,833,925.5 units outstanding................................      14,568,522      12,955,931
  General Partners...............................................................         (73,339)        (89,528)
                                                                                   --------------  --------------
  Total partners' capital........................................................      14,495,183      12,866,303
                                                                                   --------------  --------------
  Total liabilities and partners' capital........................................  $   14,605,394  $   12,976,514
                                                                                   --------------  --------------
                                                                                   --------------  --------------
  Amount per Unit................................................................  $         5.14  $         4.57
                                                                                   --------------  --------------
                                                                                   --------------  --------------
                                                                                   --------------  --------------
                                                                                   --------------  --------------

            PRO FORMA COMBINED BALANCE SHEET ON A LIQUIDATION BASIS
         FOR CORNELL PLAZA OFFICE BUILDING, EDEN WOODS BUSINESS CENTER
                         AND NEWMARKET SHOPPING CENTER

                              AS OF MARCH 31, 1996
                                  (UNAUDITED)


    The following unaudited pro forma combined balance sheet as of March 31, 1996 is based on the following assumptions and is not necessarily indicative of the value which may be received upon liquidation. In general, under the liquidation basis of accounting, assets are stated at estimated amounts to be realized and liabilities are stated at estimated amounts to be paid upon settlement. While the General Partners believe that liquidation of the Joint Ventures is possible, the General Partners do not believe that liquidation is imminent because a number of conditions must be satisfied, including approval of the Proposal by holders of a majority of Units. Although the proposed liquidation of the Joint Ventures has not occurred, the following pro forma combined balance sheet is based on the following assumptions:



    (1) The General Partners believe the amounts set forth below for all assets and liabilities, other than land, building, improvements and deferred leasing costs, approximate fair market value.


    (2) Fair value of land, buildings and improvements is based on appraisals performed as of December 15, 1995 for Cornell and NewMarket and December 31, 1995 for Eden Woods, less estimated costs to sell of $1,220,000. Management believes that no material changes have occurred between the appraisal dates and March 31, 1996.

    (3) The fair market value of deferred leasing costs is zero. These costs have been incurred in conjunction with leasing of the Properties and have no separate market value.

                                                                                     HISTORICAL      PRO FORMA
                                                                                   --------------  --------------
ASSETS
Investment property:
Land, buildings and improvements, net............................................  $   25,389,813  $   23,180,000
Cash and cash equivalents........................................................       1,037,524       1,037,524
Deferred leasing costs...........................................................       1,043,040        --
Other assets.....................................................................          38,402          38,402
                                                                                   --------------  --------------
    Total assets.................................................................  $   27,508,779  $   24,255,926
                                                                                   --------------  --------------
                                                                                   --------------  --------------
LIABILITIES AND PARTNERS' CAPITAL
Accrued liabilities..............................................................  $      674,035  $      674,035
Partners' capital................................................................      26,834,744      23,581,891
                                                                                   --------------  --------------
    Total liabilities and partners' capital......................................  $   27,508,779  $   24,255,926
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                         CERTAIN FINANCIAL INFORMATION
                          WITH RESPECT TO NYLIFE INC.

April 15, 1996



To the Board of Directors and
Stockholder of NYLIFE Inc.



REPORT OF INDEPENDENT ACCOUNTANTS



We have audited the accompanying statutory basis consolidated statement of financial position of NYLIFE Inc. and its subsidiaries (affiliates of New York Life Insurance Company) as of December 31, 1995 and 1994, and the related statutory basis consolidated statements of changes in stockholder's equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



As described in Note 1, these financial statements were prepared in conformity with accounting practices prescribed or permitted by the New York State Insurance Department for valuing companies owned by an insurer, which is a comprehensive basis of accounting other than generally accepted accounting principles. The effects on the financial statements of the variances between such practices and generally accepted accounting principles are described in
Note 1.



In our opinion, except for the effects of the matters described in the preceding paragraph, the financial statements referred to above present fairly, in all material respects, the financial position of NYLIFE Inc. and its subsidiaries at December 31, 1995 and 1994, in conformity with generally accepted accounting principles.



Also, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NYLIFE Inc. and its subsidiaries at December 31, 1995 and 1994, on the basis of the accounting described in Note 1.



As described in Note 12, certain transactions occurred in early 1996 which increased the Company's capital and broadened its healthcare business.



/s/ Price Waterhouse LLP
Price Waterhouse LLP
New York, New York

                          NYLIFE INC. AND SUBSIDIARIES
                (AFFILIATES OF NEW YORK LIFE INSURANCE COMPANY)
                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                               (STATUTORY BASIS)



                                     ASSETS



                                                                                             DECEMBER 31,
                                                                                      --------------------------
                                                                                          1995          1994
                                                                                      ------------  ------------
                                                                                            (IN THOUSANDS)
Cash and cash equivalents...........................................................  $    252,640  $    240,799
Short-term investments..............................................................         9,925        17,801
Accounts receivable less allowance for doubtful accounts of $5,642 and $3,638,
 respectively.......................................................................       245,942       152,452
Interest and other receivables......................................................        67,205        24,996
Deferred distribution costs (net of accumulated amortization of $172,254 and
 $126,013 respectively).............................................................       174,055       151,758
Investments:
  Common stocks.....................................................................         3,664         2,385
  Available for sale-bonds..........................................................       163,648       150,689
  Held to maturity-bonds............................................................       --             28,000
  Insurance operations-bonds........................................................        29,201        57,533
  Mortgage loans....................................................................        18,197       116,960
  Real estate.......................................................................        94,193       130,663
  MainStay funds at fair value......................................................        33,762        46,709
  Security alarm monitoring contracts (net of accumulated amortization of $23,017
   and $12,674 respectively)........................................................        48,425        59,620
  Other investments and advances to affiliates......................................       114,386        87,718
Statutory valuation of subsidiary in excess of GAAP net equity......................       406,834       289,713
Fixed assets (net of accumulated depreciation of $59,044 and $48,981,
 respectively)......................................................................        72,925        63,856
Income taxes receivable.............................................................         2,412         1,422
Other assets........................................................................       209,001       150,903
                                                                                      ------------  ------------
    Total assets....................................................................  $  1,946,415  $  1,773,977
                                                                                      ------------  ------------
                                                                                      ------------  ------------
                                      LIABILITIES AND STOCKHOLDER'S EQUITY
Claims and capitation costs payable.................................................  $    183,888  $    167,599
Participating policyholder liability................................................         1,130           939
Payable to New York Life Insurance Company..........................................        49,828        80,573
Accrued expenses and other payables.................................................       158,633       152,763
Interest payable....................................................................         1,347         6,330
Medical group risk sharing and unearned premiums....................................        53,626        46,082
Notes payable.......................................................................       141,081       484,144
Insurance reserves..................................................................        39,328        30,167
Deferred taxes and other liabilities................................................       126,828        70,108
Accrued costs for liquidation of Limited Partnerships...............................       137,000       --
                                                                                      ------------  ------------
    Total liabilities...............................................................       892,689     1,038,705
                                                                                      ------------  ------------
Minority interest...................................................................        26,252        21,603

Stockholder's equity:
  Common stock, par value $.10 per share (20,000 shares authorized, 3,850 shares
   issued and outstanding) and additional paid-in capital...........................       946,546       599,073
  Accumulated deficit...............................................................      (328,753)     (176,124)
  Investment valuation account......................................................       406,834       289,713
  Net unrealized gains (losses) on available for sale investments (net of taxes of
   $882 and $(591), respectively)...................................................         1,724          (956)
  Cumulative translation adjustment.................................................         1,123         1,963
                                                                                      ------------  ------------
    Total stockholder's equity......................................................     1,027,474       713,669
                                                                                      ------------  ------------
    Total liabilities and stockholder's equity......................................  $  1,946,415  $  1,773,977
                                                                                      ------------  ------------
                                                                                      ------------  ------------



   The accompanying notes are an integral part of these financial statements.

                          NYLIFE INC. AND SUBSIDIARIES
                (AFFILIATES OF NEW YORK LIFE INSURANCE COMPANY)



           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                               (STATUTORY BASIS)



                                          COMMON                                 NET UNREALIZED
                                          STOCK &                                GAINS (LOSSES)
                                        ADDITIONAL                  INVESTMENT    ON AVAILABLE   CUMULATIVE       TOTAL
                                          PAID-IN     ACCUMULATED    VALUATION      FOR SALE     TRANSLATION  STOCKHOLDER'S
                                          CAPITAL       DEFICIT       ACCOUNT     INVESTMENTS    ADJUSTMENT      EQUITY
                                        -----------  -------------  -----------  --------------  -----------  -------------
                                                                          (IN THOUSANDS)
Balance at December 31, 1993..........  $   482,390   $  (122,303)  $   180,818    $   --         $   3,880   $     544,785

Capital contributions.................      127,913       --            --             --            --             127,913
Return of capital.....................      (11,230)      --            --             --            --             (11,230)
Dividends.............................      --            (72,946)      --             --            --             (72,946)
Cumulative translation adjustment.....      --            --            --             --            (1,917)         (1,917)
Statutory valuation of subsidiary in
 excess of GAAP net equity............      --            --            108,895        --            --             108,895
Other equity adjustments..............      --            (10,768)      --             --            --             (10,768)
Net unrealized losses on available for
 sale investments.....................      --            --            --               (956)       --                (956)
Net income............................      --             29,893       --             --            --              29,893
                                        -----------  -------------  -----------       -------    -----------  -------------
Balance at December 31, 1994..........      599,073      (176,124)      289,713          (956)        1,963         713,669

Capital contributions.................      347,473       --            --             --            --             347,473
Dividends.............................      --            (41,900)      --             --            --             (41,900)
Cumulative translation adjustment.....      --            --            --             --              (840)           (840)
Statutory valuation of subsidiary in
 excess of GAAP net equity............      --            --            117,121        --            --             117,121
Other equity adjustments..............      --               (621)      --             --            --                (621)
Net unrealized gains on available for
 sale investments.....................      --            --            --              2,680        --               2,680
Net (loss) income.....................      --           (110,108)      --             --            --            (110,108)
                                        -----------  -------------  -----------       -------    -----------  -------------
Balance at December 31, 1995..........  $   946,546   $  (328,753)  $   406,834    $    1,724     $   1,123   $   1,027,474
                                        -----------  -------------  -----------       -------    -----------  -------------
                                        -----------  -------------  -----------       -------    -----------  -------------



   The accompanying notes are an integral part of these financial statements.

                          NYLIFE INC. AND SUBSIDIARIES
                (AFFILIATES OF NEW YORK LIFE INSURANCE COMPANY)
             NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 1 -- ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES


    The accompanying financial statements reflect the consolidation of NYLIFE Inc. ("NYLIFE" or the "Company"), a wholly-owned subsidiary of New York Life Insurance Company ("New York Life"), and its subsidiaries, each of which is wholly-owned, except as noted:



       Aegis Technologies, Inc.("Aegis"), 94% owned, formerly Personal Financial Assistant, Inc.
       Eagle Strategies Corp. ("Eagle")
       Greystone Realty Corporation ("Greystone")
       MacKay-Shields Financial Corporation ("MacKay-Shields")
       MSC Holding, Inc. ("MSC"), 85% owned, formerly Magnus Software Corp. Monitor Capital Advisors, Inc.
       New York Life Capital Corporation ("Capital Corp.")
       New York Life International Investment Inc. ("NYL International")
       Quorum Capital Management Limited ("Quorum")
       Monetary Research Limited ("MRL")
       New York Life Settlement Corporation ("NYL Settlement")
       New York Life Worldwide Holding, Inc. ("Worldwide")
       NAFCO, Inc. ("NAFCO")
       NAFCO Auto Funding, LP
       NYLIFE Administration Corp. ("NYLACOR")
       NYLCO, Inc.
       NYLICO Inc. ("NYLICO"), formerly New York Life Capital Corp.
       NYL Benefit Services Company, Inc. ("Benefit Services"), formerly ADQ,
       Inc.
       NYL Trust Company ("NYL Trust")
       NYLIFE Depositary Corporation
       NYLIFE Distributors Inc. ("NYLIFE Distributors")
       NYLIFE Equity Inc. ("NYLIFE Equity")
       NYLIFE Funding Inc. ("NYLIFE Funding")
       NYLIFE HealthCare Management Inc. ("NYLIFE HealthCare"), 99% owned
       Sanus Corp. Health Systems ("Sanus")
       Express Scripts Inc. ("ESI"), 69% owned
       NYLIFE Realty Inc. ("NYLIFE Realty")
       NYLIFE Refinery Inc. ("NYLIFE Refinery")
       NYLIFE Resources Inc. ("NYLIFE Resources")
       NYLIFE Securities Inc. ("NYLIFE Securities")
       NYLTemps Inc.



    NYLIFE Inc., though its subsidiaries, primarily develops and manages health maintenance organizations, markets mail order prescriptions and provides pharmacy claims processing services; offers life insurance products and services in the United Kingdom, Hong Kong, Korea, Indonesia, Mexico, Argentina and Bermuda; provides investment management services; and distributes and administers mutual funds.



    Intercompany accounts and transactions have been eliminated.



    The accompanying statutory basis consolidated financial statements have been prepared on the basis of accounting practices prescribed or permitted by the New York State Insurance Department for valuing common stocks of subsidiaries, which is a comprehensive basis of accounting other than

                          NYLIFE INC. AND SUBSIDIARIES
                (AFFILIATES OF NEW YORK LIFE INSURANCE COMPANY)
       NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL POSITION (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 1 -- ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


generally accepted accounting principles ("GAAP"). Under such practices, goodwill arising from the purchase of non-insurance subsidiaries is amortized over a period not to exceed ten years. Under GAAP, this goodwill would be amortized over a period of 15 to 25 years. In 1993, New York Life received authorization from the New York State Insurance Department to adopt approximate market value as the carrying value for its investment in Express Scripts Inc., a publicly traded 69% owned subsidiary of NYLIFE HealthCare. This practice is not recognized under GAAP.



    The approximate effects on the financial statements of the variances between the practices described in the preceding paragraph and generally accepted accounting principles are as follows: a decrease in net income of $3,000,000, $2,000,000 and $3,000,000 for the years ending December 31, 1995, 1994 and 1993, respectively, and a decrease in total assets of $322,000,000 and $222,000,000 and a decrease in stockholder's equity of $339,000,000 and $224,000,000 as of December 31, 1995 and 1994, respectively.



    Accounting principles prescribed or permitted by the New York State Insurance Department are considered GAAP for the insurance operations as they are wholly-owned stock life subsidiaries of a mutual life insurer. The Financial Accounting Standards Board has issued an Interpretation which establishes a different definition of GAAP for mutual life insurance companies and their subsidiaries. Under that interpretation, financial statements for mutual life insurance companies and their subsidiaries for periods beginning after December 15, 1995 which are prepared on the basis of statutory accounting principles (practices prescribed or permitted by insurance regulatory authorities) will no longer be characterized as in conformity with GAAP.



    Management of the Company has not yet determined the effect on its December 31, 1995 financial statements of applying the new Interpretation nor whether the Company will continue to present its general purpose financial statements in conformity with the statutory basis of accounting or adopt the accounting changes required. The effect of the changes would be reported retroactively through restatement of all previously issued financial statements presented for comparative purposes. The cumulative effect of adopting these changes would be included in the earliest year restated.



INSURANCE SUBSIDIARY POLICIES:



    Specific policies pertaining to life insurance subsidiaries are as  follows:
(1) premiums are recognized when due and are taken into income over the premium-paying period of the policies; (2) commissions and other costs incurred in connection with acquiring new business are charged to current operations as incurred; (3) reserves for life insurance policies are based on mortality tables and interest assumptions which are consistent with the local statutory requirements of each respective subsidiary and are considered to be sufficient to provide for contractual benefits and to meet the minimum requirements of the New York State Insurance Regulations; (4) the participating policyholder liability consists principally of the amount of surplus attributable to participating policyholders after the provision for policy reserves; (5) the excess of purchase price over statutory net assets acquired is charged to stockholder's equity in the year of acquisition; (6) in the year that the insurance subsidiaries are wholly or partially sold, the excess of purchase price over statutory net assets acquired is then wholly or partially charged to realized gains; (7) bonds associated with insurance operations are generally stated at amortized cost; and (8) joint ventures and minority stock investments are included in other investments and advances to affiliates and are stated at the value of their underlying statutory net assets.

                          NYLIFE INC. AND SUBSIDIARIES
                (AFFILIATES OF NEW YORK LIFE INSURANCE COMPANY)
       NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL POSITION (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 1 -- ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


FEE INCOME:



    The Company through its subsidiaries receives fees for services provided under agreements with its clients. The Company accrues fee income when earned. Additionally, the Company derives monitoring revenues from customer payments for alarm monitoring services. The Company recognizes revenue as the monitoring services are provided.



FOREIGN CURRENCY TRANSLATION:



    Assets and liabilities denominated in foreign currency have been translated into U.S. dollars at the respective year end exchange rates. Operating results are translated at the average exchange rates for the year. Foreign currency translation gains and losses are credited or charged directly to the Cumulative Translation Adjustment account in stockholder's equity. The change in the Cumulative Translation Adjustment account is due to the current year effect of the translation adjustment. Foreign currency transaction gains and losses are included in net income.



CASH AND CASH EQUIVALENTS:



    Cash equivalents are short-term, highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less. The carrying value of cash and cash equivalents approximates fair value.



ACCOUNTS RECEIVABLE:



    The carrying value of accounts receivable at December 31, 1995 and 1994 approximates fair value.



DEFERRED DISTRIBUTION COSTS:



    Deferred distribution costs relate to commission expenses and certain other costs related to the distribution of MainStay Funds which have a contingent deferred sales charge, and are deferred and amortized over a six year period on a straight-line basis, adjusted for related contingent deferred sales charge income earned.



INVESTMENTS:



    Short-term investments are carried at cost which approximates fair value. Common stocks are stated at market value. At December 31, 1995 and 1994, bonds, other than those associated with insurance operations, are either classified as held to maturity and are reported at amortized cost or classified as available for sale and are reported at estimated fair value, with unrealized gains and losses, net of tax, being reported as a separate component of stockholder's equity. The investment in the MainStay Funds is primarily held by NYLIFE Securities and NYLIFE Distributors, broker-dealers, and accordingly is recorded at fair value, with unrealized gains and losses included in income.



    Mortgage loans are generally stated at the aggregate principal balance due, except when in management's opinion collection of the loan is doubtful, in which case the loan is written down to the appraised value of the underlying property. Real estate acquired through foreclosure is valued at the lower of the mortgage loan carrying value or the appraised value of the property at the time of foreclosure. Any excess of the carrying value of the loan over the appraised value is recorded as a realized loss. Alarm monitoring contracts are recorded at cost net of accumulated amortization. Auto loans in the warehouse period are carried at cost and reduced for impairment. Investments in limited partnerships are generally accounted for under the equity method of accounting. Under this method, net earnings or losses are included in income currently.

                          NYLIFE INC. AND SUBSIDIARIES
                (AFFILIATES OF NEW YORK LIFE INSURANCE COMPANY)
       NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL POSITION (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 1 -- ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


FAIR VALUES OF FINANCIAL INSTRUMENTS:



    Fair values of various assets and liabilities are included throughout the notes to financial statements. Specifically, fair value disclosure of bonds, mortgage loans, real estate and the investment in the MainStay Funds is reported in Note 4, and fair value disclosure of notes payable is reported in Note 6. Fair values of bonds and the investment in the MainStay Funds are based on published or quoted market values, respectively. Fair value of mortgage loans is estimated based on discounted cash flow analyses prepared for each loan using interest rates approximating the current rates for new mortgages with similar remaining maturities. Fair value of notes payable is estimated based on quoted market prices and borrowing rates currently available to NYLIFE and its subsidiaries for bank loans with similar terms and average maturities.



FIXED ASSETS:



    Fixed assets are recorded at cost and are depreciated over the estimated useful lives of the assets, generally 3 to 10 years, using the double-declining balance and straight-line methods of depreciation.



PREMIUM REVENUE RECOGNITION AND COST OF PRESCRIPTION SALES:



    Premium revenue for prepaid health care is recognized as income in the month in which the enrollees are entitled to health care services. Consulting and management fees are recognized in income as services are rendered. Revenue on premiums collected in advance is deferred.



    Revenues from dispensing prescription and non-prescription medical products from ESI's mail service pharmacies are recorded upon shipment. Revenue from sales of prescription drugs by pharmacies in ESI's nationwide network and
pharmacy   claims  processing  revenues  are  recognized  when  the  claims  are adjudicated. When ESI has an independent contractual obligation to pay its network pharmacy providers for benefits provided to members of its clients' pharmacy benefit plans, ESI includes payments from plan sponsors for these benefits as prescription sales and fees and payments to these pharmacy providers in cost of prescription sales. If ESI is only administering the plan sponsors' network pharmacy contracts, ESI records fees derived from ESI's contracts with plan sponsors as net revenue.



    Cost of prescription sales include product costs, pharmacy claims payments and other direct costs associated with dispensing prescription and non-prescription medical products and claims processing operations, offset by fees received from pharmaceutical manufacturers in connection with ESI's drug purchasing and formulary management programs.



ACCOUNTS PAYABLE AND ACCRUED EXPENSES:



    The carrying value of accounts payable and accrued expenses at December 31, 1995 and 1994 approximates fair value.



MEDICAL GROUPS' RISK SHARING:



    Primary care physicians are compensated on a capitation basis and participating specialists on a fee-for-service basis. In 1995, Sanus instituted an incentive compensation program whereby primary care physicians are eligible to receive a bonus based on quality and cost utilization criteria. As part of this program, Sanus retains a portion of the amounts due to the participating specialists. These amounts are payable to the specialists based upon cost utilization criteria. Prior to 1995, Sanus retained a portion of the amounts due to both primary care physicians and participating specialists and amounts paid were based upon cost utilization criteria. An accrual is made for the estimate of the amount of incentive withheld and bonus which will be paid to medical care providers based upon actual medical costs incurred during the year.

                          NYLIFE INC. AND SUBSIDIARIES
                (AFFILIATES OF NEW YORK LIFE INSURANCE COMPANY)
       NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL POSITION (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 1 -- ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


BUSINESS RISKS AND UNCERTAINTIES:



    The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.



    At December 31, 1995, the Company's investments were comprised of common stock, bonds, real estate properties and mortgage loans. Significant changes in prevailing interest rates and geographic conditions may adversely affect the timing and amount of cash flows on such investments, as well as their related values. In addition, the value of these investments is often derived from an appraisal, an estimate or opinion of value. A significant decline in the market value of these investments could have an adverse affect on the Company's balance sheet.



    The Company through its limited partnership investments in the oil and gas industry is subject to extensive and rapidly changing federal and state environmental regulations governing air emissions, waste discharges, and solid and hazardous waste management activities. When it is both probable that a liability has been incurred and the amount can be reasonably estimated, the Company accrues environmental and clean up related costs. Such estimates may be subject to revision in the future as regulations and other conditions change.



    The Company's revenues from the oil and gas industry are derived principally from uncollateralized sales to customers in the oil and gas industry. Market prices for oil and gas may fluctuate; accordingly, a significant decline in market prices could adversely affect the Company's net operating revenues and cash flow from operating activities. Additionally, the concentration of credit risk in a single industry affects the Company's overall exposure to credit risk because customers may be similarly affected by changes in economic and other conditions. As described in Note 10, the Company has recorded a loss of $137,000,000 related to an announced plan of liquidating its limited partnership programs.



    During 1993, New York Life received authorization from the New York State Insurance Department to adopt approximate market value as the carrying value for its investment in ESI. Accordingly, the Company recorded adjustments of $406,834,000 and $289,713,000 for the statutory valuation of ESI in excess of its GAAP net equity at December 31, 1995 and 1994, respectively. These adjustments are included as a component of stockholder's equity. Based upon the market value of ESI's common stock at April 11, 1996, the amount of the statutory valuation of subsidiary in excess of GAAP net equity was approximately $389,021,000. A significant decline in the value of this stock could have an adverse effect on the Company's stockholders' equity.



    As providers of life insurance products, the operating results of certain subsidiaries in any given period depend upon estimates of policy reserves required to provide for future policyholder benefits. The development of policy reserves for the products of these companies requires management to make estimates and assumptions regarding mortality, morbidity, lapse, expense and investment experience. Such estimates are primarily based on historical experience and the specific requirements of local insurance regulators. Actual results could differ materially from these estimates. Management monitors actual experience, and where circumstances warrant, revises its assumptions and the related estimates of policy reserves.

                          NYLIFE INC. AND SUBSIDIARIES
                (AFFILIATES OF NEW YORK LIFE INSURANCE COMPANY)
       NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL POSITION (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 1 -- ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


    Medical claims include estimates of payments to be made on individual claims for medical specialists, drugs and hospital costs for which services have been performed. The cost of claims incurred but not reported is estimated based on current membership statistics, current utilization and historical data. The estimates for claims incurred but not reported are continually reviewed and revised as changes in these factors occur and revisions are reflected in the current year's statement of income. Capitation costs represent monthly charges paid to participating physicians as compensation for providing continuing medical care.



    Intangible assets primarily consist of goodwill arising from acquisitions. Goodwill, which represents the cost in excess of the value assigned to net assets acquired in connection with acquisitions, is being amortized over 10 years. The Company's investment in alarm monitoring contracts is amortized over the estimated lives of the contracts of approximately 12 years as adjusted for terminated contracts. Actual amortization of the intangible assets may vary from the amortization schedule.



CONTRACTUAL AGREEMENTS:



    ESI enters into corporate alliances with certain of its clients whereby shares of ESI's Class A Common Stock are awarded as advance discounts to the client. The stock is valued utilizing the quoted market value at the date the agreement is consummated if the number of shares to be issued is known. If the number of shares to be issued is contingent upon the occurrence of future events, the stock is valued utilizing the quoted market value at the date the contingency is satisfied and the number of shares is determinable. The value of the shares of stock awarded as advance discounts is recorded as a deferred cost and included in other assets. The deferred cost is recognized in selling expenses over the period of the contract.



RECLASSIFICATIONS:



    Certain reclassifications have been made to 1994 and 1993 amounts to conform with the 1995 presentation.



NOTE 2 -- CHANGES IN ACCOUNTING PRINCIPLES


    During 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-lived Assets to be Disposed Of," which is effective for the fiscal years beginning after December 15, 1995. SFAS 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. If the Company adopts GAAP in 1996 (See Note 1) it will be required to adopt SFAS 121 in 1996. The Company does not expect that adoption of SFAS 121 would have a significant effect on the consolidated financial position of the Company.



NOTE 3 -- ACQUISITIONS AND DISPOSITIONS



NYLIFE HEALTHCARE



    During 1995 and 1994, Sanus completed four acquisitions for cash, as described below. Each transaction was accounted for as a purchase and accordingly, the purchase price was allocated to the fair values of assets acquired and liabilities assumed. The remaining excess of the purchase price over such fair values was allocated to goodwill. The operating results of each acquisition have been included in consolidated net income of the Company from the date of acquisition.

                          NYLIFE INC. AND SUBSIDIARIES
                (AFFILIATES OF NEW YORK LIFE INSURANCE COMPANY)
       NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL POSITION (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 3 -- ACQUISITIONS AND DISPOSITIONS (CONTINUED)


        In July 1995, Sanus acquired the minority shareholder's interest in Lonestar Holding Company for approximately $4,100,000 in cash. As a result of the transaction, the Houston HMO became a wholly owned subsidiary of Sanus. Goodwill related to the purchase of approximately $2,700,000 is being amortized over an estimated useful life of 10 years.



        In November 1994, Sanus purchased 100% of the outstanding stock of The Ethix Corporation, which included the 13% owned by NYLIFE, for a purchase price of approximately $32,900,000. The fair values of assets acquired and liabilities assumed were $25,800,000 and $16,200,000, respectively. Goodwill of approximately $23,300,000 related to the purchase is being amortized over an estimated useful life of 10 years. The acquisition agreement provides for additional consideration to be paid based on membership increases over the five year period ending November 1999. No such amounts were due in 1995.



        In June 1994, Sanus acquired certain assets and assumed certain liabilities of two partnerships which performed administrative services for a physician group in the New York City metropolitan area. Cash paid totaled $10,000,000 plus the assumption of an excess of the fair value of liabilities over assets acquired of $17,200,000. Goodwill associated with the acquisition of $27,200,000 is being amortized over an estimated useful life of 10 years.



        In May 1994, Sanus purchased the remaining 12% minority interest in Avanti Health Systems. The entire purchase price of $10,000,000 was allocated to goodwill, which is being amortized over an estimated useful life of 10 years.



    During 1995, NYLIFE Inc. paid $10,800,000 to two of the three original Founders of NYLIFE HealthCare to purchase their remaining HealthCare shares in accordance with their Termination, Severance and Stock Buyback Agreements. Subsequent to the purchase of these shares, NYLIFE's ownership of NYLIFE HealthCare increased to 98.78%.



    On June 9, 1992, ESI, previously an indirectly 96% owned subsidiary of NYLIFE, completed an initial public offering of 4,000,000 shares of its Class A common stock at $6.50 per share, thereby decreasing NYLIFE's percentage ownership to 69%. NYLIFE recognized a pre-tax gain of approximately $15,800,000 from this transaction, representing the difference between the value of NYLIFE's interest in ESI immediately after the public offering and the historical book value of its interest in ESI. NYLIFE's percentage of ownership at December 31, 1995 is 69%. The common stock owned by the Company controlled approximately 96% and 93% of the voting stock of ESI as of December 31, 1995 and 1994, respectively. The portion of ESI's equity relating to the shares not owned by NYLIFE and the earnings relating thereto are included in "Minority Interest" in the accompanying financial statements.



WORLDWIDE HOLDING
UNITED KINGDOM:



    On December 22, 1994, NYLUK sold 68.75% of the common stock of Windsor Life to outside investors for consideration amounting to $77,596,000. NYLUK's gain arising from this transaction amounted to $27,788,000 and was credited to realized gains on investments. This gain is net of excess of purchase price over statutory net assets acquired of $47,311,000 and Section 49 gains of $25,055,000 previously charged or credited directly to stockholder's equity, respectively. Also on December 22, 1994, NYLUK and the new stockholders of Windsor Life exchanged all of their common

                          NYLIFE INC. AND SUBSIDIARIES
                (AFFILIATES OF NEW YORK LIFE INSURANCE COMPANY)
       NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL POSITION (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 3 -- ACQUISITIONS AND DISPOSITIONS (CONTINUED)


stock for common stock of Life Assurance Holding Corporation Limited ("LAHC"), a new holding company. As of December 22, 1994, NYLUK adopted the equity method of accounting for its 31.25% interest in LAHC.



    The total income, total benefits and expenses and realized gains on investments of Windsor Life presented in the Consolidated Statement of Operations during 1994 amounted to $212,326,000, $259,151,000 and $58,617,000, respectively.



    NYLUK is party to the Warranty Indemnity Deed (guaranteed by Worldwide) relating to the sale of the common stock of Windsor Life. Under the terms of this deed, NYLUK has undertaken to indemnify the outside investors against liabilities, costs and expenses incurred with regard to specified matters. Any claims under the deed require NYLUK to subscribe for deferred shares in LAHC at par value. Management believes that adequate provision has been made for potential claims that may arise.



ARGENTINA:



    On June 3, 1994, Worldwide acquired 17% of the common stock of Maxima S.A. AFJP from Roberts S.A. de Inversiones and 26% of the common stock of La Buenos Aires Seguros de Vida S.A. and La Buenos Aires Seguros de Retiro S.A. from La Buenos Aires Compania Argentina de Seguros S.A.



    Maxima S.A. AFJP is licensed to conduct pension fund management business in Argentina. La Buenos Aires Seguros de Vida S.A. and La Buenos Aires Seguros de Retiro S.A. are licensed to conduct personal and annuity insurance business in Argentina, respectively. La Buenos Aires Seguros de Vida S.A. and La Buenos Aires Seguros de Retiro S.A. were renamed La Buenos Aires-New York Life Seguros de Vida S.A. and La Buenos Aires-New York Life Seguros de Retiro S.A., respectively.



    Capital contributions to fund operating activities were made by all of the stockholders into each of these companies in their respective ownership percentages. Worldwide's share to Maxima S.A. AFJP, La Buenos Aires-New York Life Seguros de Vida S.A. and La Buenos Aires-New York Life Seguros de Retiro S.A. was $972,000, $1,320,000 and $0 respectively, for the year ended December 31, 1995, and was $6,528,000, $3,270,000 and $329,000, respectively, for the year ended December 31, 1994.



NYL BENEFIT SERVICES COMPANY, INC.



    Effective June 6, 1994, NYLIFE's acquired Benefit Services, a provider of consulting, administrative, actuarial, communications and investment advisory services for employee benefit plan sponsors, with an up-front cash payment of $8,000,000, plus a series of future cash payments, exercisable from the fifth to tenth year. The future cash payments are based on the joint assets of New York Life and its affiliates related to the 401(k) Complete product. Approximately $6,640,000 of the purchase price was allocated to goodwill, which is being amortized over an estimated useful life of 10 years. The comparative statement of operations and statement of cash flows for the prior year included in these financial statements cover the period from June 6, 1994 (date of acquisition) through December 31, 1994.



MSC HOLDING, INC.



    During 1995, the assets of the Health and Investment Divisions were sold to Meritech, a subsidiary of Summit Technologies and Melson Technologies, an indirect subsidiary of Aegon Insurance, respectively. Meritech purchased the Health Division assets for approximately $750,000 which included contracts, licenses, equipment and various receivables. Melson Technologies purchased the Investment Division assets for a contingent purchase price of $3,500,000. One million dollars of the purchase price is guaranteed and is expected to be received by MSC within three years. The remaining

                          NYLIFE INC. AND SUBSIDIARIES
                (AFFILIATES OF NEW YORK LIFE INSURANCE COMPANY)
       NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL POSITION (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 3 -- ACQUISITIONS AND DISPOSITIONS (CONTINUED)


$2,500,000 is contingent upon the amount of licensing fees the buyers receive over the next 10 years relating to the SMS Investment System, which is currently under development. A total gain of approximately $1,695,000 was recognized on these transactions.



NEW YORK LIFE CAPITAL CORP.



    New York Life Capital Corp. was incorporated in Delaware in June 1995. Capital Corp's activities will primarily consist of issuing commercial paper and borrowing from other sources for the purpose of making loans to New York Life and its affiliates. Capital Corp. did not commence operations during 1995.



NYL TRUST COMPANY



    NYL Trust was incorporated in New York on February 2, 1995 as a limited purpose trust company chartered by the New York State Banking Department to act as a fiduciary for pension, profit sharing and other employee benefit plans. NYL Trust's responsibilities include acting as a passive trustee or custodian for 401(k) plans and Individual Retirement Accounts.



NOTE 4 -- INVESTMENTS



COMMON STOCK:



    The common stock portfolio, which is stated at market value, primarily consists of securities issued in the United Kingdom which are denominated in British Pounds Sterling at December 31, 1995 and 1994.



BONDS:



    At December 31, 1995 the maturity distribution of bonds was as follows (in thousands):



DECEMBER 31, 1995
                                              AVAILABLE FOR SALE       LIFE INSURANCE
                                             --------------------        OPERATIONS
                                                        ESTIMATED  ----------------------
                                             AMORTIZED    FAIR     STATEMENT   ESTIMATED
                                               COST       VALUE      VALUE    FAIR VALUE
                                             ---------  ---------  ---------  -----------
Due in one year or less....................  $  75,551  $  75,857  $   2,101   $   2,101
Due in years two through five..............     79,566     81,449      6,714       6,955
Due in years six through ten...............      5,704      5,868     13,637      14,845
Due after ten years........................        466        474      6,749       7,355
                                             ---------  ---------  ---------  -----------
Total......................................  $ 161,287  $ 163,648  $  29,201   $  31,256
                                             ---------  ---------  ---------  -----------
                                             ---------  ---------  ---------  -----------

                          NYLIFE INC. AND SUBSIDIARIES
                (AFFILIATES OF NEW YORK LIFE INSURANCE COMPANY)
       NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL POSITION (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 4 -- INVESTMENTS (CONTINUED)


    At December 31, 1995 and 1994, the distribution of unrealized gains and losses on bonds was as follows (in thousands):


DECEMBER 31, 1995
                                                                                ESTIMATED
                                           AMORTIZED  UNREALIZED   UNREALIZED     FAIR
AVAILABLE FOR SALE                           COST        GAINS       LOSSES       VALUE
- -----------------------------------------  ---------  -----------  -----------  ---------
  U.S. Treasury and other U.S.
   Governmental Agencies.................  $  71,868   $     584    $      33   $  72,419
  Commercial paper and Corporate notes...     89,228       1,861           51      91,038
  Certificates of deposit................        191      --           --             191
                                           ---------  -----------  -----------  ---------
  Total..................................  $ 161,287   $   2,445    $      84   $ 163,648
                                           ---------  -----------  -----------  ---------
                                           ---------  -----------  -----------  ---------


                                                                                ESTIMATED
                                           STATEMENT  UNREALIZED   UNREALIZED     FAIR
INSURANCE OPERATIONS:                        VALUE       GAINS       LOSSES       VALUE
- -----------------------------------------  ---------  -----------  -----------  ---------
  Foreign Governments....................  $  12,240   $     869    $       4   $  13,105
  Corporate..............................     16,961       1,548          358      18,151
                                           ---------  -----------  -----------  ---------
  Total..................................  $  29,201   $   2,417    $     362   $  31,256
                                           ---------  -----------  -----------  ---------
                                           ---------  -----------  -----------  ---------

DECEMBER 31, 1994
                                                                                ESTIMATED
                                           AMORTIZED  UNREALIZED   UNREALIZED     FAIR
HELD TO MATURITY                             COST        GAINS       LOSSES       VALUE
- -----------------------------------------  ---------  -----------  -----------  ---------
  Corporate..............................  $  28,000   $  --        $     221   $  27,779
                                           ---------  -----------  -----------  ---------
  Total..................................  $  28,000   $  --        $     221   $  27,779
                                           ---------  -----------  -----------  ---------
                                           ---------  -----------  -----------  ---------

                                                                                ESTIMATED
                                           AMORTIZED  UNREALIZED   UNREALIZED     FAIR
AVAILABLE FOR SALE                           COST        GAINS       LOSSES       VALUE
- -----------------------------------------  ---------  -----------  -----------  ---------
  U.S. Treasury and other U.S.
   Governmental Agencies.................  $  98,404   $      20    $   1,130   $  97,294
  Commercial paper and Corporate notes...     53,647      --              437      53,210
  Certificates of deposit................        185      --           --             185
                                           ---------  -----------  -----------  ---------
  Total..................................  $ 152,236   $      20    $   1,567   $ 150,689
                                           ---------  -----------  -----------  ---------
                                           ---------  -----------  -----------  ---------

                                                                                ESTIMATED
                                           STATEMENT  UNREALIZED   UNREALIZED     FAIR
INSURANCE OPERATIONS:                        VALUE       GAINS       LOSSES       VALUE
- -----------------------------------------  ---------  -----------  -----------  ---------
  Foreign Governments....................  $  45,659   $     318    $      60   $  45,917
  Corporate..............................     11,874      --              318      11,556
                                           ---------  -----------  -----------  ---------
  Total..................................  $  57,533   $     318    $     378   $  57,473
                                           ---------  -----------  -----------  ---------
                                           ---------  -----------  -----------  ---------



    Proceeds from investments in bonds sold, matured, or repaid were $282,649,000, $402,126,000, and $133,095,000 for 1995, 1994 and 1993,
respectively. Realized gains from investments in bonds sold, matured, or repaid were $898,000, $6,551,000 and $2,230,000 for 1995, 1994 and 1993, respectively, and realized losses were $744,000, $912,000 and $182,000 for 1995, 1994 and 1993 respectively.



    Investment in bonds include $58,585,000 and $51,229,000 of restricted securities on deposit to meet statutory solvency requirements, for 1995 and 1994, respectively.

                          NYLIFE INC. AND SUBSIDIARIES
                (AFFILIATES OF NEW YORK LIFE INSURANCE COMPANY)
       NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL POSITION (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 4 -- INVESTMENTS (CONTINUED)


MORTGAGE LOANS:



    Mortgage loans, which are generally stated at the aggregate principal due, are secured by first liens on real estate properties. The loans carry interest rates ranging from 8.75% to 9.75% and maturity dates which range from 1995 to 1999. At December 31, 1995 and 1994 the geographic diversification of the mortgage loan portfolio was as follows (in millions):



                                                                            1995       1994
                                                                          ---------  ---------
United States:
  Pacific...............................................................  $    12.6  $    48.2
  Middle Atlantic.......................................................        2.0       14.5
  South Atlantic........................................................        3.6       32.8
  East North Central....................................................     --           12.4
  West South Central....................................................     --            9.0
  United Kingdom........................................................     --             .1
                                                                          ---------  ---------
                                                                          $    18.2  $   117.0
                                                                          ---------  ---------
                                                                          ---------  ---------



    At December 31, 1995, mortgage loans are comprised of office buildings ($7,700,000) and shopping centers ($10,500,000). During 1995, several loans were sold to New York Life, see Note 7.



    The fair value of the mortgage loan portfolio was $17,633,000 and $115,241,000 at December 31, 1995 and 1994, respectively, estimated based on discounted cash flow analyses prepared for each loan using interest rates approximating the current rates for new mortgages with similar remaining maturities. Fair values do not necessarily represent the values for which these loans could have been sold at December 31, 1995 or 1994; therefore, care should be exercised in drawing any conclusions from these fair values.



    Write downs related to declines in the appraised value of properties underlying mortgage loans totaled $9,335,000 and $2,984,000 in 1995 and 1994, respectively.



REAL ESTATE:



    At December 31, 1995 and 1994, real estate included the following properties which were acquired through foreclosure (in millions):



                                                                            CARRYING VALUE
                                                               YEAR      --------------------
PROPERTY TYPE                                     STATE      ACQUIRED      1995       1994
- ---------------------------------------------     -----     -----------  ---------  ---------
Apartment....................................          VA         1991   $  --      $    35.0
Office.......................................          MD         1991        74.5       70.5
Shopping Center..............................          FL         1991      --            5.2
Office.......................................          NY         1992        17.6       17.6
                                                                         ---------  ---------
                                                                         $    92.1  $   128.3
                                                                         ---------  ---------
                                                                         ---------  ---------



    At December 31, 1995 and 1994, real estate also included $2,100,000 and $2,300,000 associated with Worldwide operations.



    In January 1995, the apartment property was sold to New York Life for cash, see Note 7.



    In April 1995, the shopping center property was sold. NYLIFE Funding recorded a realized gain of $867,000 as a result of this transaction.

                          NYLIFE INC. AND SUBSIDIARIES
                (AFFILIATES OF NEW YORK LIFE INSURANCE COMPANY)
       NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL POSITION (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 4 -- INVESTMENTS (CONTINUED)


MAINSTAY FUNDS:



    At December 31, 1995 the total investment in the MainStay Funds includes investments in individual funds as follows (in thousands):



                                 FUND                                      COST     FAIR VALUE
               -----------------------------------------                 ---------  -----------
California Tax Free....................................................  $   4,646   $   4,582
Capital Appreciation...................................................         55         115
Convertible............................................................         71         103
Equity Index...........................................................        109         186
International Equity...................................................     10,000      10,051
International Bond.....................................................     10,129      10,560
High Yield Corporate Bond..............................................         79          96
Tax Free...............................................................        503         494
New York Tax Free......................................................      7,007       6,945
Total Return...........................................................         51          79
Value..................................................................        434         551
                                                                         ---------  -----------
    Total 1995.........................................................  $  33,084   $  33,762
                                                                         ---------  -----------
                                                                         ---------  -----------
    Total 1994.........................................................  $  47,466   $  46,709
                                                                         ---------  -----------
                                                                         ---------  -----------



TIME DEPOSITS:



    Time deposits, included in cash and cash equivalents, at December 31, 1995 and 1994 amounted to $8,155,000 and $28,541,000, respectively.



OTHER INVESTMENTS:



    Other investments include interests in limited partnerships which consist primarily of an oil refinery and oil and gas producing properties valued at $38,966,000 and $44,423,000 at December 31, 1995 and 1994, respectively.



NOTE 5 -- FIXED ASSETS


    At December 31, 1995 and 1994 fixed assets, at cost, are comprised of the following (in thousands):



                                                                         1995         1994
                                                                      -----------  -----------
Furniture...........................................................  $    22,021  $    13,127
Equipment...........................................................       41,737       35,530
Computer hardware...................................................       30,315       21,847
Computer software...................................................        7,646       14,720
Leasehold improvements..............................................       19,084       16,564
Other...............................................................       11,166       11,049
                                                                      -----------  -----------
                                                                          131,969      112,837
Less accumulated depreciation and amortization......................       59,044       48,981
                                                                      -----------  -----------
Total...............................................................  $    72,925  $    63,856
                                                                      -----------  -----------
                                                                      -----------  -----------

                          NYLIFE INC. AND SUBSIDIARIES
                (AFFILIATES OF NEW YORK LIFE INSURANCE COMPANY)
       NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL POSITION (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 6 -- NOTES PAYABLE


    Notes payable, generally carried at the unpaid principal balance, consisted of the following at December 31, 1995 and 1994 (in thousands):



                                                                                             1995         1994
                                                                                          -----------  -----------
9.25% Guaranteed Notes due May 15, 1995.................................................  $   --       $   300,000
Worldwide-Loan from Windsor Life........................................................        6,434        9,573
Series A and B, Floating Rate Secured Five Year Notes...................................       20,628       23,874
Series C 9% Fixed Rate Secured Five Year Notes..........................................       32,218       38,503
Loans payable to New York Life..........................................................       59,842       93,788
Bank borrowings and revolving line of credit with financial institutions................       15,732        4,149
Other (including current portion).......................................................        6,227       14,257
                                                                                          -----------  -----------
                                                                                          $   141,081  $   484,144
                                                                                          -----------  -----------
                                                                                          -----------  -----------



    The   fair  value  of  notes  payable  was  approximately  $141,081,000  and
$485,698,000 at December 31, 1995 and 1994, respectively.



    On May 15, 1995, NYLIFE Funding repaid the principal and remaining interest on the 9.25% Guaranteed Notes which totaled $300,000,000 and $9,250,000, respectively. At December 31, 1994 the fair value of the Notes was $302,531,000 estimated based on the quoted market price. The notes were unconditionally guaranteed by New York Life as to the payment of principal and interest.



    New York Life Capital Corp. is party to a credit agreement with a group of relationship banks consisting of a $150,000,000 364 day committed revolving credit facility ("Facility A"), and a $350,000,000 5 year committed revolving credit facility ("Facility B"). Annual facility fees are .04% and .06%, for Facility A and B respectively, and borrowing rates are capped at spreads of .16% and .14% over LIBOR, respectively. In addition, the credit agreement contains various covenants pertaining to allowable activities of Capital Corp. No amounts were drawn down or outstanding on these agreements at December 31, 1995.



    The $20,628,000 of Series A and B Floating Rate Secured Five Year Notes are collateralized by security alarm monitoring contracts, and pay interest quarterly at a per annum floating rate based on the minimum denomination five-year certificate of deposit average rate as reported by Bank Rate Monitor. Principal is paid down on a quarterly basis. At December 31, 1995, the rate on these Notes was 9%. In addition, $1,721,000 of these notes are payable during 1996.



    The $32,218,000 of Series C 9% Fixed Rate Secured Five Year Notes are collateralized by security alarm monitoring contracts, and pay interest quarterly at the fixed rate. Principal is paid down on a quarterly basis. In addition, $2,250,000 of these notes are payable during 1996.



    In January 1995, NYLIFE entered into a credit agreement, expiring January 1, 1996, with New York Life whereby NYLIFE can borrow up to an aggregate principal amount of $200,000,000 at any one time. This agreement and any loans made shall be automatically extended and renewed for additional one year periods, unless either NYLIFE or New York Life notifies the other of its desire to terminate the agreement. At December 31, 1995 the total principal borrowed under this agreement was $27,358,000. Interest expense amounted to $94,000.



    On December 11, 1992, NAFCO entered into a revolving credit agreement (the "Credit Agreement") with Barclays Bank PLC ("Barclays"). The Credit Agreement allows NAFCO to borrow an aggregate principal amount not to exceed $15,000,000 at any one time. Interest on any borrowing accrues at a rate equal to either (i) the rate of interest per annum declared by Barclays as its prime

                          NYLIFE INC. AND SUBSIDIARIES
                (AFFILIATES OF NEW YORK LIFE INSURANCE COMPANY)
       NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL POSITION (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 6 -- NOTES PAYABLE (CONTINUED)


rate in effect at its branch in New York City or (ii) LIBOR plus 1%. During 1995, NAFCO recorded interest expense of approximately $204,000 to Barclays pursuant to the Credit Agreement. At December 31, 1995, borrowings under the credit agreement are $15,000,000. There were no borrowings at December 31, 1994.



    On November 1, 1993, NAFCO entered into a loan agreement with New York Life. The agreement allows NAFCO to borrow money pursuant to one or more master notes (individually, a "Master Note", collectively, "Master Notes") each of which will not exceed one year in maturity and for amounts, in aggregate, not to exceed $35,000,000 at any one time. Interest on any Master Note borrowings accrues at the rate which is the annual simple interest equivalent (computed on the actual daily principal balance based on a 360 day year of 12 30-day months) of 225 basis points above the one month LIBOR published in the Wall Street Journal on the 15th day of the proceeding calendar month (or if such day is not a day on which such newspaper is published, the next succeeding day of such publication). In 1995, the loan agreement between NAFCO and New York Life was amended to accommodate the acquisition of prime auto loans. The amendment provides for the following: (i) an increase in the maximum borrowings to $70,000,000, (ii) an interest rate of 200 basis points above the one month LIBOR for borrowings related to prime auto loan acquisitions, and (iii) a change in the monthly interest payment date to the 20th of each month. During 1995 and 1994, NAFCO made interest payments totaling $2,636,600 and $379,651, respectively, to New York Life pursuant to the Master Notes. At December 31, 1995 and 1994, the amounts outstanding under the Master Note are $32,484,000 and $11,922,000, respectively. Accrued interest at December 31, 1995 and 1994 is $278,000 and $67,000, respectively.



    Sanus had a loan agreement with New York Life under which Sanus borrowed amounts as mutually agreed. Under the provisions of this agreement, interest was payable at the end of each calendar quarter at a rate of 1% over the prime rate as announced by a specified New York money center bank. The applicable interest rates during 1995 ranged from 9.5% to 10.0% and 1994 ranged from 7.00% to 9.50%. Sanus borrowed an additional $4,000,000 during 1995 and $57,889,000 during 1994, primarily to finance acquisitions. Effective December 31, 1995 the loan balance, along with accrued interest, in the total amount of $82,898,000 was contributed to Sanus as additional paid-in-capital and the loan agreement, which was to mature on October 1, 1997, was terminated. Interest expense on such borrowings during 1995 and 1994 were $7,854,000 and $3,051,000, respectively.



NOTE 7 -- RELATED PARTY TRANSACTIONS


    NYLIFE and several of its subsidiaries are party to a service agreement with New York Life, whereby New York Life provides services to NYLIFE and such subsidiaries, including office space, legal, accounting, administrative, personnel and other services for which NYLIFE and its subsidiaries are billed. NYLIFE and its subsidiaries are charged for these services based upon (a) actual costs incurred, where they are separately identifiable and (b) allocation of costs incurred by New York Life developed through analyses of time spent on matters relating to NYLIFE and its subsidiaries.



    Investment management fees of $35,089,000, $32,684,000, and $25,970,000 were received from New York Life and certain of its affiliates during the years ended December 31, 1995, 1994 and 1993, respectively.



    Sanus and New York Life offer a product (Sanus Plus) to members which combines HMO coverage from Sanus and indemnity insurance coverage from New York Life. The member pays a single premium for this coverage and elects either HMO or major medical coverage at the time of service. Sanus collects the full premium and allocates a portion to New York Life. Under the terms of

                          NYLIFE INC. AND SUBSIDIARIES
                (AFFILIATES OF NEW YORK LIFE INSURANCE COMPANY)
       NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL POSITION (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 7 -- RELATED PARTY TRANSACTIONS (CONTINUED)


the agreement between the parties, a final allocation of premiums is made one year after the close of the coverage period, whereby a transfer is completed between Sanus and New York Life which will cause each to have an identical ratio of medical expenses to premium for coverage provided under this product. Sanus classifies New York Life's estimated share of premiums during the period as a reduction of its premium income. New York Life's estimated share of premiums was $45,092,000 and $43,089,000 at December 31, 1995 and 1994, respectively.
Additionally, at December 31, 1995, Sanus has accrued approximately $331,000 due from New York Life ($7,395,000 due to New York Life at December 31, 1994) related to Sanus Plus.



    Certain subsidiaries earned premiums and fees related to health care services provided to New York Life of $54,489,000, $48,016,000 and $28,953,000 in 1995, 1994 and 1993, respectively. At December 31, 1995 and 1994, New York Life owed $5,455,000 and $4,496,000, respectively, for such services.



    During 1995 and 1994, one of Sanus' HMO subsidiaries paid hospital service claims of approximately $7,000,000 and $12,000,000, respectively, to its minority shareholders.



    NYLACOR has eight "dedicated offices" to market the New York Life long-term care product. Beginning in 1995, all the expenses incurred by the dedicated offices are paid by NYLACOR and reimbursed by New York Life. These expenses and the associated reimbursements totaled $3,200,000 in 1995.



    At December 31, 1995 and 1994, New York Life owned approximately 8.7% and 8.6%, respectively, of the outstanding common stock of American Exploration Company ("American"), the parent of NYLIFE Equity's co-general partner (American Exploration Production Company) and had invested approximately $18,954,400 and $54,747,000, respectively, in partnerships it managed. In addition, New York Life provided a $40,000,000 bridge facility for American through February 1995 to finance the consolidation of its institutional oil and gas limited partnerships.



    On January 3, 1994, NYLIFE Distributors assumed the mutual fund underwriting and certain administrative functions previously performed by NYLIFE Securities, an affiliate, on behalf of the MainStay Funds and the MainStay Institutional Funds Inc. In connection with this transfer, NYLIFE received a distribution of certain assets and liabilities valued at book value from NYLIFE Securities in the net amount of $96,966,000, as well as $250,000 cash. The distribution resulted in a return of capital to NYLIFE and reduced NYLIFE Securities' stockholder's equity by $97,216,000. NYLIFE then contributed these assets, liabilities and cash, as capital, to NYLIFE Distributors.



    As distributor, NYLIFE Distributors has entered into agreements with the MainStay Funds, pursuant to Rule 12b-1 under the Investment Act of 1940, to compensate it for the distribution expenses it incurs. At December 31, 1995 and 1994 receivables from the MainStay Funds approximated $6,493,000 and $5,365,000, respectively for distribution, services and administration fees.



    NYLIFE Securities earned commission revenue of approximately $29,910,000 and $16,855,000 on transactions with affiliates during 1995 and 1994, respectively.



    In June 1994, New York Life and Greystone, as co-defendants, settled litigation brought in connection with the alleged formation of a joint venture to acquire an office building located in Miami, Florida. Greystone, in its capacity as Portfolio investment advisor, had represented New York Life in evaluating this proposed transaction at various times during 1989 and 1990. While denying plaintiff's allegations, New York Life and Greystone determined to limit potential financial exposure and further

                          NYLIFE INC. AND SUBSIDIARIES
                (AFFILIATES OF NEW YORK LIFE INSURANCE COMPANY)
       NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL POSITION (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 7 -- RELATED PARTY TRANSACTIONS (CONTINUED)


costs of protracted legal proceedings by settling this suit. The full and final settlement amount of $5,000,000 and legal expenses of $369,000 were paid by New York Life and subsequently charged to Greystone. At December 31, 1995, Greystone and New York Life have adopted a plan of liquidation of the intercompany account related to this charge. In December, Greystone paid an installment of $1,279,000; installments of $250,000 will be made in subsequent years until the balance of the account is liquidated. Such liability is non-interest bearing.



    During 1995, NYLIFE Funding sold fourteen mortgage loans and one foreclosed property with a total statement value of $119,314,000 to New York Life and received a capital infusion of $115,000,000 from New York Life through NYLIFE. The cash received in these two transactions was used to repay the principal and interest obligations on the 9.25% Guaranteed Notes. In December 1994, NYLIFE Funding transferred a $6,660,000 mortgage loan to New York Life in exchange for a participating interest in a loan with the same statement value. No gain or loss was recorded on this transfer.



    In August 1994, NYLIFE Funding refinanced a $19,690,000 third party mortgage loan by replacing it with a NYLIFE Funding loan for $4,930,000 and a New York Life loan for $14,760,000.



NOTE 8 -- FOREIGN OPERATIONS


    NYLIFE subsidiaries conduct insurance and investment management operations in the United Kingdom, Argentina, Bermuda, Hong Kong, Japan, Korea, Indonesia and Mexico. The assets and liabilities of these foreign operations at December 31, 1995 and 1994 are as follows (in thousands):



CONSOLIDATED SUBSIDIARIES:                                               1995        1994
- ---------------------------------------------------------------------  ---------  -----------
Assets...............................................................  $  90,614  $   127,782
Liabilities..........................................................  $  70,326  $   115,332



NON-CONSOLIDATED SUBSIDIARIES



                                                   1995        1994
                                                ----------  ----------
  Assets......................................  $3,261,163  $1,567,569
  Liabilities.................................  $3,178,398  $1,517,562



    The sale of the majority of UK operations in 1994 (Note 3) primarily contributed to the change in the consolidated subsidiary figures.



    The cumulative translation adjustment for 1995 is $1,123,000.



NOTE 9 -- INCOME TAXES


    NYLIFE and its subsidiaries are members of an affiliated group which joins in the filing of a consolidated federal income tax return with New York Life. The consolidated income tax provision or benefit is allocated among the members of the group in accordance with a tax allocation agreement. The tax allocation agreement provides that each member of the group is allocated its share of the consolidated tax provision or benefit determined generally on a separate return basis, but may, where applicable, recognize the tax benefits of net operating losses or capital losses utilizable in the consolidated group. Estimated payments for taxes are made between the members of the consolidated group during the year. State, local, and foreign tax returns are filed separately.



    The income tax receivable included $5,141,000 and $7,586,000 due from New York Life as of December 31, 1995 and 1994, respectively pursuant to the tax allocation agreement.

                          NYLIFE INC. AND SUBSIDIARIES
                (AFFILIATES OF NEW YORK LIFE INSURANCE COMPANY)
       NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL POSITION (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 9 -- INCOME TAXES (CONTINUED)


    The  net deferred tax  asset (liability) as  of December 31,  1995 and 1994,
respectively  is  attributable  to  the  following  temporary  differences   (in
thousands):



                                                                          1995         1994
                                                                       -----------  ----------
DEFERRED TAX ASSET:
  Non-deductible reserves............................................  $    71,022  $   25,431
  Net operating losses...............................................        6,244       3,935
  Deferred compensation..............................................       13,483      11,598
  Impairments........................................................        5,787       3,734
  Investments in affiliates and partnerships.........................          410         632
  Leasehold improvements.............................................        1,935       1,350
  Deferred rent......................................................        2,943       2,257
  Depreciation.......................................................        1,046       1,354
  Unrealized investment losses.......................................      --              591
  Other..............................................................        1,519         803
                                                                       -----------  ----------
    Gross deferred tax asset.........................................  $   104,389  $   51,685
                                                                       -----------  ----------
                                                                       -----------  ----------
DEFERRED TAX LIABILITY:
  Deferred distribution costs........................................  $   (60,919) $  (53,115)
  Unrealized appreciation of subsidiary..............................       (1,713)     --
  Investments in affiliates and partnerships.........................       (6,736)     (5,339)
  Depreciation.......................................................       (1,363)     (1,804)
  Unrealized net appreciation........................................       (7,780)     (7,380)
  Software development costs.........................................         (322)     (1,336)
  Unrealized investment gains........................................         (882)     --
  Other..............................................................         (615)     (1,114)
                                                                       -----------  ----------
    Gross deferred tax (liability)...................................      (80,330)    (70,088)
  Valuation allowance................................................       (6,236)     (3,935)
                                                                       -----------  ----------
    Net deferred tax asset (liability)...............................  $    17,823  $  (22,338)
                                                                       -----------  ----------
                                                                       -----------  ----------



    The December 31, 1995 and 1994 valuation allowance principally relates to foreign net operating losses, the utilization of which is subject to limitations in the United Kingdom, and net operating loss limitations.



NOTE 10 -- COMMITMENTS AND CONTINGENCIES



LEASES:



    The subsidiaries lease office space, a telephone system, and certain computer and office equipment under agreements with various expiration dates. The leases contain provisions for payment of real estate taxes, building maintenance, electricity, and other escalations. Effective January 1, 1990, a subsidiary of Worldwide entered into a $10,282,000 capital lease expiring in 2002 on its head office development in the United Kingdom.

                          NYLIFE INC. AND SUBSIDIARIES
                (AFFILIATES OF NEW YORK LIFE INSURANCE COMPANY)
       NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL POSITION (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 10 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)


    Future minimum lease payments under capital and noncancelable operating leases with original or remaining lease terms in excess of one year at December 31, 1995, are as follows (in thousands):



                                                                 CAPITAL
                                                                 LEASES      OPERATING LEASES
                                                              -------------  ----------------
1996........................................................    $     757      $     24,347
1997........................................................          680            25,233
1998........................................................        1,077            24,768
1999........................................................        1,077            24,272
2000........................................................        1,077            22,111
2001 & thereafter...........................................        2,549            93,149
                                                              -------------  ----------------
Total.......................................................        7,217           213,880
                                                              -------------  ----------------
Less amount representing interest...........................            3           --
  future sublease rental receipts...........................       --                 3,785
                                                              -------------  ----------------
Present value of future minimum lease payments..............        7,214           --
                                                              -------------  ----------------
Less amount due in one year.................................          757           --
                                                              -------------  ----------------
Total.......................................................    $   6,457      $    210,095
                                                              -------------  ----------------
                                                              -------------  ----------------



    Assets   recorded  under   capital  leases   and  the   related  accumulated
depreciation are listed below. Amortization of these assets is included in depreciation and amortization expense (in thousands):



                                                                       DECEMBER 31,
                                                                   --------------------
                                                                     1995       1994
                                                                   ---------  ---------
Assets recorded under leases.....................................  $  12,871  $  13,261
Accumulated depreciation.........................................     (2,794)    (3,218)
                                                                   ---------  ---------
Total............................................................  $  10,077  $  10,043
                                                                   ---------  ---------
                                                                   ---------  ---------



    Rent expense for the years ended December 31, 1995, 1994 and 1993 was approximately $32,848,000, $28,315,000 and $16,405,000, respectively.



    Windsor Construction Company Limited, a wholly owned subsidiary of NYLUK, entered into two contracts with Balfour Beatty Limited on January 11, 1994, for the construction of phases II and III of NYLUK's head office development in the United Kingdom amounting to $3,945,000 for Phase II and $4,190,000 for Phase
III. The contract for Phase II must begin by January 8, 1997, and the contract for Phase III must begin by December 31, 1999.



LIQUIDATION OF LIMITED PARTNERSHIP:



    In December of 1995, NYLIFE Inc. announced a plan to evaluate the economics of continuing the operation of its New York Life Oil and Gas Producing Partnership Programs, its NYLIFE Realty Income Partnership Programs, and its NYLIFE Government Mortgage Plus Limited Partnership Programs. In early 1996, class action lawsuits were filed against New York Life, NYLIFE, Inc. and several of its subsidiaries by various investors in the partnership programs seeking damages for alleged fraudulent activities in connection with the marketing and sale of interests in the partnership programs and in the subsequent operation thereof.



    On March 19, 1996, New York Life, NYLIFE Inc., and certain other affiliated and unaffiliated entities, entered into a Stipulation of Settlement of the class action lawsuit. The settlement is subject

                          NYLIFE INC. AND SUBSIDIARIES
                (AFFILIATES OF NEW YORK LIFE INSURANCE COMPANY)
       NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL POSITION (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 10 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)


to final court approval and certain other conditions. In 1995, NYLIFE Inc. recorded a provision of $137,000,000 to reflect the estimated costs of discontinuing the proprietary partnership operations and settling certain claims in connection therewith, including settlement of the class action lawsuit.



    NYLIFE Inc. has agreed to indemnify its subsidiaries and certain other unaffiliated entities named in the class action lawsuit. Accordingly NYLIFE Inc. will fund any settlement payments to the partnership program investors.



OFFICE OF PERSONNEL MANAGEMENT:



    Sanus, through its subsidiaries, contracts with the Office of Personnel Management ("OPM") to provide or arrange health services under the Federal Employees Health Benefits Program ("FEHBP") for federal employees, annuitants and their dependents. These contracts with OPM and applicable government regulations establish premium rating requirements for the FEHBP. OPM conducts periodic audits of its contractors to, among other things, verify that the premiums charged under the OPM contracts were established in compliance with the community rating and other requirements under the FEHBP. OPM auditors concluded periodic audits in 1995 and 1994 of two of Sanus' subsidiaries and released final audit reports alleging certain defects in that subsidiary's rating practices under applicable regulatory and contractual requirements. The OPM Audit Resolution Division is responsible for resolving the audit findings. As part of the resolution process, the Audit Resolution Division may reconsider the findings of the auditors and the information provided by the subsidiaries.



    At this time, management and legal counsel are unable to determine the amounts that may be required to be refunded to OPM to resolve the audit findings. Management currently believes, however, that after application of established reserves, amounts ultimately required to be refunded to OPM will not have a material adverse effect on the financial condition of Sanus. In addition, management does not believe that the audit will have a material effect on future relations with OPM.



CREDIT AGREEMENTS:



    Effective May 31, 1995, ESI negotiated an amendment to extend its existing unsecured line of credit of $25,000,000 for another year. This amendment expires May 29, 1996. On November 1, 1995, ESI negotiated a second $25,000,000 revolving loan agreement with another bank, expiring on October 31, 1996. Terms of both lines are as follows: interest is charged on the principal amount outstanding at a rate equal to any of the following options which ESI, at its option shall select: (1) the bank's "prime rate", (ii) a floating rate equal to the bank's cost of funds rate plus 50 basis points, or (iii) a fixed rate for periods of 30, 60, 90 or 180 days equal to the LIBOR rate plus 50 basis points. Fees under these agreements on any unused portion are charged at ten hundredths of one percent per year. At December 31, 1995, ESI had no outstanding borrowings under these agreements.



REINSURANCE:



    Certain subsidiaries enter into reinsurance agreements in the normal course of their insurance business. Reinsurance on certain individual lives is ceded to reduce the risk on any one life. Additionally, Sanus maintains reinsurance under which it is insured for eligible hospital expenses incurred for each member which exceed a specified dollar amount during a year. These subsidiaries remain liable for the reinsurance ceded, if the reinsurer fails to meet its obligations. Premiums ceded by these subsidiaries for the years ended December 31, 1995, 1994 and 1993 in connection with reinsurance agreements totaled $3,201,000, $75,971,000 and $34,244,000, respectively. Benefit reserves have been reduced for reinsurance at December 31, 1995 and 1994 by $649,000 and $499,000, respectively.

                          NYLIFE INC. AND SUBSIDIARIES
                (AFFILIATES OF NEW YORK LIFE INSURANCE COMPANY)
       NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL POSITION (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 10 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)


    NYLUK assumed credit life and mortgage life risk business from third parties. Premiums assumed and the commissions incurred in connection with these reinsurance agreements for the year ended December 31, 1994 amounted to $58,758,000 and $48,419,000, respectively, and for the year ended December 31, 1993 amounted to $29,017,000 and $26,971,000, respectively.



INTEGRATION COSTS:



    During 1995, Sanus recorded a pretax charge of $10,000,000 relating to expenses incurred for the integration of Sanus' operations and certain of New York Life's group operations. Such costs related primarily to consulting, public relations and relocation charges. A remaining liability of $5,000,000 is included in accounts payable and accrued expenses as of December 31, 1995 and the related charge was included in selling, administrative and other costs for 1995.



OTHER:



    During 1990, NYLIFE entered into an agreement to provide a guarantee for the benefit of the shareholders of the MainStay Equity Index Fund. The guarantee provides that if, in ten years from the date of purchase, the net asset value is less than the original offering price, then NYLIFE will reimburse the shareholders for their loss of principal and restore the net asset value to the original offering price.



    The Company is also a defendant in other individual and alleged class actions arising from its operations. Most of these actions also seek substantial or unspecified compensatory and punitive damages. The Company is also from time to time involved as a party in various governmental, administrative and investigative proceedings and inquiries. Given the uncertain nature of litigation and regulatory inquiries, the outcome of the above and other actions pending against the Company cannot be predicted. The Company nevertheless believes that the ultimate outcome of all pending litigation should not have a material adverse effect on the Company's financial position; however, it is possible that settlements or adverse determinations in one or more actions or other proceedings in the future could have a material adverse effect on the Company's operating results for a given year.



    Additionally, certain subsidiaries are subject to minimum net worth restrictions pursuant to regulatory requirements and the terms of limited partnership and debt agreements. At December 31, 1995 and 1994, the net worth of these subsidiaries exceeded the related requirements.



    From January 1, 1995 through November 30, 1995, approximately 70% of ESI's pharmaceutical purchases were through one wholesaler. As of December 1, 1995, ESI has entered into a new primary wholesale relationship with another supplier. ESI anticipates that it will purchase a similar percentage of its pharmaceuticals from the new supplier. ESI believes that other alternative sources of pharmaceuticals are readily available.



NOTE 11 -- EMPLOYEE BENEFIT PLANS



LONG TERM PERFORMANCE PLAN:



    MacKay-Shields adopted a Long-Term Performance Plan ("the Plan") in 1988 pursuant to which key professionals earn an annual performance award or, at such time MacKay-Shields attains specified goals set forth in the Plan, the participants may elect to receive 20% of the market value of MacKay-Shields. At December 31,1994, MacKay-Shields achieved the specified goals set forth in the Plan and pursuant to Plan provisions, the participants elected to receive an amount equal to 20% of the fair market value of MacKay-Shields. Based on an independent valuation, such amount was determined to be $21,000,000 which was recorded as a liability at December 31, 1994. In accordance with the provisions of the plan, participants are also entitled to income on the unpaid amount of their

                          NYLIFE INC. AND SUBSIDIARIES
                (AFFILIATES OF NEW YORK LIFE INSURANCE COMPANY)
       NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL POSITION (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 11 -- EMPLOYEE BENEFIT PLANS (CONTINUED)


award. Interest expense and the related amount payable to participants have been accrued as of December 31, 1995. Approximately $16,600,000 of the obligation plus income related to this amount will be paid to the participants in three annual installments commencing in 1996. The remaining amount of the obligation will be paid in the years 1998 through 2000. For certain individuals, a portion of this amount may be adjusted based upon the investment performance of certain registered investment companies managed by MacKay-Shields.



OTHER:



    Certain subsidiaries sponsor defined contribution retirement, 401(k) and profit sharing plans for employees. Contributions to these plans during 1995, 1994 and 1993 totalled $1,794,000, $548,000 and $459,000, respectively.



NOTE 12 -- SUBSEQUENT EVENTS


    On January 1, 1996 New York Life combined the majority of its Group Department operations with those of Sanus and contributed its wholly-owned subsidiary, New York Life and Health Insurance Company ("NYLHIC"), to Sanus. NYLHIC, as of that date, had a tangible net worth of approximately $69,000,000. Effective on that date, the combined company began operations under the name NYLCare Health Plans, Inc., which continues to be a wholly-owned subsidiary of the company.



    Effective January 1, 1996, ESI and its wholly owned subsidiary ESI Canada, acquired certain assets, software licenses and the claims processing business of Eclipse Claims Services, Inc. ("Eclipse") for $1,015,000. Eclipse was a processor of Canadian pharmacy claims and was owned by The Manufacturers Life Insurance Company, the Prudential Insurance Company of America Canadian Operations ("Prudential"), Aetna Life Insurance Company of Canada ("Aetna"), and Metropolitan Life Insurance Company. The acquisition has been accounted for under the purchase method of accounting. The purchase price has been allocated to the assets acquired, based on their estimated fair values at the date of acquisition. Effective January 1, 1996, and in connection with the acquisition of certain assets and software licenses of Eclipse described above, ESI Canada signed an agreement with each of Aetna and Prudential pursuant to which ESI Canada will provide electronic drug claim processing and other pharmacy benefit management services in Canada for a period of five years. In addition, ESI, Canada is providing services to Crown Life Insurance Company, and is negotiating a formal contract.



    On January 2, 1996, NYLIFE paid $7,076,000 to purchase the shares owned by a remaining Founder of the Company, in accordance with his Termination, Severance and Stock Buyback agreement. Subsequent to this purchase, NYLIFE owned 100% of HealthCare.



    On February 13, 1996, The New York Life Irrevocable Trust of 1996, (the "Trust") was created to hold the stock of New York Life Settlement Corporation ("NYLSET"). NYLIFE, as Grantor of the Trust, transferred its 100% ownership of NYLSET to the Trust, making NYLIFE the beneficiary. The Trust has three trustees, two of whom are independent parties. The trustees are prohibited from voting in favor of any amendment to the certificate of incorporation of NYLSET or permitting NYLSET to incur any debt other than Structured Settlement obligations created by qualified assignments, sell, transfer, or otherwise dispose of any assets, merge or consolidate with any other entity or change its corporate purpose.

                          NYLIFE INC. AND SUBSIDIARIES
                (AFFILIATES OF NEW YORK LIFE INSURANCE COMPANY)
       NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL POSITION (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993



NOTE 12 -- SUBSEQUENT EVENTS (CONTINUED)


    In December 1995, the Aegis' Board of Directors approved a plan to close the business and dissolve Aegis in the event a suitable buyer could not be found. On March 5, 1996, the decision to dissolve Aegis and its subsidiary, Personal Financial Assistant Financial Centers was announced. Dissolution costs of approximately $4,437,000 have been accrued in 1995.



    In March 1996, Express Scripts filed a Form S-3 registration statement for an offering of 1,000,000 (1,150,000 if the underwriters' over allotment option is exercised) shares of its Class A Common Stock. The proceeds from this offering will be used for general corporate purposes. NYLIFE HealthCare will offer for sale 2,600,000 (2,990,000 if the underwriters' over allotment option is exercised) shares of Class A Common Stock upon conversion from Class B Common Stock owned by NYLIFE HealthCare.



    On February 15, 1996, SAMCO distributed $4,033,000 to the series A, B, and C holders, which included interest, quarterly principal repayment and additional principal repayment.



    NAFCO continues to borrow under the credit agreement with Barclays Bank PLC. As of April 11, 1996, $15,000,000 is outstanding pursuant to the Credit Agreement.



    NAFCO continues to borrow under the Master Note agreement with New York Life. As of April 11, 1996, $50,474,000 is outstanding pursuant to the Master Note Agreement.



    As of April 11, 1996, NYLIFE has received $30,076,000 of cash contributions from New York Life.



NOTE 13 -- SUBSEQUENT EVENTS (UNAUDITED)


    Pursuant to the S-3 registration statement filed in March 1996, Express Scripts sold 1,000,000 and 150,000 shares of its Class A Common Stock on April 16, 1996 and April 23, 1996, respectively for a total of $53,268,000 (net of underwriting and commission costs). NYLIFE HealthCare recognized a gain before taxes of approximately $16,000,000. In addition, NYLIFE HealthCare sold 2,600,000 and 390,000 shares of Class A Common Stock of its previously owned Express Scripts stock on April 16, 1996 and April 23, 1996, respectively for a total of $138,497,000 (net of underwriting and commission costs). As a result of the sale of its shares, NYLIFE HealthCare Management decreased its ownership of Express Scripts from 70% to 46% and its voting stock from 96% to 90%. The sale of shares by NYLIFE HealthCare resulted in a realized gain before taxes of approximately $131,000,000 and a reduction in the statutory valuation account, reflected in Stockholder's Equity, approximately $110,000,000.

                                   EXHIBIT A
                       EXECUTIVE SUMMARIES OF APPRAISALS

                  EXECUTIVE SUMMARY OF APPRAISAL OF EDEN WOODS

                           PROPERTY COUNSELORS, INC.

December 31, 1995

Mr. Steven F. Bowers
Vice President
Greystone Realty Corporation
1111 West 22nd Street
Suite 240
Oak Brook, Illinois 60521

                                                     Re:  Market Value Appraisal
                                                        Eden Woods Business
                                                     Center
                                                        Eden Prairie, Minnesota

Dear Mr. Bowers:

    At your request we have completed a market value appraisal of the leased fee interest in the office/ showroom building situated at the above captioned location. We have thoroughly analyzed the market and the property in arriving at our value estimate. The purpose of the following report is to outline the reasoning and the important factors considered in arriving at our value estimate. It contains a summary of the data gathered in our investigation and describes in detail the analysis that resulted in our conclusions.

    The subject property is comprised of three multi-tenant, office/showroom facilities. The Eden Woods Business Center has three single-story office/showroom buildings that have a combined total of 165,866 net rentable square feet, which consists of 92,764 square feet of office space (56%) and 73,102 square feet of warehouse space (44%).

    Our appraisal report conforms to the Uniform Standards of Professional Appraisal Practice (USPAP). This report should only be used by sophisticated users that have the opportunity to obtain a full understanding of the assumptions underlying the analysis.

    All factors considered, it is our opinion that the market value of the property BASED ON THE ASSUMPTIONS AND LIMITING CONDITIONS SET FORTH IN THIS REPORT as of December 31, 1995 is:

                   NINE MILLION TWO HUNDRED THOUSAND DOLLARS
                                   $9,200,000

    If you have any questions regarding our value estimate or analysis or require any additional information please contact the undersigned. We appreciate having the opportunity to be of service to you in this matter.

Respectfully submitted.

PROPERTY COUNSELORS, INC.

/s/ BRIAN D. FLANAGAN
- ---------------------------------------------
Brian D. Flanagan, MAI,
EXECUTIVE VICE PRESIDENT
State Certification No. 153-000103

                            SUMMARY OF SALIENT FACTS

NAME AND ADDRESS:                              Eden Woods Business Center
                                               10200-10300 Valley View Road
                                               Eden Prairie, Minnesota
LOCATION:                                      The  subject property is located on the north
                                               side of  Valley  View Road,  west  of  Golden
                                               Triangle  Drive  and  east  of  Flying  Cloud
                                               Drive.
PROPERTY DESCRIPTION:                          The subject  property is  comprised of  three
                                               multi-tenant, office/showroom facilities. The
                                               Eden   Woods   Business   Center   has  three
                                               single-story office/showroom  buildings  that
                                               have a combined total of 165,866 net rentable
                                               square  feet, which consists of 92,764 square
                                               feet of office space (56%) and 73,102  square
                                               feet  of warehouse  space (44%).  The site is
                                               irregular  in  shape,  contains  12.65  acres
                                               (551,034  square feet),  and has  901 feet of
                                               frontage on Valley  View Road.  The site  has
                                               on-site parking for 512 cars.
MARKET ANALYSIS:                               The   Twin  Cities  real  estate  market  has
                                               experienced a significant  comeback over  the
                                               past   24   months,   particularly   in   the
                                               industrial segment, after a period of decline
                                               in the  early 1990's.  In  June of  1993  the
                                               vacancy  rates for the industrial market as a
                                               whole,   the   Southwest   market    overall,
                                               including  bulk  warehouse,  office/ showroom
                                               and  office/warehouse  were  18.44   percent,
                                               15.90 percent, and 14.01 percent,
                                               respectively.  As of  June 1995,  these rates
                                               had dramatically decreased to 8.14, 5.74  and
                                               5.24 percent, respectively. Accompanying this
                                               tightening  of the market  has come increased
                                               net effective rental rates, decreased leasing
                                               concessions  and   some   new   construction,
                                               primarily  in  the  southern  suburbs. Asking
                                               lease  rates  at  the  subject  property  are
                                               currently  $8.50 per square foot for finished
                                               office space, and $4.00  per square foot  for
                                               warehouse  space, with  TI allowances  in the
                                               range of $10 to $15 per square foot of office
                                               area. Based on  our analysis  of the  subject
                                               property and its submarket, we have concluded
                                               that these asking rates are at market levels,
                                               and   that   rental  rates   throughout  this
                                               submarket are on the upswing.
HIGHEST AND BEST USE:                          It is our opinion  that the highest and  best
                                               use for the Eden Woods Business Center is for
                                               its   present   use  as   an  office/showroom
                                               facility.
INCOME CAPITALIZATION METHODOLOGY:             A Discounted  Cash  Flow (DCF)  Analysis  has
                                               been  prepared for the subject property based
                                               on the leases, rent roll, and other data that
                                               was provided to us. We used this  information
                                               as well as that

                                               obtained  from our market  analysis to arrive
                                               at a projected cash flow. Property income and
                                               expenses have  been projected  over the  next
                                               ten years, a residual sale assumed at the end
                                               of  this  period based  on  capitalizing year
                                               eleven N.O.I.,  and  all net  income  streams
                                               were  discounted and  totaled to  arrive at a
                                               market valuation. In arriving at discount and
                                               capitalization  rates   we   considered   the
                                               comparable  sales which  are detailed  in our
                                               report, as well as published surveys. We also
                                               analysed the subject property using a  direct
                                               capitalization  approach. The following rates
                                               were important to our analysis.
                                               GOING IN CAPITALIZATION RATE            9.35%
                                               DISCOUNT RATE:                        12.00%
                                               TERMINAL CAPITALIZATION RATE:           9.75%
                                               GROWTH RATE RENTAL:                    3.00%
                                               GROWTH RATE EXPENSES:                  3.00%
                                               GROWTH RATE TAX EXPENSE:               3.00%
VALUE INDICATIONS:
  LAND VALUE:                                  $1,500,000
  COST APPROACH:                               $9,800,000
  SALES COMPARISON APPROACH:                   $9,100,000
  INCOME CAPITALIZATION APPROACH:              $9,200,000
  FINAL VALUE ESTIMATE:                        $9,200,000
  VALUE PER SQUARE FOOT:                       $55.47
DATE OF VALUE:                                 December 31, 1995
INSPECTION DATE:                               December 4, 1995
MARKETABILITY CONSIDERATIONS:                  The  market  for   suburban  industrial   and
                                               office/  showroom in the Minneapolis/St. Paul
                                               metropolitan market has improved dramatically
                                               over the past  two years. A  sign of this  is
                                               that  in 1994 alone,  two REIT's purchased 54
                                               industrial  buildings   totaling   over   5.0
                                               million  square  feet of  leasable  area. The
                                               subject  is   situated   in   the   Southwest
                                               industrial   market,   which   is   generally
                                               regarded  as  the   most  desirable  in   the
                                               Minneapolis/St.  Paul  market.  It  is  fully
                                               occupied with some  tenant turnover  expected
                                               in  the near future. Given the quality of the
                                               subject  property,  and  the  current  market
                                               overall, we would expect that if the property
                                               were  aggressively  marketed  that  it  could
                                               reasonably be expected to  sell within a  six
                                               to 12 month time frame.

                             CERTIFICATION OF VALUE

    The undersigned do hereby certify that, except as otherwise noted in this appraisal report:

    -The statements of fact contained in this report are true and correct;

    -The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, and unbiased professional analyses opinions, and conclusions;

    -We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved;

    -Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the estimate, the attainment of a stipulated result, or the occurrence of a subsequent event;

    -Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice;

    -Brian D. Flanagan, has made a personal inspection of the property that is the subject of this report;

    -No one provided significant professional assistance to the person signing this report;

    -The reported analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standard of Professional Appraisal Practice of the Appraisal Institute;

    -The use of  this report  is subject to  the requirements  of the  Appraisal
     Institute relating to review by its duly authorized representatives.

    As of the date of this report, Brian D. Flanagan has completed the requirements of the continuing education program of the Appraisal Institute.

                      ASSUMPTIONS AND LIMITING CONDITIONS

    This appraisal report has been based on, and is subject to, the following general assumptions and limiting conditions:

    -The value reported is only applicable to the purpose, function, and terms stated in this report and shall not be used for any other purpose.

    -The appraisers have assumed that the reader(s) of this report is well versed in real estate and is a sophisticated and knowledgeable business person(s).

    -No responsibility is assumed for the legal description provided or for matters pertaining to legal or title considerations. Title to the property is assumed to be good and marketable unless otherwise stated. The property is appraised free and clear of any and all liens or encumbrances unless otherwise stated. It is assumed that the use of the land and improvements is confined within the boundaries or property lines of the property described and that there is no encroachment or trespass unless noted in the report.

    -Responsible ownership and competent property management are assumed.

    -The information furnished by others is believed to be reliable, but no warranty is given for its accuracy.

    -All engineering studies are assumed to be correct. The plot plans and illustrative material in this report are included only to help the reader visualize the property.

    -It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures that render it more or less valuable. No responsibility is assumed for such conditions or for obtaining the engineering studies that may be required to discover them.

    -It is assumed that the property is in full compliance with all applicable federal, state, and local environmental regulations and laws unless the lack of compliance is stated, described and considered in the appraisal report. It is assumed that all required licenses, certificates of occupancy, consents, and other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

    -It is assumed that the property conforms to all applicable zoning and use regulations and restrictions unless a nonconformity has been identified, described and considered in the appraisal report.

    -The appraisers shall not be required to give testimony as a witness or to appear in any capacity in any legal or administrative hearing or procedure, or to have any continued service responsibility unless compensated, by the engager of this report, in advance, according to their fee schedule then in effect.

    -Unless  otherwise  stated  in  this  report,  the  existence  of  hazardous materials, which may or may not be present on the property, was not observed by the appraiser. The appraiser has no knowledge of the existence of such material on or in the property. The appraiser, however is not qualified to detect such substances. The presence of substances such as asbestos, urea-formaldehyde foam insulation, and other potentially hazardous materials may affect the value of the property. The value estimated is predicated on the assumption that there are no such material on or in the property that would cause a loss in value. No responsibility is assumed for such conditions or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

    -The Appraisers are not engineers, no warranties are made by references to physical property characteristics in terms of quality, condition, cost, suitability, soil conditions, flood risk, obsolescence, etc., and no liability is assumed for any engineering-related issues.

    -Possession of this report or a copy thereof does not imply right of publication, nor use for any purpose by any other than the person to whom it is addressed, without the written consent of Property Counselors, Inc.

    -The liability of Property Counselors, Inc., and its employees is limited to the client. This appraisal was prepared specifically for our client, to whom this appraisal was addressed.

    -Cash   flow  projections  are  forecasts   of  estimated  future  operating
     characteristics and are predicated on the information and assumptions contained within the appraisal report. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may well vary from the projections contained herein. The appraisers do not warrant that these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of the appraisers. The appraisers are not trying to forecast the future but rather are attempting to replicate techniques utilized by market participants for properties similar to the subject.

    The Americans with Disabilities Act ("ADA") became effective January 26, 1992. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements for the ADA, could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of the ADA in estimating the value of the property.

                  EXECUTIVE SUMMARY OF APPRAISAL OF NEW MARKET

                                      USRC
                                U S R E A L T Y
                               CONSULTANTS, INC.

January 24, 1996
Mr. Gregory F. Cami
Greystone Realty Corporation
6201 Powers Ferry Road, Suite 300
Atlanta, GA 30339

RE:  NEW MARKET MALL
    COLUMBUS, FRANKLIN COUNTY, OHIO

Dear Mr. Camia:

    In accordance with the engagement letter dated November 28, 1995, we have appraised the property captioned above. The purpose of this appraisal is to estimate the market value of the leased fee interest in the subject. This report is to be used for internal decision-making purposes. The date as of which the market value estimate applies is December 15, 1995, which was also the date of our property inspection.

    The subject is located at the northeast quadrant of Interstate 270 and Sawmill Road in the city of Columbus, Franklin County, Ohio. It consists of a one-story, enclosed shopping center containing 172,461 square feet of rentable area situated on 15.856 acres. A complete description of the property, together with the sources of information and the bases of the estimates, are stated in the accompanying sections of this report. This appraisal has been completed in compliance with the Standards of Professional Practice of the Appraisal
Institute. Your attention is called to the Standard Conditions and the Certification which follow.

    Subject to all conditions and explanations contained in the accompanying report, our estimate of the market value of the leased fee interest in the subject, expressed in terms of financial arrangements equivalent to cash, as of December 15, 1995, is:

                             EIGHT MILLION DOLLARS
                                   $8,000,000

    The accompanying prospective financial analyses are based on estimates and assumptions developed in connection with the appraisal. Some assumptions, however, may not materialize, and unanticipated events and circumstances may occur; therefore, actual results achieved during the period covered by our prospective financial analyses may vary from our estimates and the variations may be material. Further, we have not been engaged to evaluate the effectiveness of management, and we are not responsible for future marketing efforts and other management actions upon which actual results will depend.

    This report, the final estimate of value, and the prospective financial analyses are intended solely for your information and assistance for the function stated and should not be relied upon for any other purpose. Neither our report nor any of its contents nor any reference to the appraisers or U S Realty Consultants, Inc. may be included or quoted in any document, offering circular or registration statement, prospectus, sales brochure, other appraisal, or other agreement without U S Realty Consultants, Inc.'s prior written approval of the form and context in which it appears.

Respectfully submitted,

U S REALTY CONSULTANTS, INC.

/s/ ROBERT J. FEELEY
Robert J. Feeley, MAI
VICE-PRESIDENT

I-4                               INTRODUCTION

EXECUTIVE SUMMARY
Property Identification                        New Market Mall
Property Location                              Northeast Quadrant of Interstate 270 and
                                               Sawmill Road
                                               Columbus, Franklin County, Ohio
Pertinent Dates:
  Date of Inspection                           December 15, 1995
  Date of Valuation                            December 15, 1995
Legal Interest Appraised                       Leased fee
Land Area                                      15.856 acres
Rentable Area                                  172,461 square feet
Highest and Best Use:
  As Though Vacant                             Retail development
  As Improved                                  Continued shopping center use
Indications of Value:
  Income Capitalization Approach:
   Discounted Cash Flow                        $8,000,000
   Terminal Capitalization Rate                10%
   Discount Rate                               12.5%
   $/Square Foot                               $46.39
  Sales Comparison Approach:                   $7,800,000
   $/Square Foot                               $45.23
  Land Valuation:                              $3,600,000
   $/Acre                                      +$225,000
  Insurable Value:                             $8,700,000
   $/Square Foot                               $50.45
Final Estimate of Market Value:                $8,000,000
  $//Square Foot                               $46.39

                                   EXHIBIT B
            CERTAIN DEFINED TERMS USED IN THE PARTNERSHIP AGREEMENT

    "Adjusted Capital Contribution" of a Limited Partner shall mean the Capital Contribution paid for or attributable to his Units reduced by the total of cash distributed to him and prior holders of his Units from Sales Proceeds and from the property reserve account (to the extent such reserves came from Net Proceeds rather than from operations).

    "Adjusted Cash From Operations" shall mean the cash funds of the Partnership provided from operations, including interest income from escrow investments and Temporary Investments, and cash revenues from the operation of Properties, without deduction for depreciation, but after deducting cash funds used to pay all other expenses.

    "Capital Contribution" shall mean $10 per Unit, which amount shall be attributed to each Unit in the hands of a subsequent holder.

    "Distributable Cash From Operations" shall mean Adjusted Cash From Operations, less the Partnership Management Fee, plus any amounts released from working capital reserves pursuant to Paragraph 3.2(i) of the Partnership Agreement, less any amounts set aside for additional working capital reserves.

    "Distributions" shall mean any cash or other property distributed to Partners arising from their interests in the Partnership, but shall not include any payments to the General Partners under the provisions of Paragraph 9 or Paragraph 10 of the Partnership Agreement.

    "Net Income" or "Net Loss" shall mean the taxable income or losses of the Partnership, as determined for federal income tax purposes.

    "Sales Proceeds" shall mean the Partnership's share of (i) the net cash received by a Joint Venture from the Sale or Disposition of any Property after retirement of applicable mortgage debt, if any, and all expenses related to the transaction, together with the principal amount of, and interest received on, any notes taken back by the Joint Venture upon the sale of a Property, or (ii) the net proceeds of a financing of a Property, provided that the Partnership may first use such proceeds to repay a mortgage on another Property or to increase the amount of working capital reserves.

    "Sale or Disposition" shall mean any transaction (other than the receipt of subscriptions for Units) not in the ordinary course of business, including, without limitation, sales (including foreclosure sales), exchanges or other dispositions of real or personal property, condemnations, recoveries of damage awards and insurance proceeds (other than damage awards or insurance proceeds used to repair or rebuild a Property or business or rental interruption insurance proceeds).

    "Subordinated Disposition Fee" shall mean the fee payable to the General Partners or their Affiliates, as described in Paragraph 9.8 of the Partnership Agreement. Section 9.8 of the Partnership Agreement provides that for real estate disposition services in connection with analyzing potential sales of Properties, recommending selling prices, terms and structure, identifying potential purchasers, analyzing offers, negotiating purchase contracts and managing the closing process, the Partnership shall pay the General Partners the Subordinated Disposition Fee. Such fee shall be paid only if the General Partners provide a substantial amount of services in the sales effort and shall not exceed the Partnership's percentage interest in each Joint Venture, multiplied by the lesser of (i) a percentage of the gross sales price of a Property equal to one-half of the Competitive Commission (I.E., an amount equal to the real estate brokerage fees customarily charged by independent real estate brokers which are reasonable, customary and competitive, taking into consideration the size, type and location of the Property), or (ii) up to 3% of the gross sales price of a Property.

    "Terminating Sale" shall mean any Sale or Disposition of a Property where the Partnership's share of the aggregate purchase price of all Properties which have been sold or disposed of exceeds 75% of the Partnership's share of the aggregate original purchase price of all Properties.

                                   EXHIBIT C
      NUMERICAL EXAMPLES OF ALTERNATIVE PAYMENTS IF SETTLEMENT IS APPROVED
                             (AS OF MARCH 31, 1996)


    The following schedule estimates, based on information available to the General Partners, the payments that a Limited Partner who purchased $10,000 worth of Units in June 1987 in the initial closing of the Public Offering could expect to receive under each of the four alternatives listed under "The Proposal and Reasons for the Proposal -- Summary of Potential Payments to Limited Partners If the Settlement Is Approved" as of March 31, 1996, before giving effect to the semi-annual distribution which occurred on May 15, 1996. This Limited Partner is referred to in this Exhibit as "LP." Limited Partners should refer to that section for a more detailed description of each of the alternatives.



    The estimates are based on the pro forma liquidation balance sheet of the Partnership dated as of March 31, 1996 and the assumptions stated therein, as well as the additional assumptions set forth below. While the General Partners believe that these assumptions are reasonable, the assumptions are inherently uncertain and unpredictable. In addition, the actual Cash Payment received by a Settling Limited Partner will differ from these estimates as a result of distributions made by the Partnership after March 31, 1996 (including the May 15, 1996 semiannual distribution), and revenues earned and expenses incurred by the Partnership after March 31, 1996, and may also be affected by the facts and circumstances of court approval, and other factors. The actual Cash Payment received by a Settling Limited Partner will also depend upon the amount paid for the Units and prior distributions received by the Settling Limited Partner as of the Final Settlement Date.


    As discussed under "The Proposal and Reasons for the Proposal -- Effect of Approval of the Proposal and the Settlement," the Liquidation Advance to a Settling Limited Partner will be equal to such Settling Limited Partner's share of Adjusted NAV and Distributable Working Capital. "Adjusted NAV" is the estimated market value as of December 31, 1995, as determined by the General Partners, of the Partnership's interests in the Joint Ventures, adjusted for any sales of Properties from December 31, 1995 to the Final Settlement Date.


    The General Partners have determined the estimated market value as of December 31, 1995 of the Limited Partners' aggregate share of the Partnership's interests in the Joint Ventures to be $11,862,204. In determining such estimated market value, the General Partners relied in part on the appraisals of the Properties prepared by the Appraisers. An appraisal is an estimate or opinion of value and cannot be relied upon as a precise measure of value or worth. The amount that may be realized upon sale of a Property may be more or less than its appraised value. None of the Appraisers solicited any offers or inquiries with respect to the Properties from potential purchasers, and therefore, the appraisals should not be construed to suggest that a buyer was, in fact, available or if one were available, that it would be willing to pay the appraised value. Accordingly, no assurance can be given as to the value that may be obtained upon sale of the Properties.

ASSUMPTIONS:

    1) LP is assumed to be an original purchaser of 1,000 Units in June 1987 which he, she or it purchased for $10 per Unit, or a total of $10,000, and has continuously held such Units since their purchase.


    2) Partnership activity after March 31, 1996 is not reflected in this schedule. The Partnership paid a semiannual distribution of $283,393 on May 15, 1996.



    3) The Limited Partners' aggregate share of the Adjusted NAV is $11,862,204, which is based in part on the appraisals of the Properties prepared by the Appraisers.



    4) The Liquidating Distribution is calculated based on the pro forma liquidation balance sheet as of March 31, 1996 and the assumptions set forth therein, and has not been adjusted to reflect the semi-annual distribution of $283,393 paid on May 15, 1996. The amounts which Settling Limited Partners could anticipate receiving pursuant to the Settlement, as indicated on the Eligibility Statement previously distributed to Limited Partners with the Preliminary Consent Solicitation Statement, were calculated based upon the Partnership's financial statements as of December 31, 1995 and distributions to Limited Partners through March 29, 1996. Nevertheless, the General Partners' estimate of the aggregate amount which each Settling Limited Partner will receive pursuant to the terms of the Settlement has not been reduced.



    5) Although the estimated Liquidation Advances include LP's share of the Partnership's Distributable Working Capital as of March 31, 1996, the actual Liquidation Advance will differ because Distributable Working Capital will be (a) adjusted by revenues earned and expenses incurred after March 31, 1996 and (b) reduced by distributions made to Limited Partners after March 31, 1996, including the semi-annual distribution paid on May 15, 1996.



       ACTION TAKEN                   LIMITED PARTNER'S
    REGARDING PROPOSAL               CLASS ACTION STATUS                      PAYMENTS TO BE RECEIVED
- ---------------------------  -----------------------------------  -----------------------------------------------
Proposal Approved            Settling Limited Partner             (i) Liquidation Advance of $4,570 plus (ii)
                                                                   Refund of $1,362 plus (iii) Excess of
                                                                   Liquidating Distribution over Liquidation
                                                                   Advance of $0. Total: $5,952
Proposal Approved            Non-Settling Limited Partner         Liquidating Distribution of $4,570

Proposal Not Approved        Settling Limited Partner             Distributions as provided under the Partnership
                                                                   Agreement plus at the New York Life
                                                                   Defendants' option, the Refund of $1,362

Proposal Not Approved        Non-Settling Limited Partner         Distributions as provided under the Partnership
                                                                   Agreement



    A Limited Partner who purchased $10,000 worth of Units in June 1987 in the initial closing of the Public Offering has received through May 15, 1996 total cash distributions from the Partnership of $4,048. Therefore, if the Proposal is approved, LP would receive (a) as a Settling Limited Partner, a Cash Payment of $5,952 that, when added to the prior distributions, would result in a return of $10,000, or (b) as a Non-Settling Limited Partner, a Liquidating Distribution of $4,570 that, when added to the prior distributions, would result in a return of $8,618.



    Based on the assumptions set forth above, if the Proposal is approved, the General Partners will not receive any Liquidating Distributions in respect of their general partner interests, but NYLIFE Realty will receive a Liquidating Distribution of $4.57 per Unit with respect to the 2,016.4 Units that it owns.

[APPENDIX]



                     NYLIFE REALTY INCOME PARTNERS I, L.P.
                                  CONSENT FORM



    (Side 1)



    THIS CONSENT IS SOLICITED ON BEHALF OF NYLIFE REALTY INCOME PARTNERS I, L.P. BY ITS GENERAL PARTNERS, NYLIFE REALTY INC. AND CNP REALTY INVESTMENTS INC. THIS SOLICITATION OF CONSENTS EXPIRES ON JULY 1, 1996 UNLESS EXTENDED OR TERMINATED EARLIER.



    The Units represented by this Consent, when properly executed, will be recorded as directed by the Limited Partner. IF NO DIRECTION IS GIVEN, UNITS WILL BE COUNTED AS GIVING CONSENT TO THE PROPOSAL (AS DEFINED BELOW). However, a Consent returned by a broker or nominee on which such person expressly indicates lack of discretionary authority to CONSENT to the Proposal will be treated as being AGAINST the Proposal. Please note that an abstention will be counted as being AGAINST the Proposal.



    The undersigned, acting with regard to all Units of limited partner interests held in NYLIFE Realty Income Partners I, L.P. (the "Partnership") with respect to which the undersigned is entitled to give his, her or its consent on the Record Date, hereby consents, denies consent or abstains from consenting, all as indicated on the reverse side hereof, to approve the proposal (the "Proposal") to dissolve and terminate the Partnership as described in the Definitive Solicitation Statement dated May , 1996, receipt of which, together with all amendments and supplements thereto, if any, is hereby acknowledged. Delivery of this Consent, when properly executed, will revoke any consent, failure to consent or abstention heretofore given with respect to such Units.



                       (Please Date and Sign on Reverse Side)

                                  CONSENT FORM



(Side 2)



/X/        PLEASE MARK VOTES
           AS IN THIS EXAMPLE



                                                                       THE BOARD OF DIRECTORS OF EACH OF THE GENERAL PARTNERS
                                                                                 RECOMMENDS CONSENT TO THE PROPOSAL



                                                                CONSENT    AGAINST    ABSTAIN
1.         TO APPROVE THE DISSOLUTION AND
           TERMINATION OF THE PARTNERSHIP (check one box).        / /        / /        / /



           PLEASE  MARK, SIGN, DATE AND  RETURN THIS CONSENT PROMPTLY USING
           THE ENCLOSED PRE-PAID  ENVELOPE OR  DELIVER TO:   NYLIFE  Realty
           Inc.   c/o  New  York  Life  Limited  Partnership  Class  Action
           Administrator, P.O. Box  9224, Boston, Massachusetts  02205-8622
           if  sent  by  United  States  mail,  or  New  York  Life Limited
           Partnership Class  Action  Administrator, c/o  Boston  Financial
           Data  Services, Inc., 1250 Hancock Street, Quincy, Massachusetts
           02169 if sent by hand delivery or delivery service. If you  have any  questions, please call  1-800-278-4117. Facsimile copies of the Consent Form, properly completed and duly executed, will  be accepted at 1-617-774-5623.

           YOU  MAY REVOKE THIS CONSENT AT ANY TIME PRIOR TO THE EXPIRATION
           DATE (AS DEFINED IN THE DEFINITIVE SOLICITATION STATEMENT).
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
Please be sure to sign and
date this Consent.              Date
                                                                Please sign exactly  as your name  appears hereon. Joint  owners
                                                                should   each   sign.  When   signing  as   attorney,  executor,
                                                                administrator, trustee or  guardian, please give  full title  as such.  If  a  corporation,  please  sign  in  corporate  name by
                                                                President or other authorized officer. If a partnership,  please sign in partnership name by authorized person.
  Limited Partner sign here           Co-owner sign here
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                               INDEX TO EXHIBITS



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
EXHIBIT
- --------------------
1.            --      Letter from President
2.            --      Consent of Property Counselors, Inc.
3.            --      Consent of US Realty Consultants, Inc.
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